Exhibit 10.1

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

Dated as of February 18, 2014

Between:

THE ROYAL BANK OF SCOTLAND PLC, as Buyer,

PENNYMAC CORP., as a Seller,

PENNYMAC HOLDINGS, LLC, as a Seller,

and

PENNYMAC OPERATING PARTNERSHIP, L.P., as a Seller

TABLE OF CONTENTS

1.	APPLICABILITY	1
2.	DEFINITIONS AND ACCOUNTING MATTERS	1
3.	THE TRANSACTIONS	27
4.	PAYMENTs; COMPUTATION	32
5.	TAXES; TAX TREATMENT	33
6.	MARGIN MAINTENANCE	35
7.	INCOME PAYMENTS	35
8.	SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT	36
9.	CONDITIONS PRECEDENT	39
10.	RELEASE OF PURCHASED ASSETS	44
11.	RELIANCE	45
12.	REPRESENTATIONS AND WARRANTIES	45
13.	COVENANTS OF SELLER	53
14.	REPURCHASE DATE PAYMENTS	62
15.	REPURCHASE OF PURCHASED assetS	62
16.	SPECIAL PURPOSE ENTITY PROVISIONS	63
17.	ACCELERATION OF REPURCHASE DATE	63
18.	EVENTS OF DEFAULT	64
19.	REMEDIES	67
20.	DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE	69
21.	NOTICES AND OTHER COMMUNICATIONS	70
22.	USE OF EMPLOYEE PLAN ASSETS	72
23.	INDEMNIFICATION AND EXPENSES	72
24.	WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS	73
25.	REIMBURSEMENT	73
26.	FURTHER ASSURANCES	73
27.	TERMINATION; SURVIVAL	73
28.	SEVERABILITY	74
29.	BINDING EFFECT; GOVERNING LAW	74
30.	AMENDMENTS	74
31.	SUCCESSORS AND ASSIGNS	74
32.	CAPTIONS	74
33.	COUNTERPARTS	74
34.	SUBMISSION TO JURISDICTION; WAIVERS	75
35.	WAIVER OF JURY TRIAL	75
36.	ACKNOWLEDGEMENTS	75
37.	HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS	76
38.	ASSIGNMENTS; PARTICIPATIONS	76
39.	SINGLE AGREEMENT	76
40.	INTENT	77

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41.	CONFIDENTIALITY	77
42.	SERVICING	78
43.	PERIODIC DUE DILIGENCE REVIEW	79
44.	SET-OFF	80
45.	ENTIRE AGREEMENT	80

SCHEDULES

SCHEDULE 1      Representations and Warranties re: Assets

SCHEDULE 2      Filing Jurisdictions and Offices

SCHEDULE 3      Relevant States

SCHEDULE 4      Subsidiaries

SCHEDULE 5      Subservicers

EXHIBITS

EXHIBIT A          Form of Monthly Certification

EXHIBIT B          Reserved

EXHIBIT C          Reserved

EXHIBIT D          Reserved

EXHIBIT E          Underwriting Guidelines

EXHIBIT F           Required Fields for Servicing Transmission

EXHIBIT G          Required Fields for Asset Schedule

EXHIBIT H          Form of Confidentiality Agreement

EXHIBIT I           Form of Participation Certificate

EXHIBIT J           Form of Security Release Certification

EXHIBIT K          Form of Trade Assignment

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MASTER REPURCHASE AGREEMENT, dated as of February 18, 2014, among PennyMac Corp., a Delaware corporation, as seller (“PMC” or “Seller”), PennyMac Holdings, LLC, a Delaware limited liability company (“PMH” or “Seller”), PennyMac Operating Partnership, L.P. (“POP” or “Seller”, and together with PMC and PMH, the “Sellers”) and The Royal Bank of Scotland plc (“Buyer”).

1.                                      APPLICABILITY

Buyer shall with respect to the Committed Amount and may in its sole discretion with respect to the Uncommitted Amount, from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which a Seller transfers to Buyer Eligible Loans or 100% beneficial interests in Eligible Loans evidenced by Eligible Participation Certificates or Eligible REO Equity Interests backed by Eligible Underlying Assets (including the proportionate increase in value of the Eligible REO Equity Interests related to one or more Eligible Underlying Assets), which shall be exchanged for Eligible Securities, against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to such Seller Purchased Assets at a date certain, against the transfer of funds by such Seller.  Each such transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement.  It is hereby understood and agreed that the repurchase facility provided for in this Agreement with respect to the Uncommitted Amount is an uncommitted facility.

2.                                      DEFINITIONS AND ACCOUNTING MATTERS

(a)           Defined Terms. As used herein, the following terms have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Ability to Repay Rule” shall mean 12 CFR 1026.43(c).

“Accepted Servicing Practices” shall mean with respect to any Loan, those accepted and prudent mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type as the Loans and REO property in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with the requirements of the Agency Guidelines, applicable law, FHA Regulations and VA Regulations and the requirements of any private mortgage insurer so that the FHA Mortgage Insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Loan is not voided or reduced, as applicable, and in a manner at least equal in quality to servicing the applicable Servicer provides to mortgage loans and REO property which it owns in its own portfolio.

“Additional Purchased Assets” shall have the meaning specified in Section 6(a) hereof.

“Adjustable Rate Loan” shall mean a Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

“Adjusted Tangible Net Worth” shall mean, with respect to any Person, as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, deferred taxes, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued or mortgage servicing rights retained by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

“Adjustment Date” shall mean with respect to each Adjustable Rate Loan, the date set forth in the related Note on which the Mortgage Interest Rate on the Loan is adjusted in accordance with the terms of the Note.

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and which shall include any Subsidiary of such Person.  For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.  Notwithstanding the foregoing, for the purposes of this Agreement, it is expressly understood and agreed that the “Affiliates” of each Seller, REO Entity and Guarantor shall be limited to Guarantor and its wholly-owned Subsidiaries.

“Agency” shall mean Freddie Mac and Fannie Mae, as applicable.

“Agency Audit” shall mean any Agency, FHA and HUD audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such Agency).

“Agency Eligible Loan” shall mean a Loan that is originated in Strict Compliance with the Agency Guidelines and the eligibility requirements specified for the applicable Agency Program, FHA or VA, as applicable, and is either (i) eligible for sale to, or securitization by, Fannie Mae or Freddie Mac or (ii) is an FHA Loan or a VA Loan.

“Agency Guidelines” shall mean the Fannie Mae Guide, Freddie Mac Guide, FHA Regulations and/or the VA Regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time.

“Agency Program” shall mean the Fannie Mae Program and/or the Freddie Mac Program, as the context may require.

“Agency Takeout Loan” shall mean a Loan that is an Agency Eligible Loan (other than a Pooled Loan) and is subject to a Takeout Commitment of the kind described in clause (a) of the definition of “Takeout Commitment.”

“Agreement” shall mean this Master Repurchase Agreement (including all exhibits, schedules and other addenda hereto or thereto), as supplemented by the Pricing Side Letter, as it may be amended, further supplemented or otherwise modified from time to time.

“ALTA” shall mean the American Land Title Association.

“Applicable Margin” shall have the meaning assigned thereto in the Pricing Side Letter.

“Applicable Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

“Appraised Value” shall mean, with respect to any Loan or REO Property, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Loan or REO Property as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a Loan the proceeds of which are not used for the purchase of the Mortgaged Property, such value shall be based solely on the appraisal made in connection with the origination of such Loan.

“Approvals” shall mean, with respect to a Seller, the approvals obtained by the applicable Agency in designation of such Seller as a HUD-approved mortgagee pursuant to Section 203 of the National Housing Act, a Fannie Mae approved lender or a Freddie Mac approved Seller/Servicer, as applicable, in good standing.

“Approved Title Insurance Company” shall mean a title insurance company that has not been disapproved by Buyer in its reasonable discretion in a written notice to Custodian and Sellers by Buyer.

“Asset” shall mean a Loan (including, for the avoidance of doubt, Repledge Assets) or 100% beneficial interest in a Loan that is a Related Loan, a Participation Certificate, Security or an REO Equity Interest owned by a Seller or Underlying Asset owned by REO Entity, as the context may require.

“Asset Documents” shall mean the Loan Documents or the REO Property Documents, as applicable.

“Asset File” shall mean the Mortgage File or the REO Property File, as applicable.

“Asset Schedule” shall mean the list of Purchased Assets or Assets proposed to be purchased by Buyer that will be delivered in hard copy or electronic format to Buyer and shall incorporate the fields identified on Exhibit G hereto, and any other information required by Buyer and any other additional information to be provided pursuant to the Custodial Agreement, and which shall also be separately delivered to Buyer using the Uniform Loan Delivery Dataset format approved by Fannie Mae and Freddie Mac with respect to Purchased Assets or Assets that are Agency Eligible Loans, Agency Takeout Loans and Related Loans.

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

“Attorney Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, Section 101 et seq., as amended from time to time

“Best’s” shall mean Best’s Key Rating Guide, as the same shall be amended from time to time.

“BPO” shall mean an opinion of the fair market value of a Mortgaged Property or REO Property given by a licensed real estate agent or broker (reasonably acceptable to Buyer) which generally includes three comparable sales and three comparable listings.

“BPO Value” shall mean the stated dollar value contained in a BPO.

“Breakage Costs” shall have the meaning assigned thereto in Section 3(h) herein.

“Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian’s offices, banking and savings and loan institutions in the State of New York, Connecticut or California, the City of New York or the city or state in which the Custodian’s offices are located are closed, (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted or (iv) a day listed as a “Recommended Close”, or a time after 2:00 p.m. (Eastern time) on any day listed as a “Recommended Early Close, in each case as set forth on http://www.sifma.org/services/holiday-schedule/.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or un-certificated) in any limited liability company, any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all other trust certificates representing ownership of the related trust, and any and all warrants or options to purchase any of the foregoing.

“Cash Equivalents” shall mean (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control” shall mean, with respect to a Seller, the acquisition by any other Person, or two or more other Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding Equity Interests of such Seller at any time if after giving effect to such acquisition (i) such Person or Persons owns twenty percent (20%) or more of such Equity Interests, (ii) Guarantor does not own more than fifty (50%) of outstanding Equity Interests in POP, (iii) POP does not own more than fifty (50%) of outstanding Equity Interests of PMH or PMC, as applicable, or (iv) PMC ceases to control or own, directly or indirectly, 100% of the Equity Interests in REO Entity.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“COBRA” shall have the meaning assigned thereto in Section 12(p) hereof.

“Collection Account” shall mean each account established by Sellers in accordance with Section 13(ii) for the benefit of Buyer as further set forth in the Collection Account Control Agreement.

“Collection Account Control Agreement” shall mean the collection account control agreement dated as of February 18, 2014 among Buyer, Sellers, Servicer, REO Entity and Control Bank, in form and substance acceptable to Buyer to be entered into with respect to each Collection Account, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Commitment Fee” shall have the meaning assigned thereto in the Pricing Side Letter.

“Committed Amount” shall mean $250,000,000.

“Confirmation” shall have the meaning assigned thereto in Section 3(a) hereof.

“Contractual Obligation” shall mean as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

“Control Bank” shall mean City National Bank, or its successors and permitted assigns, or any successor depositary bank appointed by Buyer and Sellers to act as control bank under this Agreement.

“Conversion Date” shall mean, (i) with respect to a Purchased Participation Certificate, the date on which Buyer releases its rights, title and interest in the Related Loans and the Related Security is registered as a book-entry security in the name of the Depository, (ii) with respect to any Asset that is a Loan that has been foreclosed upon, either (x) with respect to Loans as to which the related Mortgaged Property is located in jurisdictions in which a post-foreclosure sale administrative process of redemption, ratification, confirmation or other similar process is required by law to be undertaken by the applicable authorities prior to the issuance of the related deed, the date on which such process is concluded and the related deed has been prepared and sent for recording, or (y) in all other cases, the date on which the foreclosure sale is completed, (iii) with respect to any Purchased Asset that is an Eligible Loan sold by PMH to Buyer in a Transaction, the date on which such Purchased Asset becomes a Repledge Asset subject to a Repledge Transaction, and (iv) with respect to any Purchased Asset that is an Agency Eligible Loan sold by POP to Buyer in a Transaction, the date on which such Agency Eligible Loan is repurchased by PMC from POP under the PMC/POP Repurchase Agreement and pledged by PMC hereunder as a Pooled Loan.

“Custodial Agreement” shall mean the Custodial and Disbursement Agreement, dated as of February 18, 2014 among Sellers, Buyer, Disbursement Agent, REO Entity and Custodian as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodian” shall mean Deutsche Bank National Trust Company, or its successors and permitted assigns, or any successor custodian appointed by Buyer and Sellers to act as custodian under this Agreement.

“Custodian Loan Transmission” shall have the meaning assigned thereto in the Custodial Agreement.

“Default” shall mean an Event of Default or any event that, with the giving of notice or the passage of time or both, would become an Event of Default.

“Delinquent Asset” shall mean a Performing Loan, a Re-Performing Loan, a Modified Loan, a Non-Performing Loan and/or an REO Property, as the context may require; provided that a Delinquent Asset shall not include any Loan that qualifies as an Agency Eligible Loan, a Third Party Takeout Loan or a Jumbo Loan.

“Depository” shall have the meaning set forth in the glossary of the Fannie Mae Guide or the Freddie Mac Guide, as applicable.

“Disbursement Agent” shall mean Deutsche Bank National Trust Company, or its successors and permitted assigns, or such other disbursement agent as may be mutually agreed to by Buyer and Sellers.

“Document Deficient Loan” shall mean any closed Loan for which the Custodian has not received a complete Mortgage File from a Seller.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.

“Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 43 hereof with respect to any or all of the Loans or Sellers, Servicer or related parties, as desired by Buyer from time to time.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 9(a) have been satisfied.

“Electronic Tracking Agreement” shall mean the electronic tracking agreement, to be entered into, among Buyer, Sellers (or a Servicer on behalf of Seller), MERSCORP Holdings, Inc. and MERS, in form and substance acceptable to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time; provided that if no Loans are or will be MERS Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

“Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof.  An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).

“Eligible Asset” shall mean an Eligible Loan, an Eligible Participation Certificate,  an Eligible Security, Eligible REO Equity Interests, and/or Eligible Underlying Assets owned by REO Entity as the context may require.

“Eligible Loan” shall mean a First Lien Agency Eligible Loan, Jumbo Loan, Third Party Takeout Loan or Loan that is a Delinquent Asset (i) as to which the representations and warranties in Section 12(v) and 12(w) and Schedule 1, Part I or Part IV, as applicable, of the Agreement are true and correct, (ii) that was originated or acquired by a Seller in accordance with such Seller’s or Buyer approved third party’s Underwriting Guidelines; provided, that such Loan was also originated in accordance with the Agency Guidelines; provided further, that this subclause (ii) shall not apply to a Loan that is a Delinquent Asset, (iii) that contains all required Loan Documents without Exceptions unless otherwise waived by Buyer, (iv) that does not cause the applicable sublimits set forth in the Pricing Side Letter to be exceeded, (v) that does not remain subject to a Transaction for longer than the applicable “Permitted Number of Days Subject to a Transaction” set forth in the Pricing Side Letter, (vi) that complies with all applicable criteria set forth in the Pricing Side Letter, and (vii) that satisfies such other customary criteria for eligibility determined by Buyer. Except as otherwise permitted in the Pricing Side Letter, no Loan shall be an Eligible Loan:

1.              that Buyer determines, in its reasonable discretion is not eligible for sale in the secondary market or for securitization without unreasonable credit enhancement;

2.              as to which the related Mortgage File has been released from the possession of the Custodian under Section 5(a) of the Custodial Agreement to a Seller or its bailee for a period in excess of ten (10) calendar days (or if such tenth day is not a Business Day, the next succeeding Business Day);

3.              as to which the related Mortgage File has been released from the possession of the Custodian (i) under Section 5(b) of the Custodial Agreement under any Transmittal Letter in excess of the time period stated in such Transmittal Letter for release, or (ii) under Section 5(c) of the Custodial Agreement under an Attorney Bailee Letter, from and after the date such Attorney’s Bailee Letter is terminated or ceases to be in full force and effect;

4.              other than a Loan that is a Delinquent Asset, in respect of which (a) the related Mortgaged Property is the subject of a foreclosure proceeding or (b) the related Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise;

5.              if (a) the related Note or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker thereof, subject to no right of rescission, set-off, counterclaim or defense, or (b) such Mortgage, is not a valid, subsisting, enforceable and perfected First Lien on the Mortgaged Property;

6.              other than a Loan that is a Delinquent Asset, in respect of which the related Mortgagor is the subject of a bankruptcy proceeding;

7.              other than a Loan that is a Delinquent Asset, if the related Mortgagor has not made its first contractually due payment on such Loan within thirty (30) days of the related Due Date therefor;

8.              other than a Loan that is a Delinquent Asset, if such Loan is thirty (30) or more days past due;

9.              if the Purchase Price of such Loan, when added to the aggregate outstanding Purchase Price of all Purchased Loans that are then subject to Transactions, exceeds the Maximum Aggregate Purchase Price;

10.       if such Loan is secured by real property improved by manufactured housing; or

11.       if such Loan is a Delinquent Asset, such Loan is not acceptable to Buyer in its sole discretion as of the initial related Purchase Date.

“Eligible Participation Certificate” shall mean a Participation Certificate (i) that represents a 100% beneficial interest in a pool of Eligible Loans that are Pooled Loans (together with all related Servicing Rights), (ii) that is sufficient for PMC to sell and Fannie Mae or Freddie Mac to issue, the Related Security in the amount and with the terms described in the related Takeout Commitment, and (iii)

as to which the Takeout Price set forth in the related Takeout Commitment is for an amount that is not less than the outstanding Repurchase Price for such Participation Certificate.

“Eligible REO Equity Interests” shall mean REO Equity Interests as to which (x) each of the representations and warranties in Sections 12(q) and (aa) are true and correct in all material respects and (y) PMC is the current registered holder immediately prior to the initial Purchase Date hereunder.

“Eligible REO Property” shall mean an REO Property that meets each of the following criteria:

1.              each of the representations and warranties in Schedule 1, Part III of the Agreement are true and correct in all material respects;

2.              all of the legal, beneficial and economic ownership title and right to the REO Property is owned by REO Entity;

3.              a BPO with respect to the REO Property that is no older than three (3) months shall have been delivered to Buyer;

4.              the REO Property shall have been inspected by the related Servicer at least once every month;

5.              the related REO Property File contains all required REO Property Documents without Exceptions unless otherwise waived by Buyer in its sole discretion;

6.              the REO Property shall not be subject to a Transaction for more than the applicable Permitted Number of Days Subject to a Transaction, as described on Exhibit A to the Pricing Side Letter;

7.              subject to the requirements of the applicable Custodial Agreement, the Custodian is in possession of each document for such REO Property that comprises the REO Property File other than those documents reflected on the most recent Exception Report as missing, the absence of which does not materially and adversely affect the value or marketability of such REO Property as determined by Buyer in its reasonable discretion; and

8.              such REO Property is acceptable to Buyer in its sole discretion as of the initial related Purchase Date.

“Eligible Security” shall mean a Security that is a Related Security (i) as to which the representations and warranties in Schedule 1, Part II of the Agreement are true and correct, (ii) that is issued on the related Conversion Date in Strict Compliance with the applicable Agency Guidelines, (iii) for which a CUSIP has been issued and provided to Buyer, (iv) that is backed solely by Eligible Loans that are Pooled Loans that were subject to Transactions immediately prior to the issuance of the Security, (v) that is delivered in a manner sufficient to cause Buyer to have a perfected, first priority security interest in, and to be the “entitlement holder” (as defined in Section 8-102(a)(7) of the Uniform Commercial Code of, such Security, (vi) for which the related Conversion Date occurs on or prior to the related Settlement Date, (vii) in respect of which a duly executed Trade Assignment together with a copy of the Takeout Commitment is received by Buyer at least three (3) days prior to the related Settlement Date and (viii) that is purchased by the Takeout Investor on the related Settlement Date.

“Eligible Underlying Asset” shall mean an Eligible Loan or an Eligible REO Property owned by REO Entity, as to which 100% of the beneficial interests therein are represented by the REO Equity Interests owned by PMC, as the context shall require.

“Equity Interests” shall mean, with respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any entity, whether or not incorporated, that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which a Seller is a member.

“Escrow Payments” shall mean, with respect to any Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Note or Mortgage or any other document.

“Event of Default” shall have the meaning provided in Section 18 hereof.

“Exception” shall have the meaning assigned thereto in the Custodial Agreement.

“Exception Report” shall mean the exception report prepared by the Custodian pursuant to the Custodial Agreement.

“Executive Order” shall mean Executive Order 13224— Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

“Fannie Mae” shall mean Fannie Mae, or any successor thereto.

“Fannie Mae Guide” shall mean the Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.

“Fannie Mae Program” shall mean the Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guide.

“FATCA” shall mean Section 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Loan” shall mean a Loan that is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” shall mean mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the National Housing Act, as amended, codified in 24 Code of Federal Regulations, and provided by the FHA.

“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Loan.

“FHA Mortgage Insurance Proceeds” shall mean with respect to each Loan, Insurance Proceeds with respect to any FHA Mortgage Insurance Contract.

“FHA Regulations” shall mean regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“First Lien” shall mean with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first Lien on the Mortgaged Property subject to no other prior Liens on such Mortgaged Property securing financing obtained by the related Mortgagor except Permitted Exceptions.

“Freddie Mac” shall mean Freddie Mac, or any successor thereto.

“Freddie Mac Guide” shall mean the Freddie Mac Sellers’ and Servicers’ Guide, as such Guide may hereafter from time to time be amended.

“Freddie Mac Program” shall mean the Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.

“Funding Fee” shall have the meaning assigned thereto in the Pricing Side Letter.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America.

“Ginnie Mae” shall mean the Government National Mortgage Association and its successors in interest, a wholly-owned corporate instrumentality of the government of the United States of America.

“Governmental Authority” shall mean with respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

“Gross Margin” shall mean with respect to each Adjustable Rate Loan, the fixed percentage amount set forth in the related Note and the Asset Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Note to determine the new Mortgage Interest Rate for such Loan.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean PennyMac Mortgage Investment Trust, a Maryland real estate investment trust.

“Guaranty” shall mean that certain Guaranty, dated as of February 18, 2014, made by Guarantor in favor of Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“HARP Loan” shall mean any Mortgage Loan that has been modified under the U.S. Department of the Treasury’s Home Affordable Refinance Program.

“HUD” shall mean the Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance.  The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Ginnie Mae.

“Income” shall mean, with respect to any Purchased Asset at any time, any principal and/or interest thereon, all FHA Mortgage Insurance Proceeds and all other income, receipts, distributions, dividends, payments, collections, prepayments, recoveries, proceeds (including, without limitation, any insurance and condemnation proceeds and any proceeds received in respect of private mortgage insurance)) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of the Purchased Asset or related Underlying Asset, including prepayment fees, extension fees, exit fees, any rental payments, if any, and all proceeds of any Purchased Asset or Underlying Asset received upon any Sale and Disposition, any securitization, third party sales or other transfers (including such sales and transfers that are consummated in connection with or in contemplation of a repurchase of such Purchased Asset), liquidation, foreclosure, short sale or other disposition, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, insurance payments, judgments, settlements and proceeds, (d) all payments received from hedge counterparties pursuant to any interest rate protection agreements related to such Purchased Asset or Underlying Asset; and (e) all other “proceeds” as defined in Section 9-102(64) of the UCC, including all collections or distributions thereon or other income or receipts therefrom or in respect thereof, but not including any commitment fees, origination fees and/or servicing fees accrued in respect of periods on or after the Purchase Date with respect to such Purchased Asset; provided, that any amounts that under the applicable Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) the holder of the related Purchased Asset or Underlying Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (ii) such amounts are no longer required to be held for such purpose under such Asset Documents, or (iii) such amounts may be applied to all or a portion of the outstanding indebtedness under such Asset Documents.

“Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person evidenced by a note, bond, debenture or similar instrument. Notwithstanding the foregoing, “Indebtedness” shall not include non-recourse indebtedness, including non-recourse indebtedness created in connection with a securitization transaction.

“Index” shall mean with respect to each Adjustable Rate Loan, the index identified on the related Asset Schedule and set forth in the related Note for the purpose of calculating the interest rate thereon.

“Instruction Letter” shall mean a letter agreement between Sellers and each Servicer or Subservicer, as applicable, substantially in the form and substance agreed to by Buyer and Sellers.

“Insurance Proceeds” shall mean with respect to each Loan, proceeds of insurance policies insuring the Loan or the related Mortgaged Property.

“Interest Only Loan” shall mean a Loan which, by its terms, requires the related Mortgagor to make monthly payments of only accrued interest for a certain period of time following origination. After such interest-only period, the loan terms provide that the Mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Loan will amortize fully on or prior to its final payment date.

“Interest Period” shall mean, with respect to any Transaction, the period commencing on the Purchase Date with respect to such Transaction and ending on the calendar day prior to the related Repurchase Date.  Notwithstanding the foregoing, no Interest Period may end after the Termination Date.

“Interest Rate Protection Agreement” shall mean with respect to any or all of the Purchased Assets or Underlying Assets, any interest rate swap, cap or collar agreement or any other applicable hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies entered into by a Seller and reasonably acceptable to Buyer.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

“Joint Account Control Agreement” shall mean that certain amended and restated joint account control agreement, entered into by and among Deutsche Bank National Trust Company, as depositary bank and paying agent, PMC, Bank of America, N.A., Citibank, N.A., Credit Suisse First Boston Mortgage Capital LLC, Morgan Stanley Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC and Buyer, as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Joint Securities Account Control Agreement” shall mean that certain amended and restated joint securities account control agreement, entered into by and among Deutsche Bank National Trust Company, as depositary bank and paying agent, PMC, Bank of America, N.A., Citibank, N.A., Credit Suisse First Boston Mortgage Capital LLC, Morgan Stanley Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC and Buyer, as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Jumbo Loan” shall mean a Loan that is originated in Strict Compliance with the Agency Guidelines and the eligibility requirements specified for the applicable Agency Program, FHA or VA, as applicable and other Underwriting Guidelines as may be approved by Buyer in its sole discretion, other than principal balance limitations therein, and is otherwise acceptable to Buyer in its sole discretion.

“LIBO Base Rate” shall mean the rate for eurodollar deposits for a period equal to one-month appearing on page Reuters Screen LIBOR01 Page or if such rate ceases to appear on page Reuters Screen LIBOR01 Page, on any other service providing comparable rate quotations at approximately 11:00 a.m., London time, on the applicable date of determination, or, with respect to periods of more or less than one-month, such interpolated rate as determined by Buyer.

“LIBO Rate” shall mean with respect to each Interest Period pertaining to a Transaction, a rate (reset on a monthly basis) per annum determined by Buyer in its sole discretion in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by Buyer shall be conclusive absent manifest error by Buyer:

LIBO Base Rate
1.00 – LIBO Reserve Requirements

The LIBO Rate shall be calculated, with respect to each Transaction, on each related Purchase Date commencing with the first Purchase Date.

“LIBO Reserve Requirements” shall mean for any Interest Period for any Transaction, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to Buyer in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Loan” shall mean a First Lien mortgage loan secured by a Mortgage on a one to four family residential property, together with the Servicing Rights thereon, which the Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, and which Loan includes, without limitation, (i) a Note, the related Mortgage and all other Loan Documents and (ii) all right, title and interest of a Seller or REO Entity, as applicable, in and to the Mortgaged Property covered by such Mortgage.

“Loan Documents” shall mean, with respect to a Loan, the documents comprising the Mortgage File for such Loan.

“Loan-to-Value Ratio” or “LTV” shall mean with respect to any Loan, the ratio of the outstanding principal amount of such Loan at the time of origination to the lesser of (a) the Appraised

Value of the related Mortgaged Property at origination of such Loan and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Loan, the purchase price of the related Mortgaged Property.

“Margin Call” shall have the meaning assigned thereto in Section 6(a) hereof.

“Margin Deficit” shall have the meaning assigned thereto in Section 6(a) hereof.

“Market Value” shall mean the value, on any date of determination, determined by Buyer in its sole good faith discretion on such date, taking into account customary factors, including without limitation, market factors where the Assets may be sold in their entirety to a single third-party purchaser under circumstances in which a Seller is in default under this Agreement.  Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer.  Buyer shall have the right to mark to market the Assets on a daily basis which Market Value with respect to one or more of the Assets may be determined to be zero. Sellers acknowledge that Buyer’s good faith determination of Market Value is for the limited purpose of determining the value of Purchased Assets and the related Underlying Assets which are subject to Transactions hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Assets achieved by obtaining competing bids in an orderly market in which no Seller is in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing due diligence.  The Market Value shall be deemed to be zero with respect to each Asset that is not an Eligible Asset.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations, financial condition or prospects of a Seller, Guarantor or any of its respective Affiliates or Subsidiaries, (b) the ability of a Seller or Guarantor to perform its obligations under any of the Program Documents to which it is a party, (c) the validity or enforceability of any of the Program Documents, (d) the rights and remedies of Buyer under any of the Program Documents or the rights and remedies of POP under any of the Repledge Program Documents, (e) the timely repurchase of the Purchased Assets or payment of other amounts payable in connection therewith or (f) the Purchased Items.

“Maturity Date” shall mean February 17, 2015.

“Maximum Aggregate Purchase Price” shall mean the Committed Amount plus, in the sole discretion of Buyer, the Uncommitted Amount.

“Maximum Leverage Ratio” shall mean 10:1 with respect to PMC and PMH and 5:1 with respect to POP.

“Maximum Mortgage Interest Rate” shall mean with respect to each Adjustable Rate Loan, a rate that is set forth on the related Asset Schedule and in the related Note and is the maximum interest rate to which the Mortgage Interest Rate on such Loan may be increased on any Adjustment Date.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Identification Number” shall mean the eighteen digit number permanently assigned to each MERS Loan.

“MERS Loan” shall mean any Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Note, and which is identified as a MERS Loan on the related Asset Schedule.

“Minimum Adjusted Tangible Net Worth” shall mean (i) with respect to PMC $150,000,000, (ii) with respect to PMH $250,000,000, and (iii) with respect to POP $700,000,000.

“Minimum Liquidity Amount” shall mean (i) with respect to PMC and PMH, $10,000,000, (ii) with respect to POP, $40,000,000 on an aggregate consolidated basis, and (iii) with respect to PMC and PMH in aggregate, $25,000,000.

“Modified Loan” shall mean a Loan as which the terms or conditions thereof have been modified at any time during the immediately preceding twelve (12) month period.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Note for an Adjustable Rate Loan.

“Mortgage” shall mean with respect to a Loan, the mortgage, deed of trust or other instrument, which creates a First Lien on the fee simple or leasehold estate in such real property which secures the Note.

“Mortgage File” shall have the meaning assigned thereto in the Custodial Agreement.

“Mortgage Interest Rate” shall mean the annual rate of interest borne on a Note, which shall be adjusted from time to time with respect to Adjustable Rate Loans.

“Mortgage Interest Rate Cap” shall mean with respect to an Adjustable Rate Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Note.

“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Note.

“Mortgagee” shall mean the record holder of a Note secured by a Mortgage.

“Mortgagor” shall mean the obligor or obligors on a Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by a Seller or any ERISA Affiliate or as to which such Seller or any ERISA Affiliate has any actual or potential liability or obligation and that is covered by Title IV of ERISA.

“MV Margin Amount” shall mean, with respect to any Transaction, as of any date of determination, the amount obtained by application of the MV Margin Percentage to the Repurchase Price (reduced by the amount of any accrued and unpaid Price Differential) for such Transaction as of such date.

“MV Margin Percentage” shall mean the quotient, expressed as a percentage, that is the result of 1 divided by the Applicable Percentage.

“Negative Amortization” shall mean with respect to each Negative Amortization Loan, that portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Loan for such month and which, pursuant to the terms of the Note, is added to the principal balance of the Loan.

“Negative Amortization Loan” shall mean each Loan that may be subject to Negative Amortization.

“Net Income” shall mean, for any period, the net income of any Person for such period as determined in accordance with GAAP.

“Net Worth” shall mean, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

“Non-Performing Loan” shall mean a Loan as to which one or more Monthly Payments are thirty (30) or more days past due in the immediately preceding four (4) month period or a Loan that is in foreclosure.

“Non-Utilization Fee” shall have the meaning assigned thereto in the Pricing Side Letter.

“Note” shall mean, with respect to any Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor.

“Obligations” shall mean (a) all of each Seller’s obligation to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities of such Seller to Buyer, its Affiliates, the Custodian or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Assets or Underlying Assets, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve any Purchased Asset or Underlying Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of a Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Assets or Underlying Assets, or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Program Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of each Seller’s indemnity obligations to Buyer pursuant to the Program Documents.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Par Margin Amount” shall mean, with respect to any Transaction, as of any date of determination, the amount obtained by application of the Par Margin Percentage to the Repurchase Price (reduced by the amount of any accrued and unpaid Price Differential) for such Transaction as of such date.

“Par Margin Percentage” shall mean the quotient, expressed as a percentage, that is the result of 1 divided by the Applicable Percentage.

“Participants” shall have the meaning assigned thereto in Section 38 hereof.

“Participation Certificate” shall mean, with respect to the applicable Agency Program, a certificate, in the form of Exhibit I, authenticated by the Custodian, evidencing the 100% undivided beneficial ownership interest in the Pooled Loans that are either set forth on Fannie Mae Form 2005 (Schedule of Mortgages) or Freddie Mac Form 1034 (Fixed-Rate Custodial Certification Schedule) and attached to such Participation Certificate, or identified on a computer tape compatible with the related Selling System as belonging to the mortgage loan pool described in such Participation Certificate, as applicable.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Performing Loan” shall mean a Loan (i) that was originated more than sixty (60) calendar days prior to the initial Purchase Date of such Loan and (ii) as to which all Monthly Payments with respect thereto are less than thirty (30) days past due and as to which no Monthly Payment has been thirty (30) or more days past due at any time during the immediately preceding twelve (12) month period, but as to which one or more Monthly Payments have been thirty (30) or more days past due at any other time since origination.

“Permitted Exceptions” shall mean the following exceptions to lien priority: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (A) referred to or otherwise considered in the appraisal (if any) made for the originator of the Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean an employee benefit or other plan established or maintained by either a Seller or, in the case of a Plan subject to Title IV of ERISA, any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“PLS” shall mean PennyMac Loan Services, LLC in its capacity as Servicer.

“PMC/POP Repurchase Agreement” shall mean that certain Master Repurchase Agreement dated as of February 18, 2014 between PMC, as repo seller, and POP, as repo buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“PMI Policy” or “Primary Insurance Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

“Pooled Loan” shall mean a Loan identified as a Pooled Loan on the related Asset Schedule that is an Agency Eligible Loan subject to a Takeout Commitment of the kind described in clause (c) of the definition of “Takeout Commitment,” and as to which 100% of the beneficial interests therein are evidenced by a Participation Certificate.

“Post-Default Rate” shall mean, in respect of the Repurchase Price for any Transaction or any other amount under this Agreement, or any other Program Document that is not paid when due to Buyer (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to four percent (4.00%) per annum, plus (a) the Pricing Rate otherwise applicable to such Asset or other amount (which amount shall include the Applicable Margin), or (b) if no Pricing Rate is otherwise applicable, (i) the LIBO Rate plus (ii) the highest amount specified under the definition of Applicable Margin.

“Price Differential” shall mean, with respect to each Transaction as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days elapsed during the period commencing on (and including) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential in respect of such period previously paid by the related Seller to Buyer with respect to such Transaction).

“Pricing Rate” shall, as of any date of determination, with respect to Eligible Assets, be equal to the sum of (x) the one-month LIBO Rate as of such date of determination plus (y) the Applicable Margin.  The Pricing Rate is calculated on the basis of a 360-day year and the actual number of days elapsed between the Purchase Date and the Repurchase Date.

“Pricing Side Letter” shall mean the pricing side letter dated as of February 18, 2014, among Sellers and Buyer referencing this Agreement and setting forth the pricing terms and certain additional terms with respect to this Agreement, as the same may be amended, supplemented or modified from time to time, and the terms of which are incorporated herein as if fully set forth.

“Principal” shall have the meaning assigned thereto in Annex I.

“Program Documents” shall mean this Agreement, the Custodial Agreement, any Servicing Agreement, the Pricing Side Letter, the Guaranty, the Joint Account Control Agreement, the Joint Securities Account Control Agreement, any Instruction Letter (including each Servicer Instruction Letter Agreement), any assignment of an Interest Rate Protection Agreement, the Electronic Tracking Agreement, the Collection Account Control Agreement, all Trade Assignments and related Takeout Commitments, the PMC/POP Repurchase Agreement and all other Repledge Program Documents, and any other agreement entered into by a Seller, on the one hand, and Buyer and/or any of its Affiliates or Subsidiaries (or Custodian on its behalf) on the other, in connection herewith or therewith.

“Prohibited Jurisdiction” shall mean any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by any Governmental Authority of the United States.

“Prohibited Person” shall mean any Person:

(i)             listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(ii)          that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)       with whom the Buyer is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv)      who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)         that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(vi)      who is an Affiliate of a Person listed above.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” shall mean, with respect to each Transaction, the date on which Purchased Assets are sold by the related Seller to Buyer hereunder or Underlying Assets are conveyed to REO Entity in connection with a Transaction.

“Purchase Price” shall mean the price at which Purchased Assets (or with respect to the REO Equity Interests, the proportionate increase in value thereof related to one or more Underlying Assets) are transferred by  the related Seller to Buyer in a Transaction, which shall be equal to the product of (i) the Applicable Percentage and (ii) (x) in the case of Purchased Loans and Purchased Participation Certificates, the lesser of (A) the outstanding principal amount of the related Purchased Loans or the Related Loans, as applicable and (B) the Market Value of the related Purchased Loans or the Related Loans, as applicable and (y) in the case of Purchased Securities, the related Takeout Price.  For the sake of clarity, the Purchase Price of REO Equity Interests shall be determined with reference to the outstanding principal amount or Market Value of the Underlying Assets held by REO Entity.

“Purchased Assets” shall mean Purchased Loans (including a 100% beneficial interest in Loans that are Related Loans and as to which the related Participation Certificate is a Purchased Participation Certificate, and including, for the avoidance of doubt, all Repledge Assets), Purchased Participation Certificates, Purchased Securities and/or REO Equity Interests (which includes the proportionate increase in the value of the REO Equity Interests sold by the related Seller to Buyer in a Transaction in which Underlying Assets are conveyed to REO Entity), as the context may require.  The term “Purchased Assets” with respect to any Transaction at any time shall also include Additional Purchased Assets delivered pursuant to Section 6(a) hereof.

“Purchased Items” shall have the meaning assigned thereto in Section 8(a) hereof.

“Purchased Loans” shall mean any of the following assets sold by the related Seller to Buyer in a Transaction (including, for the avoidance of doubt, any Repledge Transaction) on a servicing-released basis: (i) the Loans, together with (ii) the Servicing Records, all rights of such Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Mortgage File or Servicing File, and all rights of such Seller to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Mortgage File or Servicing File, (iii) the related Servicing Rights (which were sold to and held by such Seller and subsequently purchased by Buyer on the related Purchase Date), (iv) such Seller’s rights under any Takeout Commitment and Trade Assignments related to such Loans (including the rights to receive the related Takeout Price as evidenced by such Trade Assignments), (v) all Income relating to such Loans, (vi) all FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements relating to such Loans, (vii) such other property, rights, titles or interest as are specified on a related Asset Schedule or otherwise in writing by such Seller delivered to Buyer, (viii) all Interest Rate Protection Agreements relating to such Loans, if any and (ix) all documents, instruments, chattel paper, and general intangibles comprising or related to all of the foregoing.  The term “Purchased Loans” with respect to any Transaction at any time shall also include Additional Purchased Loans delivered pursuant to Section 6(a) hereof.

“Purchased Participation Certificate” shall mean a Participation Certificate evidencing the 100% beneficial interest in Related Loans sold by the related Seller to Buyer in a Transaction, together with (i) the Servicing Records, all rights of such Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Mortgage File or Servicing File, and all rights of such Seller to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Mortgage File or Servicing File, (ii) the related Servicing Rights (which were sold by such Seller and purchased by Buyer on the related Purchase Date), (iii) such Seller’s rights under any Takeout Commitment and Trade Assignments related to the Related Loans (including the rights to receive the related Takeout Price and the Related Security as evidenced by such Trade Assignments), if applicable, (iv) all Income relating to the Related Loans, (v) all FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements relating to the Related Loans, (vi) and such other property, rights, titles or interest as are specified on the related Asset Schedule or otherwise in writing by such Seller delivered to Buyer, and (vii) all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing.

“Purchased Security” shall mean a Related Security sold by the related Seller to Buyer in a Transaction, together with (i) such Seller’s rights under any related Takeout Commitment and Trade Assignments (including the rights to receive the related Takeout Price as evidenced by such Trade Assignments), if applicable, (ii) all related Income, (iii) such other property, rights, titles or interest as are specified on the related Asset Schedule or otherwise in writing by such Seller delivered to Buyer, and (iv) all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing.

“QM Rule” shall mean 12 CFR 1026.43(e).

“Qualified Insurer” shall mean an insurance company duly qualified as such under the laws of each state in which any Mortgaged Property is located, duly authorized and licensed in each such state to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.

“Qualified Mortgage” shall mean a Loan that satisfies the criteria for a “qualified mortgage” as set forth in 12 CFR 1026.43(e).

“Qualified Originator” shall mean (a) each Seller and (b) any other originator of Loans previously approved by a Seller and not otherwise rejected by Buyer; provided, that Buyer shall have the right to reject an originator (in its sole discretion) by delivering written notice to Sellers fifteen (15) days prior to ceasing to accept Loans originated by such person.

“Reacquired Loans” shall have the meaning assigned thereto in Section 16.

“Rebuttable Presumption Mortgage Loan” shall mean a Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Loan or by 3.5 or more percentage points for a subordinate-lien Loan.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by the related Seller or any other Person or entity with respect to a Purchased Asset.  Records shall include without limitation, the Notes, any Mortgages, the Mortgage Files, the Servicing File, the Servicing Records and any other instruments necessary to document or service a Loan that is a Purchased Loan, including, without limitation, the complete payment and modification history of each Loan that is a Purchased Loan.

“REIT” shall mean a Person satisfying the conditions and limitations set forth in Section 756(b) and 856(c) of the Code which are necessary to qualify such Person as a “real estate investment trust,” as defined in Section 756(a) of the Code.

“Related Credit Enhancement” shall have the meaning assigned thereto in Section 8(a) hereof.

“Related Loan” shall mean a Purchased Loan that is a Pooled Loan and underlies a Participation Certificate or the Related Security, as the context may require.

“Related Security” shall mean the Security backed by the Related Loans that is issued in exchange for the related Purchased Participation Certificate on the related Conversion Date.

“REO Deed” shall mean, with respect to each REO Property, the instrument or document required by the law of the jurisdiction in which the REO Property is located to convey fee title to REO Entity and identified as recorded or delivered for recordation on the related Asset Schedule.

“REO Entity” shall mean TRS REO Trust 1-A formed pursuant to the REO Entity Agreement.

“REO Entity Agreement” shall mean that certain Amended and Restated Trust Agreement of the REO Entity and all amendments, restatements, supplements and modifications thereto.

“REO Equity Interests” shall mean all of the certificates issued by REO Entity pursuant to the REO Entity Agreement, which represents 100% of the Capital Stock in REO Entity.

“REO Property” shall mean real property, the fee title to which is held by REO Entity, together with all buildings, fixtures and improvements thereon and all other rights, benefits and proceeds (including without limitation rental proceeds) arising from and in connection with such property.

“REO Property Documents” shall mean, with respect to any Underlying Asset that is an REO Property, those documents comprising the REO Property File.

“REO Property File” shall have the meaning assigned thereto in the Custodial Agreement.

“REO Valuation” shall mean, with respect to any REO Property and as of any date of determination, the following amount: (i) the contract purchase price for such REO Property, if a sale of such REO Property is pending as of such date, or (ii) if the sale of such REO Property is not pending as of such date, the BPO Value of such REO Property.

“Re-Performing Loan” shall mean a Loan as to which to one or more Monthly Payments have been thirty (30) or more days past due at any time during the immediately preceding twelve (12) month period but as to which no Monthly Payments have been thirty (30) or more days past due in the immediately preceding four (4) month period.

“Repledge Asset” shall mean, in connection with a Repledge Transaction, the Loans and REO Equity Interests sold to POP by PMC thereunder.

“Repledge Transaction” shall mean, a Transaction (as defined in the PMC/POP Repurchase Agreement) for the sale of Assets by PMC to POP under the PMC/POP Repurchase Agreement, which Assets are concurrently or consecutively purchased by Buyer hereunder.

“Repledge Program Documents” shall mean, the PMC/POP Repurchase Agreement and all documents ancillary thereto that evidence a Repledge Transaction in the form approved by Buyer in writing in its sole discretion with any material modifications approved by Buyer in writing in its sole discretion.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .23, .24, .28, .29, .31 or .32 of PBGC Reg. § 4043 (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(c) of the Code).

“Repurchase Date” shall mean the date occurring on the earliest of (i) the Termination Date, (ii) the twenty second (22nd) day of each month following the related Purchase Date (or if such date is not a Business Day, the following Business Day), (iii) any other Business Day set forth in the applicable Confirmation, or (iv) with respect to a Purchased Security, the related Settlement Date.

“Repurchase Price” shall mean the price at which Purchased Assets (which in the case of the REO Equity Interests shall include the proportionate value thereof related to specific Underlying Assets) are to be transferred from Buyer to the related Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the outstanding Purchase Price for such Purchased Assets and the Price Differential as of the date of such determination, plus any accrued and unpaid fees and expenses and indemnity amounts and any other amounts due and payable as of such date by Sellers to Buyer under this Agreement, any Program Document or otherwise.

“Required Delivery Item” shall have the meaning assigned thereto in Section 3(a) hereof.

“Required Delivery Time” shall have the meaning assigned thereto in Section 3(a) hereof.

“Required Documents” shall have the meaning set forth in the Custodial Agreement.

“Required Purchase Time” shall have the meaning assigned thereto in Section 3(c) hereof.

“Required Recipient” shall have the meaning assigned thereto in Section 3(a) hereof.

“Requirement of Law” shall mean as to any Person, any law, treaty, rule, regulation or regulatory consent or order, writ, judgment, injunction, decree or other determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescission” shall mean the right of a Mortgagor to rescind the related Note and related documents pursuant to applicable law.

“Responsible Officer” shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution.

“Restricted Payments” shall mean with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

“Reuters Screen LIBOR01 Page” shall mean the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Safe Harbor Qualified Mortgage” shall mean a Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by  1.5 or more  percentage points for a first-lien Loan or by  3.5 or more percentage points for a subordinate-lien Loan.

“Sale and Disposition” shall mean any sale, transfer or other disposition by a Seller of a Delinquent Asset or REO Entity of an Underlying Asset to an Affiliate or a third party (other than in connection with the repurchase of a Purchased Asset pursuant to Section 15 hereof).  For the sake of clarity, normal servicer activities related to pre-payments, short sales and individual liquidations shall not be deemed to be a Sale and Disposition.

“Seasoned 31-60 Loans” shall mean a Loan that was originated between thirty-one (31) calendar days and sixty (60) calendar days (inclusive) prior to the initial Purchase Date of such Loan.

“Second Lien Loan” shall mean a Loan secured by the lien on the Mortgaged Property, subject only to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor and to Permitted Exceptions.

“Section 404 Notice” shall mean the notice required pursuant to Section 404 of the Helping Families Save Their Homes Act of 2009 (P.L. 111-22), which amends 15 U.S.C. Section 1641 et seq., to be delivered by a creditor that is an owner or an assignee of a mortgage loan to the related Mortgagor within thirty (30) days after the date on which such mortgage loan is sold or assigned to such creditor.

“Securitization Transaction” shall mean any securitization or other similar public or private pass-through disposition of any Loan pursuant to which a Seller or any Affiliate thereof is acting as mortgage loan seller or issuer.

“Security” shall mean a fully-modified pass-through mortgage-backed security that is (i) issued and fully guaranteed with respect to timely payment of interest and ultimate payment of principal by Fannie Mae or Freddie Mac, (ii) evidenced by a book-entry account in a depository institution having book-entry accounts at the applicable Depository and (iii) backed by a pool of Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Security in the related Takeout Commitment.

“Security Release Certification” shall mean a security release certification in substantially the form set forth in Exhibit J hereto.

“Selling System” shall mean the Freddie Mac automated system by which sellers and servicers of mortgage loans to Freddie Mac transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to Freddie Mac, as more fully described in the Freddie Mac Guide.

“Servicer” shall mean (i) Cenlar FSB in its capacity as servicer or master servicer of the Purchased Loans, (ii) PennyMac Loan Services, LLC in its capacity as servicer or master servicer of the Purchased Loans or (iii) such other party as mutually agreed to by Sellers and Buyer.

“Servicer Instruction Letter Agreement” shall mean each Instruction Letter dated as of February 18, 2014 by and among Sellers, the related Servicer, REO Entity and Buyer, as the same may be amended, modified or supplemented and in effect from time to time.

“Servicing Agreement” shall have the meaning provided in Section 42(d) hereof.

“Servicing File” shall mean with respect to each Loan, the file retained by Seller (in its capacity as Servicer) consisting of all documents that a prudent originator and servicer would have, including copies of the Asset Documents, all documents necessary to document and service the Loans and any and all documents required to be delivered pursuant to any of the Program Documents.

“Servicing Records” shall have the meaning assigned thereto in Section 42(c) hereof.

“Servicing Rights” shall mean contractual, possessory or other rights of a Seller, REO Entity or any other Person, whether arising under the Servicing Agreement, the Custodial Agreement or otherwise, to administer or service a Purchased Loan (including Related Loans underlying Purchased Participation Certificates) or to possess related Servicing Records, including the right to terminate any servicing agreement without cause and free and clear of any obligations (including the obligation to repay or reimburse any servicing advances), costs or fees.

“Servicing Transmission” shall mean a computer-readable magnetic or other electronic format acceptable to the parties containing the information identified on Exhibit F.

“Settlement Date” shall mean, with respect to a Related Security, the date specified in the related Takeout Commitment on which the sale of such Security to the Takeout Investor will be settled on a delivery-versus-payment basis.

“SIFMA” shall mean the Securities Industry and Financial Markets Association or any successor thereto.

“Strict Compliance” shall mean the compliance of a Seller and Loans with the requirements of the Agency Guidelines, as applicable and as amended by any agreements between such Seller and the applicable Agency, sufficient to enable (i) FHA to issue the related FHA Mortgage Insurance Contracts, (ii) VA to deliver the related VA Loan Guarantee Agreements, and (iii) Fannie Mae or Freddie Mac to issue and guarantee a Security; provided, that until copies of any such agreements between such Seller and the applicable Agency that materially modify such Agency Guidelines have been provided to Buyer by such Seller and agreed to by Buyer, such agreements shall be deemed, as between such Seller and Buyer, not to amend the requirements of the applicable Agency Guidelines.

“Structural Document” shall mean each of the REO Entity Agreement and each other agreement entered into by any Relevant Party in connection with or that otherwise affects (x) the creation, organization, governance, administration or furtherance of the business purposes of a Seller, (y) the acquisition, management, liquidation or disposition of any Purchased Asset or Underlying Asset, or (z) the structure of or nature of the facility being provided to Sellers hereunder or the rights of Buyer hereunder (other than the Program Documents).

“Subservicer” shall have the meaning provided in Section 42(d) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Takeout Commitment” shall mean a fully assignable commitment of a Seller to (a) sell one or more identified Loans to a Takeout Investor that is an Agency, (b) sell one or more identified Loans to a Takeout Investor other than an Agency, or (c) (i) swap one or more identified Loans that are Pooled Loans with a Takeout Investor that is an Agency for a Security, and (ii) sell the related Security to a Takeout Investor, and in each case, the corresponding Takeout Investor’s commitment back to such Seller to effectuate any of the foregoing, as applicable, and which includes, for the avoidance of doubt, all fully assignable takeout commitments of PMC with respect to Repledge Assets.

“Takeout Investor” shall mean (i) an Agency or (ii) other institution which has made a Takeout Commitment and has been approved by Buyer.

“Takeout Price” shall mean, with respect to a Purchased Asset, the purchase price to be paid for such Asset by the Takeout Investor pursuant to the related Takeout Commitment.

“Termination Date” shall mean the earliest of (i) the Maturity Date, (ii) the date determined by application of Section 19, as applicable or (iii) such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Third Party Takeout Loan” shall mean a Loan that is subject to a Takeout Commitment of the kind described in clause (b) of the definitions of “Takeout Commitment.”

“Trade Assignment” shall mean an assignment to Buyer of a forward trade between the Takeout Investor and a Seller with respect to one or more Assets (provided that with respect to a Takeout Commitment relating to a Pooled Loan, such assignment shall be substantially in the form of Exhibit K hereto), together with the related trade confirmation from the Takeout Investor to such Seller that has been fully executed, is enforceable and is in full force and effect and confirms the details of such forward trade.

“Transaction” shall have the meaning assigned thereto in Section 1, and shall, for the avoidance of doubt, include any Repledge Transaction.

“Trust Receipt” shall have the meaning provided in the Custodial Agreement.

“Uncommitted Amount” shall mean $250,000,000.

“Underlying Asset” shall mean a Loan or REO Property owned by REO Entity.

“Underwriting Guidelines” shall mean the underwriting guidelines of PMC for Agency Eligible Loans and Jumbo Loans and attached as Exhibit E hereto in effect as of the date of this Agreement and which have been approved in writing by Buyer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with terms of this Agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unwind Rights” shall mean, with respect to the Purchased Assets, Buyer’s right to (x) dissolve, wind up, liquidate, call or otherwise terminate REO Entity and (y) acquire or liquidate, transfer or otherwise dispose of the related Underlying Assets.

“USC” shall mean the United States Code, as amended.

“Utilization Percentage” shall have the meaning assigned thereto in Section 4(d).

“Utilization Threshold” shall have the meaning assigned thereto in the Pricing Side Letter.

“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Loan” shall mean a Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a VA Loan Guaranty Agreement, or a Loan which is a vender loan sold by the VA.

“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations.

“VA Regulations” shall mean regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related handbooks, circulars and notices.

(b)                                 Accounting Terms and Determinations.  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Buyer hereunder shall be prepared, in accordance with GAAP.

(c)                                  Interpretation.  The following rules of this subsection (c) apply unless the context requires otherwise.  A gender includes all genders.  Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.  A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement.  A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Program Document) is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited thereby or by any Program Document and in effect from time to time in accordance with the terms thereof.  A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.  A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.  A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing.  The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitation”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to a Seller by Buyer or an authorized officer of Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.

A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form.  Where a Seller is required to provide any document to Buyer under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise.  At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form.

This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Sellers, and is the product of all parties.  In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself.  Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its absolute discretion.  Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Sellers, a servicer of the Purchased Assets or Underlying Assets, any other Person or the Purchased Assets themselves.

3.                                      THE TRANSACTIONS

(a)                                 Subject to the terms and conditions of the Program Documents, Buyer shall, with respect to the Committed Amount and, with respect to the Uncommitted Amount, from time to time in its sole discretion, enter into Transactions with an aggregate Purchase Price for all Purchased Assets acquired by Buyer not to exceed the Maximum Aggregate Purchase Price.  Notwithstanding anything contained herein to the contrary, Buyer shall have the obligation to enter into Transactions up to the Committed Amount and shall have no obligation to enter into Transactions with respect to the Uncommitted Amount.  Unless otherwise agreed to between Buyer and Sellers in writing, all purchases of Eligible Assets shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up to the Uncommitted Amount. Notwithstanding anything contained herein to the contrary, Buyer shall have the right, upon written notice to Sellers, to terminate any Transactions with respect to the Uncommitted Amount and require the repurchase of any such Purchased Assets within the earlier of (i) the next occurring Repurchase Date or (ii) fifteen (15) Business Days of such notice.  Unless otherwise agreed, a Seller shall request that Buyer enter into a Transaction with respect to any Purchased Loan by delivering to the indicated required parties (each, a “Required Recipient”) the required delivery items (each, a “Required Delivery Item”) set forth in the table below by the corresponding required delivery time (the “Required Delivery Time”):

Required Delivery Items	Required Delivery Time	Required Recipient	Required Purchase Time
an Asset Schedule	No later than 5:00 p.m. (New York City time) on the Business Day prior to the requested Purchase Date	Buyer	No later than 4:00 p.m. (New York City time) on the requested Purchase Date
(i) an Asset Schedule and (ii) the Mortgage File for each Loan proposed to be included in such Transaction (whether or not such Loan is subject to a Participation Certificate)	No later than 5:00 p.m. (New York City time) on the Business Day prior to the requested Purchase Date	Custodian

Each Asset Schedule shall include all Eligible Assets that a Seller proposes to include in the related Transaction. In the event that the parties hereto desire to enter into a Transaction on terms other than as set forth in this Agreement, Buyer shall deliver to such Seller, in electronic or other format, a “Confirmation” specifying such terms prior to entering into such Transaction, including, without limitation, the Purchase Date and the Purchase Price therefor.  Any such Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and such Seller with respect to the Transaction to which the Asset Schedule relates.  By entering into a Transaction with Buyer, the related Seller consents to the terms set forth in any related Confirmation.  In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction.  It is acknowledged and agreed that, notwithstanding any other provision of this Agreement to the contrary, the facility with respect to the Uncommitted Amount provided under this Agreement is an uncommitted facility and Buyer shall have no obligation to enter into any Transactions hereunder.

(b)                                 Upon a Seller’s request to enter into a Transaction pursuant to Section 3(a), Buyer shall, in its sole discretion, assuming all conditions precedent set forth in this Section 3 and in Sections 9(a) and (b) have been met, and provided no Default shall have occurred and be continuing, not later than the required time on the requested Purchase Date set forth in the table above (the “Required Purchase Time”)  purchase the Eligible Assets included on the related Asset Schedule (or the proportionate increase in the value of the REO Equity Interests to be sold by a Seller to Buyer in connection with a Conveyance of Eligible Underlying Assets included on the related Asset Schedule to REO Entity, as the case may be) by transferring, via wire transfer (pursuant to wire transfer instructions provided by such Seller on or prior to such Purchase Date) in immediately available funds, the Purchase Price.

(c)                                  Each Seller acknowledges and agrees that the Purchase Price paid in connection with any Purchased Loan that is purchased in any Transaction includes a mutually negotiated premium allocable to the portion of such Purchased Loan that constitutes the related Servicing Rights.

(d)                                 Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

(i)             Buyer determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “LIBO Base Rate” in Section 2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Transactions as provided herein; or

(ii)          Buyer determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of “LIBO Base Rate” in Section 2 upon the basis of which the rate of interest for Transactions is to be determined is not likely adequately to cover the cost to Buyer of purchasing and holding Assets hereunder; or

(iii)       it becomes unlawful for Buyer to enter into Transactions with a Pricing Rate based on the LIBO Base Rate;

then Buyer shall give Sellers prompt notice thereof and, so long as such condition remains in effect, Buyer shall be under no obligation to purchase Assets hereunder, and the related Seller shall, at its option, either repurchase such Assets or pay a Pricing Rate at a rate per annum as determined by Buyer taking into account the increased cost to Buyer of purchasing and holding the Assets.

(e)                                  The related Seller shall repurchase Purchased Assets from Buyer on each related Repurchase Date.  Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset.  Such Seller is obligated to obtain the Purchased Assets (including the related Underlying Assets) from Buyer or its designee (including the Custodian) at such Seller’s expense on (or after) the related Repurchase Date.

(f)                                   Provided that the applicable conditions in Sections 9(a) and (b) have been satisfied, each Purchased Asset shall automatically become subject to a new Transaction on the related Repurchase Date (other than a Repurchase Date occurring on the Termination Date) unless the related Seller is notified otherwise by Buyer at least one (1) Business Day prior to such Repurchase Date. Unless such Seller is so notified, Buyer shall purchase the related Eligible Assets (or the proportionate increase in the value of the REO Equity Interests to be sold by a Seller to Buyer in connection with a Conveyance of Eligible Underlying Assets to REO Entity, as the case may be) pursuant to the procedures set forth in Section 3(c); provided that if the Repurchase Date so determined is later than the Termination Date, the Repurchase Date for such Transaction shall automatically reset to the Termination Date, and the provisions of this sentence as it might relate to a new Transaction shall expire on such date.  For each new Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date, and (z) the Pricing Rate shall be as set forth in the Pricing Side Letter.

(g)                                  If the related Seller intends to repurchase any Assets (or with respect to the REO Equity Interests, the proportionate value thereof related to one or more Underlying Assets) on any day which is not a Repurchase Date, such Seller shall use its best efforts to give one (1) Business Day’s prior written notice thereof to Buyer.  If such notice is given, the Repurchase Price specified in such notice shall be due and payable on the date specified therein, together with the Price Differential to such date on the amount prepaid.  Such early repurchases shall be in an aggregate principal amount of at least $100,000.

(h)                                 If any Seller requests that Buyer reduce the size of the Committed Amount, including a reduction in the Committed Amount to $0 (whether or not there are any outstanding Transactions with respect to the Committed Amount at such time) or terminate this Agreement, in each case prior to the Termination Date, at the request of Buyer, such Seller shall indemnify Buyer and hold Buyer harmless from any losses, costs and/or expenses which Buyer may sustain or incur arising from such repurchase, which losses, costs and/or expenses shall be equal to the sum of: (a) the product of (1) the amount by which the Committed Amount is reduced (which shall in the case of termination of this Agreement or reduction in the Committed Amount to $0 be the full amount of the Committed Amount), (2) the difference between (A) the related Pricing Rate and (B) Buyer’s cost of funds, as determined by Buyer in its sole discretion, and (3) the number of days until the next scheduled Repurchase Date, divided by 360, and (b) fees payable to terminate the deposits from which such funds were obtained (“Breakage Costs”).  Buyer shall deliver to Sellers a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon Sellers, absent manifest error.  The provisions of this Section 3(h) shall survive termination of this Agreement and the repurchase of all Purchased Assets subject to Transactions hereunder.

(i)                                     If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)             shall subject Buyer to any tax of any kind whatsoever with respect to this Agreement or any Assets purchased pursuant to it (excluding net income taxes) or change the basis of taxation of payments to Buyer in respect thereof;

(ii)          shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of Buyer which is not otherwise included in the determination of the LIBO Base Rate hereunder;

(iii)       shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of effecting or maintaining purchases hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Sellers shall promptly pay Buyer such additional amount or amounts as will compensate Buyer for such increased costs or reduced amount receivable thereafter incurred.

If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time,

Sellers shall promptly pay to Buyer such additional amount or amounts as will thereafter compensate Buyer for such reduction.

If Buyer becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Sellers of the event by reason of which it has become so entitled.  A certificate as to any additional amounts payable pursuant to this subsection submitted by Buyer to Sellers shall be conclusive in the absence of manifest error.

(j)                                    With respect to each Purchased Participation Certificate that is subject to a Transaction hereunder, the Security that is issued on the related Conversion Date (provided it is an Eligible Security) shall replace the Participation Certificate as the Purchased Asset, and from and after such Conversion Date, the Purchased Asset subject to such Transaction shall be the Purchased Security.  For the avoidance of doubt, any Eligible Security that is issued with respect to the Eligible Loans underlying a Purchased Participation Certificate shall, on the related Conversion Date, replace the Purchased Participation Certificate and automatically become subject to the Transaction to which the Purchased Participation Certificate was subject.  On or prior to the related Purchase Date, the related Seller shall deliver to Buyer a duly executed Trade Assignment together with a copy of the Takeout Commitment with respect to the Related Security.

(k)                                 It is a condition precedent to Buyer entering into any Transaction related to an REO Equity Interest hereunder that Buyer (or its designee) shall have received the original, certificated REO Equity Interests and a bond or stock power representing the endorsement thereof in blank.  Upon the sale and transfer of the REO Equity Interests by the related Seller to Buyer and such endorsement as set forth herein and until the satisfaction of all Obligations, ownership of the REO Equity Interests shall be vested in Buyer until such time as such REO Equity Interests are repurchased by such Seller pursuant to the terms of this Agreement.  Subject to Buyer’s exercise of its rights under and in accordance with Section 19, Buyer shall return the REO Equity Interests to such Seller within one (1) Business Day of the satisfaction of all Obligations.

(l)                                     Unless an Event of Default shall have occurred:

(i)                                     The related Seller shall be permitted and is hereby authorized to exercise all voting and direction rights inuring to the stockholder of the shares of the Capital Stock in REO Entity representing the REO Equity Interests under the REO Entity Agreement; provided, however, that no vote shall be cast or direction right exercised or other action taken which would impair such REO Equity Interests or REO Entity or Buyer’s rights to the REO Equity Interests or the Unwind Rights, or which would otherwise be inconsistent with or result in a violation of any provision of this Agreement, any other Program Document or any Structural Document.

(ii)                                  Without the prior written consent of Buyer, no Seller shall (a) vote to enable, or take any other action to permit REO Entity to issue any equity interests of any nature or to issue any other equity interests convertible into or granting the right to purchase or exchange for any equity interests of REO Entity, or (b) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the REO Equity Interests or (c) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to the REO Equity Interests or any interest therein, except for the Lien provided for by this Agreement, or (d) enter into any agreement (other than this Agreement) or other undertaking restricting the right or ability of a Seller to sell, pledge, assign or transfer the certificate evidencing the REO Equity Interests.

(iii)                               Buyer shall not, without the related Seller’s prior written consent, exercise any voting or direction inuring to it with respect to the REO Equity Interests under the REO Entity

Agreement, except to the extent that such voting or direction right inures to Buyer in a capacity other than as stockholder of the shares of the Capital Stock in REO Entity representing the REO Equity Interests.

(m)                             At any time that a Seller conveys a Purchased Asset that is an Eligible Loan to REO Entity (each, a “Conveyance”), (i) the legal and beneficial title in such Loan shall be immediately vested in REO Entity, (ii) the Buyer’s Lien on such Loan shall be released and simultaneously replaced by an increase in the value of the REO Equity Interests that is proportionate to the outstanding Purchase Price with respect to such Loan, and (iii) such increased value in the REO Equity Interests shall be deemed to be part of the same Transaction as the Loan without the need to effect a repurchase of the Loan (unless such Loan is no longer an Eligible Loan) or a new Transaction with respect to the increased value of the REO Equity Interests.

(n)                                 With respect to any Purchased Asset that is an Eligible Loan sold by PMH to Buyer in a Transaction, in the event that such Purchased Asset is subsequently sold by PMH to PMC, PMC may pledge such Purchased Asset under the PMC/POP Repurchase Agreement as a Repledge Asset, provided that PMH provides notice thereof to Buyer and such Repledge Asset is and continues to be an Eligible Loan, from and after the related Conversion Date, PMH shall be deemed to have repurchased such Purchased Asset hereunder, PMC shall be deemed to have pledged such Repledge Asset to POP under the PMC/POP Repurchase Agreement, Buyer shall be deemed to have purchased such Repledge Asset as a Purchased Asset from POP hereunder and the Transaction governing such  Purchased Asset shall thereafter be between POP and Buyer.  For the avoidance of doubt, any Eligible Loan sold by PMH to Buyer in a Transaction that is subsequently sold by PMH to PMC, and thereafter becomes subject to a Repledge Transaction under the PMC/POP Repurchase Agreement as a Repledge Asset shall, on the related Conversion Date, be replaced by such Repledge Asset as the Purchased Asset, which Repledge Asset shall automatically become subject to the Transaction to which the Eligible Loan was subject.

(o)                                 With respect to any Purchased Asset that is (x) a Repledge Asset and (y) an Agency Eligible Loan and that is sold by POP to Buyer in a Transaction, POP may desire that such Purchased Asset becomes a Pooled Loan. In such event, PMC many repurchase such Repledge Asset under the PMC/POP Repurchase Agreement, provided that POP provides notice thereof to Buyer and such Agency Eligible Loan continues to be an Eligible Loan.  From and after the related Conversion Date, POP shall be deemed to have repurchased such Purchased Asset hereunder, Buyer shall be deemed to have purchased such Agency Eligible Loan as a Purchased Asset from PMC hereunder and the Transaction governing such Purchased Asset shall thereafter be between PMC and Buyer. For the avoidance of doubt, any Repledge Asset that is an Agency Eligible Loan sold by POP to Buyer in a Transaction for which POP desires that such Agency Eligible Loan become a Pooled Loan, if such Repledge Asset is repurchased by PMC under the PMC/POP Repurchase Agreement, such Agency Eligible Loan shall on the related Conversion Date automatically replace the Repledge Loan as the Transaction to which such Repledge Asset was subject.

4.                                      PAYMENTS; COMPUTATION

(a)                                 Payments.  Except to the extent otherwise provided herein, all payments to be made by a Seller under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer at JPMorgan Chase Bank, NY, Account Number 066709350, A/C Name: RBSFI, ABA# 021000021, not later than 4:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Each Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b)                                 Computations.  The Price Differential shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(c)                                  Commitment Fee.  Sellers shall pay to Buyer the Commitment Fee, such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim.  The Commitment Fee shall be deemed fully earned, due and payable on the Effective Date; provided that Sellers may pay the Commitment Fee in quarterly installments with the first installment to be paid on the Effective Date and the remaining installments thereafter to be paid on the Repurchase Date occurring in every third month thereafter. Buyer may, in its sole discretion, net the Commitment Fee from the proceeds of any Purchase Price paid to a Seller. Each installment of the Commitment Fee is and shall be non-refundable when paid.

(d)                                 Non-Utilization Fee.  On a quarterly basis and on the Termination Date, Buyer shall determine the average quarterly utilization during the preceding quarter (or with respect to the Termination Date, during the period from the date through which the last non-utilization fee calculation has been made to the Termination Date) by Sellers by dividing (a) the sum of the Purchase Prices outstanding on each day during such period, by (b) the number of days in such period.  If such average amount determined for any period as a percentage of the Committed Amount (the “Utilization Percentage”) is less than the Utilization Threshold, Seller shall pay to Buyer the Non-Utilization Fee due for such related period on the applicable dates specified in the Pricing Side Letter; provided that Sellers shall not be obligated to pay any Non-Utilization Fee to Buyer for any period with respect to which the Utilization Percentage in such period is greater than or equal to the Utilization Threshold.  All payments shall be made to Buyer in Dollars, in immediately available funds, without deduction, setoff or counterclaim.  Buyer may, in its sole discretion, net such Non-Utilization Fee from the proceeds of any Purchase Price paid to a Seller.  Each payment of the Non-Utilization Fee is and shall be deemed to be fully earned and non-refundable when paid.

(e)                                  Funding Fee. For each Transaction or portion thereof that is with respect to the Uncommitted Amount and in respect of Delinquent Assets, the related Seller shall pay to Buyer a Funding Fee on the initial Purchase Date of each such Transaction.  Buyer may, in its sole discretion, net such Funding Fee from the Purchase Price paid to such Seller on the related initial Purchase Date.

5.                                      TAXES; TAX TREATMENT

(a)                                 All payments made by Sellers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority, excluding (i) income taxes, branch profits taxes, franchise taxes or any other tax imposed on the net income by the United States, a state or a foreign jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof (ii) taxes attributable to a Buyer’s failure or inability (other than as a result of a change in treaty, law or regulation occurring after the date such Buyer becomes a party to this Agreement) to comply with Section 5(d) hereof, and (iii) any U.S. federal withholding tax that is imposed pursuant to FATCA (collectively, all such non-excluded taxes, “Taxes”), all of which shall be paid by the related Seller for its own account not later than the date when due.  If a Seller is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (c) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes; and (d) pay to Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.

(b)                                 In addition, each Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c)                                  Each Seller agrees to indemnify Buyer for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that Buyer shall have provided such Seller with evidence, reasonably satisfactory to such Seller, of payment of Taxes or Other Taxes, as the case may be.

(d)                                 Any Buyer that is a “United States person” (as defined under Section 7701(a)(30) of the Code) shall deliver to Seller (and such additional copies as shall be reasonably requested by the recipient) on or prior to the date on which such Buyer become a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller), duly completed and executed copies of Internal Revenue Service Form W-9 or any successor form certifying that such Buyer is exempt from U.S. federal backup withholding tax.  Each such Buyer shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered; provided it is legally able to do so at the time. Any Buyer that is not United States person (a “Foreign Buyer”) shall provide Sellers with properly completed United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes a Buyer.  Each Foreign Buyer will resubmit the appropriate form on the earliest of (A) the third anniversary of the prior submission or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Foreign Buyer as defined in Treas. Reg. Section 1.1441-1(e)(4)(ii)(D).  For any period with respect to which a Foreign Buyer has failed to provide Sellers with the appropriate form or other relevant document pursuant to this Section 5(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Taxes or indemnification under Section 5(c) with respect to Taxes imposed by the United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Sellers shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes.

(e)                                  Without prejudice to the survival or any other agreement of Sellers hereunder, the agreements and obligations of Sellers contained in this Section 5 shall survive the termination of this Agreement.  Nothing contained in this Section 5 shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.

(f)                                   If a payment made to a Buyer under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer shall deliver to Seller, at the time or times prescribed by law and at such time or times reasonably requested by Seller, such document prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its respective obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 5(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)                                  Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat the Transactions as indebtedness of Sellers to Buyer that is secured by the Purchased Assets and that the Purchased Assets are owned by Sellers.  All parties to this Agreement agree to such treatment and agree to take no position for such tax purposes inconsistent with this treatment, unless required by law.

6.                                      MARGIN MAINTENANCE

(a)                                 If at any time either (i) the aggregate Market Value of all Purchased Assets subject to all Transactions is less than the aggregate MV Margin Amount for all such Transactions, or (ii) the aggregate unpaid principal balance (or in the case of REO Property, the REO Valuation) of the Purchased Assets for all Transactions is less than the aggregate Par Margin Amount for all such Transactions (either such event, a “Margin Deficit”), then Buyer may, by notice to the related Seller, require such Seller in such Transactions to transfer to Buyer cash or, at Buyer’s option (and provided such Seller has additional Eligible Assets), additional Eligible Assets (“Additional Purchased Assets”) within one (1) Business Day of such notice by Buyer, so that both (x) the cash and aggregate Market Value of the Purchased Assets, including any such Additional Purchased Assets, will thereupon equal or exceed such aggregate MV Margin Amount, and (y) the cash and unpaid principal balance of such Purchased Assets, including any such Additional Purchased Assets and Purchased Assets, will therefore equal or exceed such aggregate Par Margin Amount (either requirement, a “Margin Call”); provided that if such Seller transfers cash, Buyer shall deposit such cash into a non-interest bearing account until the next succeeding Repurchase Date.

(b)                                 Notice required pursuant to Section 6(a) may be given by (i) by any means provided in Section 21 hereof, (ii) via electronic mail in an excel spreadsheet format, or (iii) in such other format acceptable to Buyer in its sole discretion.  Any notice given on a Business Day preceding 12:00 p.m. (New York City time) shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the same Business Day.  Any notice given on a Business Day following 12:00 a.m. (New York City time) shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day.  The failure of Buyer, on any one or more occasions, to exercise its rights under this Section 6, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date.  Sellers and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Sellers.

7.                                      INCOME PAYMENTS

(a)                                 Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Asset (or related Underlying Asset) subject to that Transaction, such Income shall be the property of Buyer.  Sellers shall cause the related Servicer to (i) segregate all Income collected with respect to the Purchased Assets and related Underlying Assets and hold such Income in trust for the benefit of Buyer and (ii) deposit all such Income to the applicable Collection Account two (2) Business Days after receipt thereof. For the avoidance of doubt, all Income collected by such Servicer in respect of any Purchased Assets and related Underlying Assets hereunder shall be remitted directly to the applicable Collection Account and shall not be remitted to any account established by Sellers or REO Entity.

(b)                                 Withdrawal of any Income on deposit in the applicable Collection Account shall be in accordance with the provisions of Section 13(z) hereof.

8.                                      SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT

(a)                                 Sellers and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Assets (including, without limitation, the related Servicing Rights) and not loans from Buyer to the related Seller secured by the Purchased Assets.  However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for such Seller’s performance of all of its Obligations, each Seller hereby grants Buyer a fully perfected first priority security interest in all of such Seller’s rights, title and interest in and to the following property, whether now existing or hereafter acquired:

(i)                                     all Purchased Assets identified on an Asset Schedule delivered by Seller to Buyer and the Custodian from time to time;

(ii)                                  any other collateral pledged or otherwise relating to such Purchased Assets, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Asset accounting records and other books and records relating thereto;

(iii)                               the Servicing Records, and the related Servicing Rights;

(iv)                              each Collection Account and all Income on deposit therein;

(v)                                 in connection with a Repledge Transaction, all of POP’s right, title and interest in, to and under the Repledge Transactions and the Repledge Program Documents and all of POP’s rights against and in respect of PMC related to the Repledge Transactions;

(vi)                              all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Assets and all claims and payments thereunder and all rights of Seller to receive from any third party or to take delivery of any of the foregoing;

(vii)                           all interests in real property collateralizing any Purchased Assets;

(viii)                        all other insurance policies and insurance proceeds relating to any Purchased Assets or the related Mortgaged Property and all rights of Seller to receive from any third party or to take delivery of any of the foregoing;

(ix)                              all Interest Rate Protection Agreements relating to and to the extent of any or all of the foregoing, if any;

(x)                                 any purchase agreements or other agreements, contracts or take-out commitments relating to and to the extent of the foregoing and all rights to receive documentation relating thereto;

(xi)                              all Takeout Commitments and Trade Assignments related to and to the extent of the Purchased Assets (including the rights to receive the related Takeout Price and the Related Security as evidenced by such Trade Assignments);

(xii)                           all FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements relating to such Purchased Assets;

(xii)                           all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code related to the Purchased Assets and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the foregoing; and

(xiv)                       any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”).

Each Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest such Seller may have in the Purchased Loans and any other collateral granted by such Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder. Each Seller further acknowledges that it has no rights to the Servicing Rights related to the Purchased Loans.  Without limiting the generality of the foregoing and for the avoidance of doubt, in the event that a Seller or a Servicer is deemed to retain any residual Servicing Rights, such Seller or such Servicer, as applicable, shall be deemed to have sold and delivered any of its rights and ownership interests in and to the Servicing Rights and the physical and contractual servicing of such Purchased Loans to Buyer and to the extent such conveyance is not deemed to be a sale of the Servicing Rights to Buyer, such Seller grants, assigns and pledges and such Seller shall direct such Servicer to grant, assign and pledge to Buyer a first priority security interest in all of its rights, title and interest in and to the Servicing Rights with respect to the Purchased Loans.  In addition, each Seller further grants, assigns and pledges and each Seller shall direct such Servicer to grant, assign and pledge to Buyer a first priority security interest in and to all Servicing Records and rights to receive Servicing Records or other documents which constitute a part of the Mortgage File or Servicing File with respect to each of the Purchased Loans and Related Loans underlying the Purchased Participation Certificates, and all Income related to the Purchased Assets received by such Servicer, and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing. In addition to the foregoing, and in order to preserve Buyer’s Lien on the Purchased Items in the event of a Conveyance of any Purchased Asset, REO Entity hereby grants, assigns and pledges to Buyer a first priority security interest in all of REO Entity’s rights, title and interest in and to the Underlying Assets and all of the property identified in items (i) through (xiv) above relating to the Underlying Assets, whether now existing or hereafter acquired.  PMC grants, assigns and pledges to Buyer a first priority security interest in all of its rights, title and interest in and to the Repledge Assets subject to a Repledge Transaction and all other Purchased Items (as such term is defined in the PMC/POP Repurchase Agreement), and all products, proceeds and distributions relating to or constituting any or all of the foregoing,.  Each of the foregoing security grants shall hereinafter be collectively referred to as the “Related Credit Enhancement”.  This paragraph is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Section 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.  The pledge of the Related Credit Enhancement is intended to be a guaranty of, and further security for, each Seller’s Obligations to the Buyer by each such Seller and REO Entity to the extent of its Assets.

At any time and from time to time, upon the written request of Buyer, and at the sole expense of Sellers, Sellers will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Purchased Items and the liens created hereby.  Sellers also hereby authorize Buyer to file any such financing or continuation statement to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.  This Agreement shall constitute a security agreement under applicable law.

(b)                                 Each Seller shall not and shall not permit REO Entity to (i) change the location of its chief executive office/chief place of business from that specified in Section 12(l) hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Purchased Items, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Buyer at least thirty (30) days prior written notice thereof and shall have delivered to Buyer all Uniform Commercial Code financing statements and amendments thereto as Buyer shall request and taken all other actions deemed reasonably necessary by Buyer to continue its perfected status in the Purchased Items with the same or better priority.

(c)                                  Each Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller and in the name of such Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, including without limitation, protecting, preserving and realizing upon the Purchased Items, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including without limitation, to protect, preserve and realize upon the Purchased Items, to file such financing statement or statements relating to the Purchased Items as Buyer at its option may deem appropriate, and, without limiting the generality of the foregoing, each Seller hereby gives Buyer the power and right, on behalf of such Seller, without assent by, but with notice to, such Seller, if an Event of Default shall have occurred that has not been waived by Buyer in writing in its sole discretion, to do the following:

(i)                                     in the name of such Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Purchased Items whenever payable;

(ii)                                  to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;

(iii)                               (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, to send “goodbye” letters on behalf of the related Seller, the related Servicer and any applicable Subservicer and Section 404 Notices on behalf of Buyer; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against a Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Sellers’ expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as a Seller might do.

Each Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable. This power of attorney shall not revoke any prior powers of attorney granted by such Seller.

Each Seller also authorizes Buyer, if an Event of Default shall have occurred that has not been waived by Buyer in its sole discretion in writing, from time to time, to execute, in connection with any sale provided for in Section 19 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.

(d)                                 The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Items and shall not impose any duty upon it to exercise any such powers.  Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

(e)                                  If a Seller fails to perform or comply with any of its agreements contained in the Program Documents and Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of Buyer incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by Sellers to Buyer on demand and shall constitute Obligations.

(f)                                   Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Purchased Items in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account. Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Purchased Items or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Purchased Items upon the request of a Seller or otherwise.

(g)                                  All authorizations and agencies herein contained with respect to the Purchased Items are irrevocable and powers coupled with an interest.

9.                                      CONDITIONS PRECEDENT

(a)                                 As conditions precedent to the initial Transaction, Buyer shall have received on or before the date on which such initial Transaction is consummated the following, in form and substance satisfactory to Buyer and duly executed by each party thereto (as applicable):

(i)                                     Program Documents. The Program Documents duly executed and delivered by each Seller, PLS, REO Entity and Guarantor, that is a party thereto, as applicable, and being in full force and effect, free of any modification, breach or waiver.

(ii)                                  Organizational Documents.  An officer’s certificate for each of each Seller, PLS, REO Entity and Guarantor, in the form and substance agreed to by Buyer and Sellers, together with a good standing certificate and certified copies of their respective charter and by-laws or other equivalent document in each case dated as of a recent date, but in no event more than ten (10) days prior to the date of such initial Transaction and of all corporate or other authority for each Seller with respect to the execution, delivery and performance of the Program Documents and each other document to be delivered by such Seller, PLS, REO Entity or Guarantor from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from a Seller to the contrary).

(iii)                               Incumbency Certificate.  An incumbency certificate of the secretary of each Seller, PLS, REO Entity and Guarantor certifying the names, true signatures and titles of their respective representatives duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder;

(iv)                              Legal Opinion.  Customary legal opinions of counsel to each Seller, PLS, REO Entity and Guarantor, in form and substance satisfactory to Buyer including without limitation, a legal opinion substantially in the form and substance acceptable to Buyer, and a reliance letter addressed to Buyer with respect to the opinions rendered in connection with the Repledge Repurchase Documents, if any.

(v)                                 Filings, Registrations, Recordings. (i) Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of Buyer, a perfected, first-priority security interest in the Purchased Items, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if Buyer determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; and (ii) Uniform Commercial Code lien searches, dated as of a recent date, in no event more than fourteen (14) days prior to the date of such initial Transaction, in such jurisdictions as shall be applicable to each Seller and the Purchased Items, the results of which shall be satisfactory to Buyer.

(vi)                              Fees and Expenses. Buyer shall have received all fees (including without limitation the initial installment of the Commitment Fee) and expenses required to be paid by the related Seller on or prior to the initial Purchase Date, including all legal fees the amount of which shall be agreed between Buyer and Sellers prior to the date hereof incurred in connection with the drafting, negotiating and execution of the Program Documents, which fees and expenses may be netted out of any purchase proceeds paid by Buyer hereunder.

(vii)                           Financial Statements. Buyer shall have received the financial statements referenced in Section 12(b).

(viii)                        Underwriting Guidelines. Buyer and PMC shall have agreed upon PMC’s current Underwriting Guidelines and Buyer shall have received a copy thereof certified by a Responsible Officer of PMC.

(ix)                              Consents, Licenses, Approvals, etc. Buyer shall have received copies certified by Sellers or Servicer of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Sellers of, and the validity and enforceability of, the Asset Documents, which consents, licenses and approvals shall be in full force and effect.

(x)                                 Servicing Agreement(s).  Buyer shall have received a copy of and approved the terms of each Servicing Agreement applicable to the Purchased Loans, in each case, as such agreement may be amended, supplemented or otherwise modified from time to time and approved by Buyer.

(xi)                              Insurance. Buyer shall have received evidence in form and substance satisfactory to Buyer showing compliance by each Seller as of the initial Purchase Date for the initial Transaction with Section 13(v) hereof.

(xii)                           Collection Account. Evidence of the establishment of each Collection Account.

(xiii)                        Other Documents. Buyer shall have received such other documents as Buyer or its counsel may reasonably request.

(xiv)                       Approvals. Each Seller shall have provided evidence, satisfactory to Buyer, that each Seller has all Approvals and such Approvals are in good standing.

(xv)                          REO Equity Interests. Buyer shall have received (i) the original REO Equity Interests together with an undated bond power covering such REO Equity Interests duly executed in blank by the holder thereof and medallion guaranteed and (ii) all transfer documentation, duly completed and executed, required under the REO Entity Agreement in connection with the transfer of the REO Equity Interests.

(b)                                 The obligation of Buyer to enter into each Transaction pursuant to this Agreement (including the initial Transaction) with respect to the Committed Amount and the agreement by Buyer (if any) to enter into each Transaction pursuant to this Agreement (including the initial Transaction) with respect to the Uncommitted Amount is subject to the following further conditions precedent, both immediately prior to any Transaction and also after giving effect thereto and to the intended use thereof:

(i)                                     No Default shall have occurred and be continuing. No Event of Default shall have occurred that has not been waived by Buyer in its sole discretion in writing.

(ii)                                  Both immediately prior to entering into such Transaction and also after giving effect thereto and to the intended use of the proceeds thereof, the representations and warranties made by the related Seller in Section 12 and Schedule 1 hereof, and in each of the other Program Documents, shall be true and complete on and as of the Purchase Date in all material respects (in the case of the representations and warranties in Section 12(v), 12(w) and Schedule 1 hereof, solely with respect to Assets which have not been repurchased by such Seller) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of Buyer, Buyer shall have received an officer’s certificate signed by a Responsible Officer of such Seller certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that such Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

(iii)                               The then aggregate outstanding Purchase Price for all Purchased Assets, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price. If the Transaction is with respect to the Committed Amount, the aggregate outstanding Purchase Price for all Purchased Assets then subject to Transactions with respect to the Committed Amount, when added to the Purchase Price for the requested Transaction, shall not exceed the Committed Amount as of such date.  If the Transaction is with respect to the Uncommitted Amount, the aggregate outstanding Purchase Price for all Purchased Assets then subject to Transactions with respect to the Uncommitted Amount, when added to the Purchase Price for the requested Transaction, shall not exceed the Uncommitted Amount as of such date.

(iv)                              Subject to Buyer’s right to perform one or more Due Diligence Reviews pursuant to Section 43 hereof, Buyer shall have completed its Due Diligence Review of the Mortgage File for each Loan subject to such Transaction and such other documents, records, agreements, instruments, Mortgaged Properties, REO Properties or information relating to such Loans as Buyer in its reasonable discretion deems appropriate to review and such review shall be satisfactory to Buyer in its reasonable discretion.

(v)                                 Buyer or its designee (including the Custodian where applicable) shall have received on or before the day of a Transaction with respect to any Purchased Assets (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

(A)                               The Asset Schedule with respect to such Purchased Assets, delivered pursuant to Section 3(a);

(B)                               The Trust Receipt with respect to such Purchased Assets, with the Asset Schedule attached and the related Exception Report, which shall indicate no Exceptions (other than those Buyer has agreed to waive);

(C)                               Such certificates, customary opinions of counsel or other documents as Buyer may reasonably request, provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyer in its commercially reasonable judgment; and.

(D)                               If any of the Loans that are proposed to be sold are Pooled Loans, for each such Loan: (i) a fully completed, executed and authenticated Eligible Participation Certificate, (ii) a copy of the fully completed Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule) or Freddie Mac Form 381 (Contract Delivery Summary) and Freddie Mac Form 939 (Settlement and Information Multiple Registration Form), as applicable, designating Buyer as the party authorized to receive the related Securities, duly executed by the related Seller, (iii) a copy of the Form HUD 11706 (Schedule of Pooled Mortgages) and the reverse side of Form HUD 11706 (Initial Certification), Fannie Mae Form 2005 (Schedule of Mortgages with Magnetic Tape Format Instructions), or Freddie Mac Form 11 (Mortgage Submission Schedule) and Freddie Mac Form 13SF (Mortgage Submission Voucher) or Selling System computer tape, as applicable, that has been delivered to the applicable Agency indicating Custodian’s initial certification of the Related Loans evidenced by the Participation Certificate that is proposed to be purchased.

(vi)                              If such Transaction is a Repledge Transaction, (x) Buyer shall have received and approved the Repledge Program Documents in its sole discretion and following such approval received duly executed copies thereof by the parties thereto and (y) PMC shall have satisfied all conditions precedent to the entry into such Repledge Transaction under the PMC/POP Repurchase Agreement.

(vii)                           With respect to any Loan that was funded in the name of or acquired by a Qualified Originator which is an Affiliate of a Seller, Buyer may, in its sole discretion, require such Seller to provide evidence sufficient to satisfy Buyer that such Loan was acquired in a legal sale, including without limitation, an opinion, in form and substance and from an attorney, in both cases, acceptable to Buyer in its sole discretion, that such Loan was acquired in a legal sale.

(viii)                        None of the following shall have occurred and/or be continuing:

i.                  an event or events resulting in the inability of Buyer to finance its purchases of assets with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events or a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under or otherwise comply with the terms of this Agreement; or

ii.               any other event beyond the control of Buyer which Buyer reasonably determines may result in Buyer’s inability to perform its obligations under this Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, computer viruses, power failures, earthquakes, or other disasters of a similar nature to the foregoing.

(ix)                              If any Loans to be purchased hereunder were acquired by a Seller, such Loans shall conform to such Seller’s Underwriting Guidelines or Buyer shall have received Underwriting Guidelines for such Loans acceptable to Buyer in its sole discretion.

(x)                                 Buyer shall have received all information requested from Sellers relating to Interest Rate Protection Agreements pursuant to Section 13(r), and Buyer shall have determined that such Interest Rate Protection Agreements adequately protect Sellers from interest rate fluctuations.

(xi)                              If any of the Loans that are proposed to be sold or Conveyed will be serviced by a new Servicer or Subservicer, Buyer shall have received, no later than 10:00 a.m. three (3) days prior to the requested Purchase Date, one or more Instruction Letters, executed by Sellers and Servicer or Subservicer, as applicable, together with a completed Schedule 1 attached thereto and the related Servicing Agreement, which such Servicing Agreement shall be in form and substance acceptable to Buyer, or, if an Instruction Letter executed by such Servicer or Subservicer shall have been delivered to Buyer in connection with a prior Transaction, Sellers shall instead deliver to such Servicer or Subservicer and Buyer an updated Schedule 1.

(xii)                           In no event shall Buyer be required to enter into (A) more than two (2) Transactions in any one (1) Business Day (unless otherwise agreed to by Buyer in writing), nor

(B) any Transaction whose Purchase Price would be less than $1,000,000 (unless otherwise agreed to by Buyer in writing).

(xiii)                        Buyer shall have determined that all actions necessary or, in the opinion of Buyer, desirable to maintain Buyer’s perfected interest in the Purchased Assets and other Purchased Items have been taken, including, without limitation, duly filed Uniform Commercial Code financing statements on Form UCC-1.

(xiv)                       Seller shall have paid to Buyer all fees (including without limitation any Funding Fee then due and owing) and expenses owed to Buyer in accordance with this Agreement and any other Program Document.

(xv)                          Buyer or its designee shall have received any other documents reasonably requested by Buyer.

(xvi)                       There is no Margin Deficit at the time immediately prior to entering into a new Transaction.

(xvii)                    With respect to each Purchased Asset or Underlying Asset that is subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date, Buyer shall have received a Security Release Certification for such Purchased Asset or Underlying Asset that is duly executed by the related secured party and the related Seller.  Such secured party shall have filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Loan, and each such release and Uniform Commercial Code termination statement has been delivered to Buyer prior to each Transaction and to the Custodian as part of the Mortgage File.

(xviii)                 No event shall have occurred and/or be continuing which results in a material adverse change to the Approvals of any Seller since the Effective Date, and such Approvals shall be in good standing.

Each request by a Seller hereunder for the purchase of Assets (or with respect to the REO Equity Interests, the proportionate value thereof related to one or more Underlying Assets) by Buyer shall constitute a certification by such Seller that each of the foregoing conditions precedent have been or will be satisfied as of the related Purchase Date (both as of the date of such notice, request or confirmation and as of the date of such purchase).

10.                               RELEASE OF PURCHASED ASSETS

Upon timely payment in full of the Repurchase Price then owing with respect to a Purchased Asset and the satisfaction of all other Obligations (if any), unless a Default or Event of Default shall have occurred and be continuing, then (a) Buyer shall be deemed to have terminated any security interest that Buyer may have in such Purchased Asset and any Purchased Items solely related to such Purchased Asset and, if applicable, any related Underlying Assets and (b) with respect to such Purchased Asset, Buyer shall direct Custodian to release such Purchased Asset and any Purchased Items solely related to such Purchased Asset to or at the direction of the related Seller or REO Entity, as applicable, unless such release and termination would give rise to or perpetuate a Margin Deficit.  The related Seller shall give one (1) Business Days’ prior written notice to Buyer if such repurchase shall occur on any date other than the Repurchase Date in Section 3(e).

If such release and termination gives rise to or perpetuates a Margin Deficit, Buyer shall notify the related Seller of the amount thereof and such Seller shall thereupon satisfy the Margin Call in the manner specified in Section 6.

11.                               RELIANCE

With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Sellers in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on a Seller’s behalf.

12.                               REPRESENTATIONS AND WARRANTIES

Each Seller, as applicable, represents and warrants to Buyer that throughout the term of this Agreement:

(a)                                 Existence.  Seller (a) is duly organized, validly existing and in good standing under the laws of the state of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law. REO Entity (a) is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.

(b)                                 Financial Condition.  Each of PMC and PMH has heretofore furnished to Buyer a copy of its audited consolidated balance sheets and the audited consolidated balance sheets of its consolidated Subsidiaries, each as at December 31, 2012 with the opinion thereon of Deloitte & Touche LLP, a copy of which has been provided to Buyer. Each of PMC and PMH has also heretofore furnished to Buyer the related consolidated statements of income and retained earnings and of cash flows for such Seller and its consolidated Subsidiaries for the one year period ending December 31, 2012, setting forth in comparative form the figures for the previous year.  All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of such Seller and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Since December 31, 2012 there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

(c)                                  Litigation.  There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against Seller, REO Entity or any of their respective Subsidiaries or Affiliates or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect or (ii) which questions the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated thereby and there is a reasonable likelihood of a Material Adverse Effect.

(d)                                 No Breach.  None of the execution and delivery of this Agreement, the other Program Documents, the consummation of the transactions contemplated hereunder and thereunder, the Seller’s use of the proceeds thereof or the Seller’s performance of any Obligations will (i) conflict with, violate or otherwise result in a breach of (x) Seller’s charter or by-laws (or equivalent documents), (y) any Requirement of Law applicable to Seller, REO Entity or any of their respective Subsidiaries, or (z) any Contractual Obligation of Seller, REO Entity or any of their respective Subsidiaries, or (ii) result in the creation or imposition of any Lien upon any of Seller’s or REO Entity’s Property or other assets (except for the Liens created pursuant to this Agreement).

(e)                                  Action.  Seller and REO Entity each has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Documents to which it is a party; the execution, delivery and performance by Seller and REO Entity of each of the Program Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Program Document has been duly and validly executed and delivered by Seller and REO Entity and constitutes a legal, valid and binding obligation of Seller or REO Entity as applicable, enforceable against Seller or REO Entity as applicable, in accordance with its terms.

(f)                                   Approvals.  No authorizations, approvals or consents of, or filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by Seller and REO Entity of the Program Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement.

(g)                                  Taxes.  Seller, REO Entity and their respective Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller, REO Entity and their respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate. Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Documents have been paid.

(h)                                 Investment Company Act.  None of Seller, REO Entity or any of their respective Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940. Seller is not subject to any Federal or state statute or regulation which limits its ability to incur indebtedness. Seller, REO Entity and each of their respective Subsidiaries are each exempt from the registration requirements of the Investment Company Act pursuant to an exemption other than Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

(i)                                     Compliance with Law.  No practice, procedure or policy employed or proposed to be employed by Seller in the conduct of its business or in connection with the performance of any of its Obligations violates any Requirement of Law which, if enforced, could reasonably be expected to have a Material Adverse Effect.

(j)                                    No Default.  None of Seller, REO Entity or any of their respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect (including without limitation any such default by PMC under the Repledge Program Documents).

(k)                                 Chief Executive Office; Chief Operating Office.  Seller’s and REO Entity’s chief executive office on the Effective Date is located at 6101 Condor Drive, Moorpark, California 93021 and the chief operating office is located at 6101 Condor Drive, Moorpark, California 93021.

(l)                                     Location of Books and Records.  The location where Seller and REO Entity keeps its books and records including all computer tapes and records relating to the Purchased Items is its chief executive office or chief operating office or the offices of the Custodian.

(m)                             True and Complete Disclosure.  The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller or REO Entity or any of its Subsidiaries to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller, REO Entity or any of their respective Subsidiaries to Buyer in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(n)                                 ERISA. Each Plan which is not a Multiemployer Plan, and, to the knowledge of Seller, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which Seller would be under an obligation to furnish a report to Buyer under Section 13(a)(v) hereof.  The present value of all accumulated benefit obligations under each Plan subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans.   None of Seller or any of its Subsidiaries provide any material medical or health benefits to any of its respective former employees at no cost to Seller or such Subsidiaries, as applicable, as an employer, other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA”).

(o)                                 Filing Jurisdictions; Relevant States; Subsidiaries.  Schedule 2 to this Agreement sets forth all of the jurisdictions and filing offices in which a financing statement should be filed in order for Buyer to perfect its security interest in the Purchased Items. Schedule 3 to this Agreement sets forth all of the states or other jurisdictions in which Seller originates Loans in its own name or through brokers on the date of this Agreement.  Schedule 4 to this Agreement sets forth all of the Subsidiaries of Seller.  The information set forth on Schedules to this Agreement are true, complete and correct.

(p)                                 True Sales.  Any and all interest of a Qualified Originator in, to and under any Mortgage funded in the name of or acquired by such Qualified Originator or seller which is an Affiliate of Seller has been sold, transferred, conveyed and assigned to Seller pursuant to a legal sale and such Qualified Originator retains no interest in such Loan, and if so requested by Buyer, such sale is covered by an opinion of counsel to that effect in form and substance acceptable to Buyer.

(q)                                 Collateral; Collateral Security.

(i)             Immediately prior to the sale of any Asset by Seller to Buyer hereunder and, with respect to the REO Equity Interests and the delivery by Seller to Buyer of the endorsement thereof in blank, Seller (or with respect to the REO Equity Interests, PMC) was the sole owner of such Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.

(ii)          During the time any such Asset is subject to a Transaction hereunder, no Person other than Buyer has any Lien on any such Asset.

(iii)       REO Entity is the sole record and beneficial owner of the Underlying Assets, free and clear of any and all Liens or options in favor, of, or claims of, any other Person (other than the Lien in favor of Buyer granted hereunder).

(iv)      The provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Purchased Items.

(v)         Upon receipt by Custodian of each Note, endorsed in blank by a duly authorized officer of Seller, Buyer shall have a fully perfected first priority security interest therein, in the Loan evidenced thereby and in Seller’s interest in the related Mortgaged Property.

(vi)      Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and Seller or REO Entity as “Debtor”, as applicable as “Debtor”, and describing the Purchased Items, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Purchased Items will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code.

(r)                                    Origination and Acquisition of Loans.  Each Purchased Loan was originated by Seller or a Qualified Originator.  The origination and collection practices used by Seller, Servicers or Qualified Originator, as applicable, with respect to each Purchased Loan have been, in all material respects legal, proper, prudent and customary in the residential mortgage loan origination and servicing business, and in accordance with the Underwriting Guidelines and the Agency Guidelines.  With respect to each Purchased Loan acquired by Seller or an Affiliate of Seller, to Seller’s knowledge, (i) such Purchased Loan was acquired and transferred on a true sale basis, (ii) the related transferor received reasonably equivalent value in consideration for the transfer of such Purchased Loan, (iii) no such transfer was made for or on account of an antecedent debt owed by the related transferor to Seller or an Affiliate of Seller and (iv) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code.  Each of the Loans complies with the representations and warranties listed in Schedule 1, Part I or Part IV, as applicable, to this Agreement.

(s)                                   No Adverse Selection.  Seller used no selection procedures that identified the Loans as being less desirable or valuable than other comparable Loans owned by Seller.

(t)                                    Seller Solvent; Fraudulent Conveyance.  As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of Seller and Seller is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. Seller is not transferring any Assets (including for the avoidance of doubt, the transfer of any Repledge Assets by POP) with any intent to hinder, delay or defraud any of its creditors. The transfer of the Loans subject to the Repledge Program Documents is not undertaken with the intent to hinder, delay or defraud any of POP’s creditors.

(u)                                 Financial Reporting. There has been no fraud that involves management or other employees who have a significant role in, the internal controls of Seller or any Affiliate thereof over financial reporting.

(v)                                 USA Patriot Act; OFAC.  Neither Seller nor any of its Affiliates is a Prohibited Person and Seller is in full compliance with all applicable orders, rules, regulations and recommendations of OFAC.  Neither Seller nor any of its members, directors, executive officers, parents or Subsidiaries: (1) is subject to U.S. or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions currently in force; (3) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.  Seller has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”) (collectively, the “Anti-Money Laundering Laws”).

(w)                               Anti-Money Laundering.  Seller has complied with all applicable Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Purchased Asset and each Underlying Asset for purposes of the Anti-Money Laundering Laws, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.  No Purchased Asset or Underlying Asset is in violation of, or subject to nullification pursuant to, the Executive Order or any regulations promulgated by the OFAC (the “OFAC Regulations”), and no Mortgagor is subject to the provisions of the Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

(x)                                 No Broker.  Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

(y)                                 MERS.  Seller is a member of MERS in good standing.

(z)                                  Separateness. REO Entity is in compliance with the requirements of Section 16 hereof.

(aa)                          REO Equity Interests.

(i)             The REO Equity Interests issued and outstanding as of the date hereof and delivered to Buyer pursuant to Section 9(a)(xv) hereof constitutes all the issued and outstanding equity interests of all classes of the Capital Stock of REO Entity and has been issued in compliance with all applicable laws.

(ii)          The REO Equity Interests have been duly and validly issued in compliance with applicable law and related organizational documents and is fully paid and nonassessable.

(iii)       It is the intent of the parties hereto that the REO Equity Interests constitute “securities” as that term is defined in Section 8-102 of the New York Uniform Commercial Code and that the REO Equity Interests be governed by Article 8 of the New York Uniform Commercial Code.

(iv)      There are (x) no outstanding rights, options, warrants or agreements for a purchase, sale or issuance, in connection with the REO Equity Interests, (y) no agreements on the part of PMC to issue, sell or distribute the REO Equity Interests (except as contemplated by this Agreement), and (z) no obligations on the part of PMC (contingent or otherwise) to purchase, repurchase, redeem or otherwise acquire any securities or any interest therein (other than from Buyer or as contemplated by this Agreement) or to pay any dividend or make any distribution in respect of the REO Equity Interests (other than to Buyer or as contemplated by this Agreement).

(v)         PMC has the legal capacity to own, hold and transfer the REO Equity Interests under the terms of the REO Entity Agreement.  The REO Equity Interests are assignable by Buyer, subject to the requirements of the REO Entity Agreement.

(bb)                          Servicing. Each Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Loans and in accordance with Accepted Servicing Practices.

(cc)                            Agency Approvals.  Seller has all requisite Approvals and is in good standing with each Agency, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the consummation of any Takeout Commitment with respect to Agency Eligible Loans, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency.

(dd)                          No Adverse Actions.  Seller has not received from any Agency a written notice of extinguishment or a written notice indicating material breach, default or material non-compliance which

Buyer reasonably determines may entitle such Agency to terminate, suspend, sanction or levy penalties against Seller, or a written notice from any Agency indicating any adverse fact or circumstance in respect of Seller which Buyer reasonably determines may entitle such Agency to revoke any Approval or otherwise terminate, suspend Seller as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Agency to terminate Seller.

(ee)                            REIT Status.  Guarantor has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code.  Guarantor for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

(gg)                            Structural Documents. Each of the Structural Documents is genuine, in full force and effect, and no defaults or events of default exist thereunder.  To PMC’s knowledge, each such Structural Document is the legal, valid and binding obligation of the makers thereof enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles.  The enforceability of each such Structural Document has not been contested by any party thereto.  Except as otherwise provided to Buyer prior to the Effective Date or consented to in writing by Buyer following the Effective Date, there are no amendments, modifications or other supplements to the Structural Documents.  Neither PMC nor REO Entity has waived the performance by any other party of any action, if the failure to perform such action would adversely affect the Assets or the direct or indirect rights of Buyer in the Purchased Assets in any material respect, nor has any such Person waived any default resulting from any action or inaction by such party.

(hh)                          Repledge

(i)

The PMC/POP Repurchase Agreement contains broad repledge, assignment and rehypothecation provisions in favor of POP permitting POP to sell, transfer and assign to Buyer hereunder, without restriction or rights to consent by PMC or any other Person, all of POP’s right, title and interest in Loans purchased by POP thereunder;

(ii)

The PMC/POP Repurchase Agreement contains a back-up grant of security interest in each related Loan subject to a Repledge Transaction to POP, similar in form and substance to the security interest granted to Buyer in Section 8 hereof, and the repurchase agreement or an ancillary document thereto provides for a provision or instruction that the Mortgage File in respect of such Loan be delivered by PMC directly to Buyer or Buyer’s designee (which may be the Custodian);

(iii)	The PMC/POP Repurchase Agreement contains a broad grant of a power of attorney to POP and POP’s attorneys-in-fact, including Buyer;

(iv)

The PMC/POP Repurchase Agreement contains grants to POP and Buyer the right to immediately terminate PMC’s right or any third party servicer’s right to service the Loans subject to a Repledge Transaction;

(v)

The PMC/POP Repurchase Agreement contains requirements that each Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Loans and in accordance with Accepted Servicing Practices;

(vi)

The Repledge Program Documents provide that PMC (i) gives Buyer the authority to change fields in the MERS System as appropriate, including, without limitation, changing the “interim funder” field to insert parties with which POP enters into financing arrangements including repurchase agreements with respect to such Mortgage Loans and (ii) authorizes POP to enter into an electronic tracking agreement with MERS and third party lender in connection with MERS taking instructions from an interim funder under certain circumstances;

(vii)

During the duration of each Repledge Transaction, no third-party custodian shall hold any Loan Documents pursuant to an agreement to which PMC is a party, or beneficiary (other than Custodian under the Custodial Agreement);

(viii)

The Repledge Program Documents have not been assigned by POP or PMC and POP has not granted a security interest in, the Repledge Program Repurchase Documents to any third party (other than to Buyer hereunder);

(ix)

A financing statement on Form UCC-1 has been filed in the applicable filing office naming PMC as debtor and POP as secured party with a collateral description reasonably acceptable to Buyer, which shall be similar in form and substance to the Purchased Items in which a security interest is granted pursuant to Section 8 hereof;

(x)

The PMC/POP Repurchase Agreement is a “repurchase agreement”, a “securities contract” and a “master netting agreement” within the meaning of Sections 559, 555 and 741, respectively, of the Bankruptcy Code;

(xi)	True, correct and fully executed copies of the Repledge Transaction Documents have been delivered to Buyer and are attached hereto as Exhibit L;

(xii)

Except to the extent approved in writing by Buyer, neither the terms of the Repledge Program Documents nor the terms of the Repledge Transactions have been (i) materially amended, modified, supplemented or restated or (ii) amended, modified, supplemented or restated in any manner that would affect the Buyer’s rights hereunder or under any other Program Document (including without limitation Buyer’s rights to the Purchased Assets that are Repledge Assets) or (iii) amended, modified, supplemented or restated in any manner that could call in question whether a Transaction in respect of any Repledge Assets is a “repurchase agreement” as that term is defined in Section 101(47)(A)(i) of Title 11 of the USC, a “securities contract” as that term is defined in Section 741(7)(A)(i) of Title 11 of the USC, or a “master netting agreement” as that term is defined in Section 101(38A)(A) of Title 11 of the USC; and

(xiii)

Except to the extent approved in writing by Buyer, POP has not waived the performance by PMC of any action or inaction under the Repledge Program Documents, if such action or inaction by PMC would result in an “Event of Default” (as such term is defined in the PMC/POP Repurchase Agreement) or any other material default by PMC under the Repledge Program Documents absent such waiver by POP.

13.                               COVENANTS OF SELLER

Each Seller covenants and agrees with Buyer that during the term of this Agreement:

(a)                                 Financial Information.

Seller shall deliver to Buyer:

(i)                                     As soon as available and in any event within forty-five (45) days after the end of each month, a certification in the form of Exhibit A-1 attached hereto in accordance with Section 21 hereof, together with the consolidated balance sheets of each of PMC and PMH and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings for each of PMC and PMH and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, accompanied by a certificate of a Responsible Officer of such Seller, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Seller and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

(ii)                                  Reserved;

(iii)                               As soon as available and in any event within ninety (90) days after the end of each fiscal year of PMC and PMH, as applicable, the consolidated balance sheets of such Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Seller and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP;

(iv)                              From time to time (i) such other information regarding the financial condition, operations, well-being or business of Seller and (ii) copies of all documentation in connection with the underwriting and origination of any Purchased Loan originated after January 10, 2014 that evidences compliance with the Ability to Repay Rule and the QM Rule, in each case as Buyer may reasonably request (including but not limited to any information regarding any repurchase and indemnity requests or demands made upon Seller by any third party investors), within three (3) Business Days of such request; and

(v)                                 As soon as reasonably possible, and in any event within fifteen (15) days after a Responsible Officer knows, or has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Seller setting forth details respecting such event or condition and the action, if any, that Seller or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Seller or an ERISA Affiliate with respect to such event or condition):

a.              any Reportable Event or any request for a waiver under Section 412(c) of the Code for any Plan;

b.              the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or an ERISA Affiliate to terminate any Plan;

c.               the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

d.              the complete or partial withdrawal from a Multiemployer Plan by Seller or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Seller or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

e.               the institution of a proceeding by a fiduciary of any Multiemployer Plan against Seller or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days; and

f.                the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

Seller will furnish to Buyer, at the time it furnishes each set of financial statements pursuant to paragraphs (i), (ii) or (iii) above, a certificate of a Responsible Officer of Seller (x) stating that, to the best of such Responsible Officer’s knowledge, Seller has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other Program Documents to be observed, performed or satisfied by it during such fiscal period or year, (y) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default has occurred and is continuing or any Event of Default has occurred that has not been waived by Buyer in its sole discretion in writing, describing the same in reasonable detail and describing the action Seller has taken or proposes to take with respect thereto) and (z) attaching a worksheet demonstrating that Seller is in compliance with the covenants set forth in Sections 13(s) and (bb).

(b)                                 Existence, Etc.  Each of Seller, REO Entity and their respective Subsidiaries will:

(i)             (A) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises, (B) maintain all licenses, permits or other approvals necessary to conduct its business and to perform its obligations under the Program Documents; and (C) not change its tax identification number, fiscal year or method of accounting without the consent of Buyer;

(ii)          comply with all applicable Requirements of Laws (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

(iii)       keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv)      not move its chief executive office or chief operating office from the addresses referred to in Section 12(k) unless it shall have provided Buyer thirty (30) days prior written notice of such change; and

(v)         permit representatives of Buyer, during normal business hours upon three (3) Business Days’ prior written notice at a mutually desirable time or at any time upon the occurrence of an Event of Default, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

(c)           Notices. Seller shall give notice to Buyer promptly in writing upon becoming aware of, but in any event within three (3) Business Days (unless otherwise indicated) after the occurrence of, any of the following:

(i)             Within one (1) Business Day upon becoming aware of any Default, Event of Default or any event of default or default under any Program Document, Interest Rate Protection Agreement or other material agreement of Seller;

(ii)          Within three (3) Business Days upon becoming aware of any Material Adverse Effect or any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

(iii)       within five (5) Business Days after service of process on Seller or any of its Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting Seller or any of its Subsidiaries (i) that questions or challenges the validity or enforceability of any of the Program Documents or questions or challenges compliance of any Purchased Loan with the Ability to Repay Rule or the QM Rule, (ii) as to which an adverse determination could reasonably be expected to result in a Material Adverse Effect or (iii) in which the amount in controversy exceeds $10,000,000;

(iv)      the entry of a judgment or decree against Seller or any of its Subsidiaries in an amount in excess of $10,000,000;

(v)         (A) any breach of any representation or warranty listed on Schedule 1 hereto applicable to any Purchased Asset or (B) if any Mortgaged Property in respect of any Purchased Loan with an aggregate unpaid principal balance of at least $1,000,000 has been damaged by natural casualties or has otherwise sustained damage, in each case, that materially and adversely affects the value of such Purchased Asset;

(vi)      any material dispute, licensing issue, litigation, investigation, proceeding or suspension between Seller or its Subsidiaries or a Servicer, on the one hand, and any Governmental Authority or any other Person;

(vii)   any penalties, sanctions or charges levied, or threatened to be levied, against Seller or a Servicer or any change or threatened change in Approval status, or the commencement of any non-routine Agency Audit, investigation, or the institution of any action or the threat of institution of any action against Seller by any Agency, HUD, FHA or VA or any other agency, or any supervisory or regulatory Government Authority supervising or regulating the origination or servicing of mortgage loans or reverse mortgage loans by, or the issuer or seller status of, Seller or a Servicer;

(viii)        any change in Guarantor’s status as a REIT; and

(ix)      with respect to a material portion of the Purchased Loans that are FHA Loans or VA Loans, any fact or circumstance which would cause (a) such Loans to be ineligible for FHA Mortgage Insurance or a VA Loan Guaranty, as applicable, (b) FHA or VA to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA Loan Guaranty, respectively, or (c) FHA or VA to deny or reject any claim under any related FHA Mortgage Insurance Contract or a VA Loan Guaranty, respectively.

Each notice pursuant to this Section 13(c) shall be accompanied by a statement of a Responsible Officer of Seller, setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.

(d)           Underwriting Guidelines.  Seller agrees to provide notice to Buyer within three (3) Business Days of any material modifications to be made to the Underwriting Guidelines that will impact either Buyer or the Purchased Loans.  Seller agrees to deliver to Buyer copies of the Underwriting Guidelines in the event that any changes are made to the Underwriting Guidelines following the Effective Date.  No material changes to the Underwriting Guidelines shall be effective with respect to any Purchased Loan until Buyer has consented in writing to any such change.

(e)           Lines of Business.  Seller shall not, and PMC shall not permit REO Entity to, engage to any substantial extent in any line or lines of business activity other than the businesses generally carried on by it as of the Effective Date.

(f)            Transactions with Affiliates.  Seller shall not, and PMC shall not permit REO Entity (other than as provided in the Program Documents) to enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise not prohibited under this Agreement, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(g)           Defense of Title; Preservation of Purchased Items. Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Items against all adverse claims and demands of all Persons whomsoever and shall do all things necessary to preserve the Purchased Items so that such Purchased Items remain subject to a first priority perfected security interest hereunder. Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or Lien on or otherwise encumber (except pursuant to the Program Documents), the Repledge Program Documents, any of the Purchased Assets or any interest therein provided that this Section 13(g) shall not prevent any contribution, assignment, transfer or conveyance of Purchased Assets in accordance with the Program Documents.  Without limiting the foregoing, Seller shall comply with all Requirements of Laws applicable to Seller or relating to the Purchased Items and shall cause the Purchased Items to comply with all applicable Requirements of Laws.  Seller will not allow any default to occur for which Seller is responsible under any Purchased Items or any Program Documents and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Items or the Program Documents.

(h)           Prohibition of Fundamental Changes.   Seller shall not, nor shall it permit REO Entity to at any time, directly or indirectly, (i) enter into any transaction of merger or consolidation or amalgamation in which Seller is not the surviving entity, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), or (iii) form or enter into any partnership, joint venture, syndicate or other combination which could reasonably be expected to have a Material Adverse Effect.

(i)            Limitation on Sale of Assets. Seller shall not, nor shall it permit REO Entity to convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”) all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer substantially all of its assets to any Person; provided, that Seller may after prior written notice to Buyer allow such action with respect to any Subsidiary which is not a material part of Seller’s overall business operations.

(j)            Limitation on Distributions; Restricted Payments.  Without Buyer’s consent, Seller shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.  Seller shall not make any Restricted Payments following an Event of Default.

(k)           Agency Audit and Approval Maintenance.  Seller shall (i) at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation written notices of defaults, written notices of termination of approved status, written notices of imposition of supervisory agreements or interim servicing agreements, and written notices of probation, suspension, or non-renewal, (ii) provide Buyer with copies of such Agency Audits promptly upon Buyer’s request (unless prohibited from doing so), and (iii) take all actions necessary to maintain its respective Approvals.

(l)            Servicing Transmission.  Seller shall direct each Servicer to provide to Buyer on a monthly basis no later than 11:00 a.m. New York City time two (2) Business Days prior to each Repurchase Date (or such other day requested by Buyer) the Servicing Transmission, on a loan-by-loan basis and in the aggregate containing such information agreed to by Buyer and Seller with respect to the Purchased Loans.

(m)          No Amendment or Compromise.  Without Buyer’s prior written consent, none of Seller or those acting on Seller’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Loans, any related rights or any of the Program Documents; provided that a Purchased Loan may be amended or modified if such amendment or modification does not affect the amount or timing of any payment of principal or interest, extend its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded by the real property, furnishings, fixtures, or equipment securing the Purchased Loan.

(n)           Maintenance of Property; Insurance.  Seller shall keep all property useful and necessary in its business in good working order and condition.  Seller shall maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Effective Date (as disclosed to Buyer in writing) and shall not reduce such coverage without the written consent of Buyer, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

(o)           Further Identification of Purchased Items.  Within five (5) Business Days of Buyer’s reasonable request (or such other time as may be agreed to between Buyer and Seller), Seller will furnish to Buyer from time to time statements and schedules further identifying and describing the Purchased Items and such other reports in connection with the Purchased Items as Buyer may reasonably request, all in reasonable detail.

(p)           Alternative Purchase of Collateral.  Seller shall not cause any Eligible Asset which is at any time purchased hereunder to be subsequently purchased or used as collateral pursuant to any other financing, note purchase, loan warehouse, repurchase or similar facility maintained by Seller with any third party without the express written consent of Buyer, unless such Asset is no longer a Purchased Asset.

(q)           OFAC.  At all times throughout the term of this Agreement, Seller (a) shall be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC and (b) shall not permit any Purchased Assets or Underlying Assets to be maintained, insured, traded, or used (directly or indirectly) in violation of any United States statutes, rules or regulations, in a Prohibited Jurisdiction or by a Prohibited Person.

(r)            Interest Rate Protection Agreements.  Within five (5) Business Days (or such other time as may be agreed to between Buyer and Seller) of Buyer’s request, Seller shall deliver to Buyer any and all information relating to Interest Rate Protection Agreements.

(s)            Additional Repurchase or Warehouse Facility.  Seller shall maintain throughout the term of this Agreement, with a nationally recognized and established counterparty (other than Buyer) at least one loan repurchase or warehouse facility that provides funding on a committed basis, in an aggregate amount equal to at least $100,000,000.

(t)            Maintenance of Records.

(i)             Seller shall maintain and have available, a complete file in accordance with lending industry custom and practice for each Purchased Asset and the Underlying Assets.

(ii)          Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets and the Underlying Assets in accordance with industry custom and practice and all such Records shall be in held in Custodian’s possession unless Buyer otherwise approves.  With respect to all such Records not in the possession of Custodian, Seller shall maintain same in good and complete condition in accordance with industry practices and preserve them against loss or destruction.  Seller will not cause or authorize any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Purchased Loan, in which event Seller will obtain or cause to be obtained a receipt from the Custodian for any such paper, record or file.

(iii)       For so long as Buyer has an interest in or lien on any Purchased Asset or any Underlying Asset, Seller will hold or cause to be held all related Records in trust for

Buyer.  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.

(iv)      Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller and REO Entity with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller and REO Entity with its independent certified public accountants.

(u)           Maintenance of Licenses. Seller shall and PMC shall cause REO Entity to (i) maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents, (ii) remain in good standing under the laws of each state in which it conducts business or any Mortgaged Property is located, and (iii) conduct its business in accordance with applicable law in all material respects.

(v)           Taxes, Etc.  Seller shall and PMC shall cause REO Entity to pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon Seller or upon its income and profits or upon any of its Property, real, personal or mixed (including without limitation, the Purchased Assets and the Underlying Assets) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such Properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided.  Seller shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.

(w)          Use of Custodian.  Without the prior written consent of Buyer, Seller shall use no third party custodian as document custodian other than the Custodian with respect to the Purchased Assets.

(x)           Change of Fiscal Year.  Seller will not at any time, directly or indirectly, except upon ninety (90) days’ prior written notice to Buyer, change the date on which Seller’s fiscal year begins from Seller’s current fiscal year beginning date.

(y)           Delivery of Servicing Rights and Servicing Records.  With respect to the Servicing Rights of each Purchased Loan and each Underlying Asset, Seller shall cause each Servicer to deliver such Servicing Rights to Buyer on the related Purchase Date.  Seller shall deliver (or cause the related Subservicer to deliver) the Servicing Records and the physical and contractual servicing of each Purchased Loan and each Underlying Asset, to Buyer or its designee upon the termination of such Servicer or Subservicer as the servicer or subservicer, respectively, pursuant to Section 42(f).  In addition, with respect to the Servicing Records for each Purchased Loan and each Underlying Asset and the physical and contractual servicing of each Purchased Loan and each Underlying Asset, Seller shall cause such Servicer to deliver (or cause the related Subservicer to deliver) such Servicing Records and, to the extent applicable, the servicing to Buyer or its designee within thirty (30) days of the earlier of (i) the termination of such Servicer or Subservicer as the servicer or subservicer, respectively, of the Purchased Loans and the Underlying Assets and (ii) the related Purchase Date for each such Purchased Loan and Underlying Asset (the “Servicing Delivery Requirement”).  Notwithstanding the foregoing, such Servicing Delivery Requirement will be deemed restated for each such Purchased Loan and such Underlying Asset on each Repurchase Date that is subject to a new Transaction (and the immediately preceding delivery requirement will be deemed to be rescinded), and a new 30-day Servicing Delivery Requirement will be deemed to commence for such Purchased Loans and such Underlying Assets as of such Repurchase Date in the absence of directions to the contrary from Buyer.  Further, the Servicing Delivery Requirement will no longer apply to any Purchased Loan or any Underlying Asset that is repurchased in full by Seller (or a Servicer’s or Subservicer’s) in accordance with the provisions of this Agreement and is no longer subject to a Transaction.  Seller’s transfer of the Servicing Rights, Servicing Records and the physical and contractual servicing under this Section shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).

(z)           Establishment of Collection Accounts.  Prior to the initial Purchase Date, Seller shall establish each Collection Account for the benefit of Buyer.  Seller shall and shall direct each Servicer to deposit or credit to the applicable Collection Account all such Income within two (2) Business Days of receipt in accordance with Section 7 hereof.  On each Repurchase Date, Seller shall have the right to withdraw all amounts on deposit therein; provided that upon the occurrence and during the continuance of a Default or upon the occurrence of an Event of Default that has not been waived by Buyer in its sole discretion in writing, none of Seller or any Servicer shall have any right to withdraw any such amounts without Buyer’s prior written consent.  Seller shall and shall direct each Servicer to follow the instructions of Buyer with respect to the Purchased Assets and Underlying Assets and deliver to Buyer any information with respect to the Purchased Assets and Underlying Assets reasonably requested by Buyer.  Seller shall and shall direct each Servicer to deposit or credit to the applicable Collection Account all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement.

(aa)         MERS.  Seller will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Loans for as long as such Purchased Loans are registered with MERS.

(bb)         Financial Covenants.

(i)             Maintenance of Liquidity.  Seller shall ensure that at all times it has cash and Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under uncommitted warehouse and repurchase facilities in an amount equal to not less than the Minimum Liquidity Amount at any time.

(ii)          Maintenance of Adjusted Tangible Net Worth.  Seller shall not permit its Adjusted Tangible Net Worth to be less than the Minimum Adjusted Tangible Net Worth at any time.

(iii)       Maintenance of Leverage.  Seller shall not permit the ratio of its Indebtedness to Adjusted Tangible Net Worth to be greater than the Maximum Leverage Ratio at any time.

(cc)         Takeout Payments.  With respect to each Purchased Asset that is an Agency Takeout Loan, a Pooled Loan, a Third Party Takeout Loan, or a Security, Seller shall ensure that the related Takeout Price and all other payments under the related Takeout Commitment shall be paid directly to Buyer in accordance with the wire instructions designated by Buyer; provided, that in the event that such Takeout Price exceeds an amount equal to (i) the Repurchase Price for such Purchased Asset, plus (ii) all Obligations then due and owing by Seller to Buyer under the Agreement, then Buyer shall immediately remit such excess amount to Seller; provided, further, that Buyer may, in its sole discretion, net such excess amount from any other Obligations then due and owing by Seller to Buyer under this Agreement.  With respect to each Purchased Asset that is an Agency Takeout Loan, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s designated wire instructions or Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Asset Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Asset Schedule), as applicable, is identical to the Payee Number that has been identified by Buyer in writing as Buyer’s Payee Number or Buyer has approved the related Payee Number in writing in its sole discretion.  With respect each Purchased Asset that is a Pooled Loan, the applicable Agency documents list Buyer as the sole subscriber of the Related Security.

(dd)                          Trade Assignments.

(i)             With respect to Pooled Loans subject to any Transaction, Seller shall deliver to Buyer no later than the related Purchase Date, a duly executed Trade Assignment together with a copy of the Takeout Commitment with respect to the Related Security.

(ii)          With respect to Agency Takeout Loans and Third Party Takeout Loans subject to any Transaction, Seller shall deliver to Buyer as soon as possible but no more than one (1) Business Day following the date on which Seller enters into a Takeout Commitment for such Loans, a duly executed Trade Assignment together with a copy of the Takeout Commitment with respect to such Loans.

(ee)                            Amendments to Repledge Program Documents; Assignment of Repledge Program Documents..  POP and PMC shall obtain Buyer’s written consent (which may be given or withheld in Buyer’s sole discretion) prior to the effectuation of any material amendment, modification, supplement or restatement of any Repledge Program Document or the terms of any Repledge Transaction,  any amendment, modification, supplement or restatement of any Repledge Program Document or the terms of any Repledge Transaction that would affect the Buyer’s rights hereunder or under any other Program Document (including without limitation Buyer’s rights to the Purchased Assets that are Repledge Assets) or any amendment, modification, supplement or restatement of any Repledge Program Document or the terms of any Repledge Transaction that could call in question whether a Transaction in respect of any Repledge Assets is a “repurchase agreement” as that term is defined in Section 101(47)(A)(i) of Title 11 of the USC, a “securities contract” as that term is defined in Section 741(7)(A)(i) of Title 11 of the USC, or a “master netting agreement” as that term is defined in Section 101(38A)(A) of Title 11 of the USC. Neither PMC nor POP shall assign any of its rights or obligations under the Repledge Program Documents to any third party (other than to Buyer hereunder).

(ff)                              REO Equity Interests. If PMC shall become entitled to receive or shall receive any certificate evidencing any option rights or any other equity interest in REO Entity, whether in addition to, in substitution for, as a conversion of, or in exchange for the REO Equity Interests, or otherwise in respect thereof, PMC shall assign and deliver the same forthwith to Buyer in the exact form received, duly indorsed by PMC, together with an undated transfer power, if required, covering such certificate duly executed in blank.  Any sums paid upon or in respect of the REO Equity Interests upon the liquidation or dissolution of REO Entity shall be paid over to Buyer and applied to the payment of the outstanding Obligations and subject to Buyer’s right of set-off hereunder, so long as no Default or Event of Default has occurred, any amounts remaining after such application shall be paid to PMC.

(gg)                            REO Deed.  Upon the occurrence of a Conversion Date for any Eligible Asset that is a Delinquent Asset or if REO Entity acquires or contemplates the acquisition of, any REO Property or desires to extinguish any Note in connection with the foreclosure of the related Eligible Loan, PMC shall ensure that:

(i)                                     REO Entity deliver correct and complete REO Property Documents (including a copy of the REO Deed) to Buyer or its designee on or prior to the related Conversion Date;

(ii)                                  the copy of the REO Deed (including the related intervening deeds) is a true, correct and complete copy of the original REO Deed and reflects REO Entity as the owner of the REO Property in fee simple;

(iii)                               the original REO Deed is in recordable form, acceptable in all respects for recording under the laws of the jurisdiction in which the REO Property is located and has been delivered for recordation to the appropriate recording office; and

(iv)                              Each title commitment, ‘date-down’ or trustee’s sale guarantee delivered to Buyer or its designee as part of the REO Property Documents is a true, correct and complete copy of the original document.

All costs and expenses in connection with the preparation, execution, delivery and filing or recording of any REO Deed, and any filing, transfer or recording tax or other charges with respect thereto shall be borne by REO Entity.  Upon the acquisition of title to an REO Property by REO Entity, PMC will be deemed to make the representations and warranties hereto with respect to such REO Property as set forth in Schedule 1, Part III attached hereto.

14.                               REPURCHASE DATE PAYMENTS

On each Repurchase Date for any Transaction or individual Purchased Asset or Underlying Asset (other than a Repurchase Date on which the related Purchased Assets automatically become subject to a new Transaction in accordance with Section 3(f) hereof), the related Seller shall remit or shall cause to be remitted to Buyer the Repurchase Price together with any other Obligations then due and payable.

15.                               REPURCHASE OF PURCHASED ASSETS

Upon discovery by a Seller of a breach of any of the representations and warranties set forth on Schedule 1 to this Agreement with respect to any Purchased Asset, or if a Purchased Asset at any time ceases to be an Eligible Asset, such Seller shall give prompt written notice thereof to Buyer.  It is understood and agreed that the representations and warranties set forth in Schedule 1 to this Agreement with respect to the Purchased Assets shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of Buyer.  The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Asset (or with respect to the REO Equity Interests, the proportionate value thereof related to one or more Underlying Assets) shall not affect Buyer’s right to demand repurchase of the Purchased Assets (or with respect to the REO Equity Interests, the proportionate value thereof related to one or more Underlying Assets) or assign a Market Value of zero to such Assets, as applicable, as provided under this Agreement.  A Seller shall, within two (2) Business Days of the earlier of such Seller’s discovery or such Seller receiving notice with respect to any Purchased Asset of (i) any breach of a representation or warranty contained in Schedule 1 to this Agreement with respect to such Purchased Asset, (ii) the failure of such Purchased Asset to be an Eligible Asset or (iii) any failure to deliver any of the items required to be delivered as part of the Mortgage File within the time period required for delivery pursuant to the

Custodial Agreement, promptly cure such breach or delivery failure in all material respects.  If within two (2) Business Days after the earlier of a Seller’s discovery of such breach or delivery failure or such a Seller receiving notice thereof that such breach, ineligibility or delivery failure has not been remedied by such Seller, such Seller shall promptly upon receipt of written instructions from Buyer, repurchase such Purchased Asset at a purchase price equal to the Repurchase Price with respect to such Purchased Asset by wire transfer to the account designated by Buyer. In the event that it is discovered that the circumstances with respect to any Purchased Asset or Underlying Asset are not accurately reflected in any of the applicable representations and warranties made by Sellers set forth in Schedule 1 to this Agreement, notwithstanding the actual knowledge or lack of knowledge of Seller, and notwithstanding that such representation and warranty is made “to the best of Seller’s knowledge,” then such representation and warranty shall be deemed to be breached.

16.                               SPECIAL PURPOSE ENTITY PROVISIONS

Sellers shall ensure that REO Entity shall (i) not engage in any business, other than as expressly contemplated by the Program Documents and the Structural Documents; (ii) not incur any indebtedness or other obligations (including without limitation contingent obligations), except as expressly contemplated by the Program Documents; (iii) not acquire the obligations or securities of any Affiliate or enter into any transaction with an Affiliate except as expressly contemplated by the Program Documents, unless such transactions are on an arm’s-length basis, on commercially reasonable terms and on terms no less favorable than would be obtained in a comparable arm’s-length transaction with an unrelated third party; (iv) pay its debts and liabilities only from its own assets, except as otherwise expressly permitted pursuant to the terms of the Program Documents; (v) do all things necessary to observe organizational formalities and to preserve its existence; (vi) maintain all of its books, records and bank accounts separate from those of its Affiliates and file its own tax returns if applicable (except to the extent consolidation is required or permitted under applicable law); (vii) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate); (viii) promptly correct any known misunderstanding regarding its status as a separate entity; (ix) conduct business in its own name, and shall identify itself or any of its Affiliates as a division of the other; (x) not take any action that is reasonably likely to result in an Insolvency Event with respect to itself; (xi) not engage in or suffer any Change of Control or any dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as expressly permitted in the Program Documents); (xii) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (xiii) not hold itself out to be responsible for the debts or obligations of any other Person (except as expressly permitted in Section 8 of the Agreement); (xiv) not pledge its assets to secure the obligations of any other Person (except as expressly permitted in Section 8 of this Agreement); (xv) comply with the provisions of its governing documents and not make any amendments or other modifications to its governing documents; (xvi) not make any loans or advances to any Affiliate (other than Sellers) or third party, other than in connection with the acquisition of Assets for purchase under this Agreement or the Structural Documents; (xvii) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain solvent; and (xviii) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.

17.                               ACCELERATION OF REPURCHASE DATE

Buyer may, with respect to the Uncommitted Amount only, at any time, terminate any outstanding Transactions with respect to the Uncommitted Amount by providing written notice to Sellers.  Within the earlier of (i) the next occurring Repurchase Date or (ii) fifteen (15) Business Days of receipt of such notice, the related Seller agrees to repurchase all Purchased Assets which were financed from the Uncommitted Amount at the Repurchase Price and to satisfy all of its Obligations with respect to such Purchased Assets hereunder.

18.                               EVENTS OF DEFAULT

Each of the following events shall constitute an Event of Default (an “Event of Default”) hereunder:

(a)                                 The applicable Seller fails to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price);

(b)                                 The applicable Seller fails to repurchase the Purchased Assets on the applicable Repurchase Date or the applicable Seller fails to perform its obligation to cure a Margin Deficit under Section 6 within the timeframe provided therein;

(c)                                  A Seller shall default in the payment of any other amount payable by it hereunder or under any other Program Document after notification by Buyer of such default, and such default shall have continued unremedied for three (3) Business Days;

(d)                                 Any representation, warranty or certification made or deemed made herein or in any other Program Document by a Seller or any certificate furnished to Buyer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1 which shall be considered solely for the purpose of determining the Market Value of the Assets; unless (i) such Seller shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis), and such breach shall have continued unremedied for five (5) Business Days;

(e)                                  A Seller shall fail to observe or perform (i) any covenant set forth in Section 13(b)(i)(A), Section 13(c)(i), Section 13(c)(ii), Section 13(c)(ix), Sections 13(g) through (j), Section 13(p), Section 13(u), Section 13(w), Section 13(x), Section 13(bb) or Section 13(ee) and such failure to observe or perform shall continue unremedied for one (1) Business Day, or (ii) any other covenant or other agreement (other than those covenants otherwise addressed in this Section 18) contained in this Agreement and such failure to observe or perform shall continue unremedied for five (5) Business Days (or the cure period (if any) specified in such provision); provided that if Buyer determines in its sole discretion that Seller has failed to observe or perform any covenant set forth in Section 13(p) or Section 13(ee) on a regular basis, following such determination any failure by Seller to observe or perform such covenant set forth in Section 13(p) or Section 13(ee) shall be deemed an Event of Default hereunder without regard to whether such failure to observe or perform continues unremedied for one (1) Business Day;

(f)                                   any final, judgment or judgments or order or orders for the payment of money in excess of $5,000,000 in the aggregate (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge), satisfied, or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates, as

applicable, shall not, within said period of sixty (60) days, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(g)                                  (i) a Seller shall admit in writing its inability to, or intention not to, perform any of such Seller’s Obligations or any of its other material obligations (including without limitation if PMC shall admit in writing its inability to, or intention not to, perform any of PMC’s Obligations (as such term is defined in the PMC/POP Repurchase Agreement) under the PMC/POP Repurchase Agreement), or (ii) Buyer shall have determined in good faith that a Seller is unable to meet its commitments;

(h)                                 Any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates, or of all or any part of any Seller’s, Guarantors, any Seller’s Affiliates’ or Guarantor’s Affiliates’ Property; or makes an assignment for the benefit of any Seller, Guarantor or any of any Seller’s Affiliates’ or Guarantor’s Affiliates’ creditors;

(i)                                     A custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates, or of any of any Seller’s, Guarantor’s or their respective Property (as a debtor or creditor protection procedure), is appointed or takes possession of such Property; or any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates generally fails to pay such Seller’s, Guarantor’s, Guarantor’s Affiliates’ or such Seller’s Affiliates’ debts as they become due; or Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates is adjudicated bankrupt or insolvent; or an order for relief is entered under the Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates; or any of any Seller’s, Guarantor’s, Guarantor’s Affiliates’ or any Seller’s Affiliates’ Property is sequestered by court or administrative order; or a petition is filed against any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect;

(j)                                    Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates, or shall have taken any action to displace the management of any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates or to curtail its authority in the conduct of the business of any of any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any Seller, Guarantor or any of any Seller’s or Guarantor’s Affiliates as an issuer, buyer or a seller/servicer of Loans or securities backed thereby, and such action provided for in this subsection (j) shall not have been discontinued or stayed within thirty (30) days;

(k)                                 An event of default shall have occurred and shall be continuing under any Program Document (other than this Agreement) beyond the grace period (if any) specified therein (including without limitation any such event of default by PMC as seller under the PMC/POP Repurchase Agreement);

(l)                                     Any Program Document, any right or remedy of Buyer or obligation, covenant, agreement or duty of any Seller thereunder, or any Lien, security interest or control granted under or in connection with the Program Documents or Purchased Items terminates (other than upon maturity or as may be agreed upon by Buyer and Sellers), is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of any Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by any Seller or any other Person, in each case directly, indirectly, in whole or in part;

(m)                             Buyer ceases for any reason to have a valid and perfected first priority security interest in any material portion of the Purchased Assets;

(n)                                 Any Material Adverse Effect shall have occurred, as determined by Buyer in its sole discretion;

(o)                                 (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a determination that a Plan is “at risk” (within the meaning of Section 302 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Buyer or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) any Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) any Seller or any ERISA Affiliate shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plans, (vii) any obligation for post-retirement medical costs (other than as required by COBRA) exists or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(p)                                 A Change of Control of any Seller or Guarantor shall have occurred without the prior consent of Buyer or a material change in the management of any Seller or Guarantor shall have occurred which has not been approved by Buyer;

(q)                                 (i) any Seller, Guarantor or any Subsidiary or Affiliate of any Seller or Guarantor shall default under, or fail to perform as required under, or shall otherwise breach the terms of any instrument, agreement or contract between such Seller, Guarantor or such other entity, on the one hand, and Buyer or any of Buyer’s Affiliates on the other; or (ii) any Seller or any Subsidiary or Affiliate of any Seller shall default under, or fail to perform as requested under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by such Seller or such other entity and any third party under which the aggregate facility size is at least $10,000,000 at the time of such default, and which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder in an amount equal to or greater than $1,000,000;

(r)                                    Any Seller shall admit in writing its inability to, or intention not to, perform any of its material obligations; or (ii) any Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of such Seller, as a “going concern” or a reference of similar import or shall indicate that such Seller has a negative net worth or is insolvent;

(s)                                   Any Seller’s membership in MERS is terminated for any reason while any Purchased Loans are MERS Loans and such default shall continue unremedied for a period of five (5) days;

(t)                                    Guarantor fails (i) to qualify as a REIT (without giving any effect to any cure or corrective periods or allowances), or (ii) to continue to be entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120- REIT filed with the United States Internal Revenue Service for such year, or the entering into by Guarantor of “prohibited transactions” as defined in Sections 857(b)(6)(B)(iii) of the Code (taking into account Sections 857(b)(6)(C), 857(b)(6)(D) and 857(b)(6)(E) of the Code) or (iii) to satisfy any of the income or asset tests required to be satisfied by a REIT; or

(u)                                 Any Seller shall fail to either (i) service or cause each Servicer to service the Purchased Loans in accordance with Accepted Servicing Practices; or (ii) maintain all requisite Approvals; or any Agency, FHA or VA shall cease accepting Loans from such Seller.

19.                               REMEDIES

Upon the occurrence of an Event of Default, Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(g), (h), (i) or (j) hereof), shall have the right to exercise any or all of the following rights and remedies:

(a)(i)                      The Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (provided that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled).  The applicable Seller’s obligations hereunder to repurchase all Purchased Assets at the Repurchase Price therefor on the Repurchase Date (determined in accordance with the preceding sentence) in such Transactions shall thereupon become immediately due and payable; all Income then on deposit in the applicable Collection Account, and all Income paid after such exercise or deemed exercise shall be remitted to and retained by Buyer and applied to the aggregate Repurchase Price and any other amounts owing by such Seller hereunder; such Seller shall immediately deliver to Buyer or its designee any and all original papers, Servicing Records and files relating to the Purchased Assets subject to such Transaction then in such Seller’s possession and/or control; and all right, title and interest in and entitlement to such Purchased Assets and Servicing Rights thereon shall be deemed transferred to Buyer or its designee; provided, however, in the event that such Seller repurchases any Purchased Asset pursuant to this Section 19(a)(i), Buyer shall cooperate with Seller in delivering any and all original papers, records and files relating to such Purchased Asset then in its possession and/or control.

(ii)                                  Buyer shall have the right to exercise the Unwind Rights and sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 19(a)(i) without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may deem to be commercially reasonable for cash or for future delivery without assumption of any credit risk, any or all or portions of the Purchased Assets or the Underlying Assets on a servicing released basis.  Buyer may purchase any or all of the Purchased Assets or the Underlying Assets at any public or private sale.  Sellers shall remain liable to Buyer for any amounts that remain owing to Buyer following a sale and/or credit under the preceding sentence.  The proceeds of any disposition of Purchased Assets and the Underlying Assets shall be applied first to the reasonable costs and expenses incurred by Buyer in connection with or as a result of an Event of Default; second to Breakage Costs, if any, costs of cover and/or related hedging transactions; third the aggregate Repurchase Prices; and fourth to all other Obligations.

(iii)                               Buyer shall have the right to terminate this Agreement and declare all obligations of Sellers to be immediately due and payable, by a notice in accordance with Section 21 hereof provided no such notice shall be required for an Event of Default pursuant to Section 18(g),(h),(i) or (j) hereof.

(iv)                              The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets or the Underlying Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets or the Underlying Assets may not be liquid.  In view of the nature of the Purchased Assets or the Underlying Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner.  Accordingly, Buyer may elect the time and manner of liquidating any Purchased Asset or Underlying Asset and nothing contained herein shall obligate Buyer to liquidate any Purchased Asset or Underlying Asset on the occurrence of an Event of Default or to liquidate all Purchased Assets or the Underlying Assets in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Buyer.  Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.

(vi)                              To the extent permitted by applicable law, each Seller waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer.  If any notice of a proposed sale or other disposition of Purchased Items shall be required by law, such notice shall be deemed reasonable and proper if given at least two (2) days before such sale or other disposition.

(b)                                 Each Seller hereby acknowledges, admits and agrees that such Seller’s obligations under this Agreement are recourse obligations of such Seller to which such Seller pledges its full faith and credit. In addition to its rights hereunder, Buyer shall have the right to proceed against any of such Seller’s assets which may be in the possession of Buyer, any of Buyer’s Affiliates or their respective designees (including the Custodian in its capacity as custodian for Buyer), including the right to liquidate such assets and to set-off the proceeds against monies owed by such Seller to Buyer pursuant to this Agreement.  Buyer may set off cash, the proceeds of the liquidation of the Purchased Assets and the Underlying Assets and Additional Purchased Assets, any other Purchased Items and their proceeds and all other sums or obligations owed by Buyer to such Seller against all of such Seller’s obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

(c)                                  Buyer shall have the right to obtain physical possession of the Servicing Records and all other files of each Seller and REO Entity relating to the Purchased Assets and Underlying Assets and all documents relating to the Purchased Assets and Underlying Assets which are then or may thereafter come into the possession of such Seller, REO Entity or any third party acting for such Seller or REO Entity and such Seller shall deliver to Buyer such assignments as Buyer shall request.

(d)                                 Buyer shall have the right to direct all Persons servicing the Purchased Assets consisting of Purchased Loans and Related Loans to take such action with respect thereto as Buyer determines appropriate.

(e)                                  Buyer shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Assets and Underlying Assets and any other Purchased Items or any portion thereof, collect the payments due with respect to the Purchased Assets and Underlying Assets and any other Purchased Items or any portion thereof, and do anything that Buyer is authorized hereunder or by law to do.  Sellers shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

(f)                                   Buyer may, at its option, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Purchased Assets and Underlying Assets, and Sellers shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against Buyer relating to or arising out of such Interest Rate Protection Agreements; including without limitation any losses resulting from such Interest Rate Protection Agreements.

(g)                                  In addition to all the rights and remedies specifically provided herein, Buyer shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser or a secured party, as applicable, under the Uniform Commercial Code.

Except as otherwise expressly provided in this Agreement, Buyer shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Sellers.

Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller hereby expressly waives, to the extent permitted by law, any right such Seller might otherwise have to require Buyer to enforce its rights by judicial process.  Each Seller also waives, to the extent permitted by law, any defense such Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets and the Underlying Assets and any other Purchased Items or from any other election of remedies.  Each Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

Sellers shall cause all sums received by it with respect to the Purchased Assets and the Underlying Assets to be deposited with such Person as Buyer may direct after receipt thereof.  Sellers shall be liable to Buyer for the amount of all expenses (plus interest thereon at a rate equal to the Post-Default Rate), including, without limitation, all costs and expenses incurred within thirty (30) days of the Event of Default in connection with hedging or covering transactions related to the Purchased Assets, the Underlying Assets conduit advances and payments for mortgage insurance.

20.                               DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE

No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of its rights under any other related document.  Buyer may exercise at any time after the occurrence of an Event of Default one or more remedies, as they so desire, and may thereafter at any time and from time to time exercise any other remedy or remedies.

21.                               NOTICES AND OTHER COMMUNICATIONS

Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation by facsimile or email) delivered to the intended recipient at the address of such Person set forth in this Section 21 below; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  Except as otherwise provided in this Agreement and except for notices given by a Seller under Section 3(a) (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by facsimile or email or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

If to Buyer (in each case with an e-mail copy):

Legal notices:	The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: James Esposito, Esq.
Telephone: (203) 897-6072
Facsimile: (203) 873-4072
Email: James.Esposito@rbs.com

With a copy to:	The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: James Esposito, Esq.
Telephone: (203) 897-2596
Facsimile: (203) 897-2132
Email: Mark.Hagelin@rbs.com

Operational notices:	The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: David Katze
Telephone: (203) 897-7926
Facsimile: (203) 873-4675
Email: David.Katze@rbs.com

All notices:	The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: James Raezer
Telephone: (203) 897-6030
Email: James.Raezer@rbs.com

With copies to:	The Royal Bank of Scotland plc
Suite 222 Metlox Center

451 Manhattan Beach Boulevard
Manhattan Beach, California 90266
Attention: Regina Abayev
Telephone: (310) 750-2075
Email: Regina.Abayev@rbs.com

The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: David Falkoff
Telephone: (203) 897-5767
Email: David.Falkoff@rbs.com

The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: Paul Spiridigliozzi
Email: Paul.Spiridigliozzi@rbs.com

If to a Seller (in each case with an email copy):

All notices:	PennyMac Corp.
6101 Condor Drive
Moorpark, California 93021
Attention: Pamela Marsh/Kevin Chamberlain
Telephone: (805) 330-6059/(818) 224-7055
Email: pamela.marsh@pnmac.com/kevin.chamberlain@pnmac.com

PennyMac Holdings, LLC
6101 Condor Drive
Moorpark, California 93021
Attention: Pamela Marsh/Kevin Chamberlain
Telephone: (805) 330-6059/(818) 224-7055
Email: pamela.marsh@pnmac.com/kevin.chamberlain@pnmac.com

PennyMac Operating Partnership, L.P.
6101 Condor Drive
Moorpark, California 93021
Attention: Pamela Marsh/Kevin Chamberlain
Telephone: (805) 330-6059/(818) 224-7055
Email: pamela.marsh@pnmac.com/kevin.chamberlain@pnmac.com

With copies to:	PennyMac Corp.
6101 Condor Drive
Moorpark, California 93021
Attention: Jeffrey Grogin/Derek Stark
Telephone: (818) 224-7050/(818) 746-2289
Email: jeffrey.grogin@pnmac.com/derek.stark@pnmac.com

22.                               USE OF EMPLOYEE PLAN ASSETS

No assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) shall be used by either party hereto in a Transaction.

23.                               INDEMNIFICATION AND EXPENSES.

(a)                                 Each Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Costs”) relating to or arising out of this Agreement, any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct.  Without limiting the generality of the foregoing, each Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct.  In any suit, proceeding or action brought by an Indemnified Party in connection with any Asset for any sum owing thereunder, or to enforce any provisions of any Asset, each Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by a Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Seller.  Each Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.  Each Seller hereby acknowledges that the obligations of such Seller under this Agreement are recourse obligations of such Seller.

(b)                                 Each Seller agrees to pay as and when billed by Buyer all of the out-of pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith.  Each Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to Buyer and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Purchased Items under this Agreement, including, but not limited to, those costs and expenses incurred by Buyer pursuant to Sections 23, 38 and 43 hereof; provided that Sellers shall not be obligated to pay for expenses in excess of $125,000 in the aggregate to the extent incurred prior to the Effective Date pursuant to clauses (i) and (ii) above.  Each Seller also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby.  THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

(c)                                  If any Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Seller by Buyer (including without limitation by Buyer netting such amount from the proceeds of any Purchase Price paid by Buyer to such Seller hereunder), in its sole discretion and such Seller shall remain liable for any such payments by Buyer.  No such payment by Buyer shall be deemed a waiver of any of Buyer’s rights under the Program Documents.

(d)                                 Without prejudice to the survival of any other agreement of any Seller hereunder, the covenants and obligations of each Seller contained in this Section 23 shall survive the termination of this Agreement, the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.

24.                               WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS

Each Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Items as a result of restrictions upon Buyer or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Items shall be disposed of in the event of any disposition pursuant hereto.

25.                               REIMBURSEMENT

All sums reasonably expended by Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain each Seller’s obligation (unless and to the extent that such Seller is the prevailing party in any dispute, claim or action relating thereto).  Each Seller agrees to pay, with interest at the Post-Default Rate to the extent that an Event of Default has occurred, the reasonable out-of-pocket expenses and reasonable attorneys’ fees incurred by Buyer and/or Custodian in connection with the preparation, negotiation, enforcement (including any waivers), administration and amendment of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including legal action, required or permitted to be taken by Buyer (without duplication to Buyer) and/or Custodian pursuant thereto, any “due diligence” or loan agent reviews conducted by Buyer or on its behalf or by refinancing or restructuring in the nature of a “workout.”

26.                               FURTHER ASSURANCES

Each Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement and the other Program Documents, to perfect the interests of Buyer in the Purchased Items or to better assure and confirm unto Buyer its rights, powers and remedies hereunder and thereunder.

27.                               TERMINATION; SURVIVAL

(a)                                 This Agreement shall remain in effect until the Termination Date; provided that no such termination shall affect any Seller’s outstanding obligations to Buyer at the time of such termination.

(b)                                 The obligations of each Seller under Sections 3(h), 3(i), 5, 23 and 25 hereof and any other reimbursement or indemnity obligation of such Seller to Buyer pursuant to this Agreement or any other Program Document shall survive the repurchase of the Assets hereunder and the termination of this Agreement.

(c)                                  Each representation and warranty made by a Seller, or deemed to be made by such Seller by a request for a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived, by reason of entering into any such Transaction, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such purchase was made.

28.                               SEVERABILITY

If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

29.                               BINDING EFFECT; GOVERNING LAW

This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Seller may assign or transfer any of its respective rights or obligations under this Agreement or any other Program Document without the prior written consent of Buyer.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN).

30.                               AMENDMENTS

Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Sellers and Buyer and any provision of this Agreement may be waived by Buyer.

31.                               SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

32.                               CAPTIONS

The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

33.                              COUNTERPARTS

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

34.                               SUBMISSION TO JURISDICTION; WAIVERS

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)                               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND/OR ANY OTHER PROGRAM DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)                               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)                               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 21 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(D)                               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

35.                               WAIVER OF JURY TRIAL

EACH OF SELLERS AND BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

36.                               ACKNOWLEDGEMENTS

Each Seller hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Program Documents to which it is a party;

(b)                                 Buyer has no fiduciary relationship to such Seller; and

(c)                                  no joint venture exists among or between Buyer and such Seller.

37.                               HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS.

Buyer shall have free and unrestricted use of all Purchased Assets and other Purchased Items and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Asset and other Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and other Purchased Items. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets or other Purchased Items delivered to Buyer by any Seller.

38.                               ASSIGNMENTS; PARTICIPATIONS.

(a)                                 A Seller may assign any of its rights or obligations hereunder only with the prior written consent of Buyer.  Buyer may assign or transfer to any bank or other financial institution that makes or invests in repurchase agreements or loans or any Affiliate of Buyer all or any of its rights and obligations under this Agreement and the other Program Documents.

(b)                                 Buyer may, in accordance with applicable law, at any time sell to one or more entities (“Participants”) participating interests in this Agreement, its agreement to purchase Assets, or any other interest of Buyer hereunder and under the other Program Documents.  In the event of any such sale by Buyer of participating interests to a Participant, Buyer’s obligations under this Agreement to Sellers shall remain unchanged, Buyer shall remain solely responsible for the performance thereof and Sellers shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Program Documents. Sellers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with Buyer the proceeds thereof.  Buyer also agrees that each Participant shall be entitled to the benefits of Sections 3(i) and 23 with respect to its participation in the Assets and Purchased Items outstanding from time to time; provided, that Buyer and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than Buyer would have been entitled to receive had no such transfer occurred.

(c)                                  Buyer may furnish any information concerning Sellers, REO Entity or any of their respective Subsidiaries in the possession of Buyer from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying Sellers in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit H) and only for the sole purpose of evaluating assignments or participations and for no other purpose.

(d)                                 Sellers agree to cooperate with Buyer in connection with any such assignment and/or participation, to execute and deliver replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Program Documents in order to give effect to such assignment and/or participation. Sellers further agree to furnish to any Participant identified by Buyer to Sellers copies of all reports and certificates to be delivered by Sellers to Buyer hereunder, as and when delivered to Buyer.

39.                              SINGLE AGREEMENT

Sellers and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, Sellers and Buyer each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

40.                               INTENT

(a)                                 Sellers and Buyer recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101(47)(A)(i) of Title 11 of the USC, a “securities contract” as that term is defined in Section 741(7)(A)(i) of Title 11 of the USC, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of Title 11 of the USC, and that the pledge of the Related Credit Enhancement in Section 8(a) hereof is intended to constitute “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(x) of Title 11 of the USC.

(b)                                 It is understood that Buyer’s right to liquidate the Purchased Items delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the USC.

(c)                                  The parties further agree that if a party hereto is an “insured depository institution” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract” as that term is defined in the FDIA, and any rules, orders or policy statement thereunder.

(d)                                 It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA.

41.                               CONFIDENTIALITY

The Program Documents and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder, are proprietary to Buyer and shall be held by Sellers in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to a Seller’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions or (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any Interest Rate Protection Agreement hereunder or (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that in the case of (ii), (iii) and (iv), Sellers shall take reasonable actions to provide Buyer with prior written notice; provided further that in the case of (iv), Sellers shall not file any of the Program Documents other than the Agreement or the Guaranty with the SEC or state securities office unless Sellers shall have provided at least thirty (30) days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer.  Notwithstanding anything herein to the contrary, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  For this purpose, tax treatment and tax structure shall not include (i) the identity of any existing or future party (or any Affiliate of such party) to this Agreement or (ii) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by this Agreement.  Buyer acknowledges that this Agreement may be filed with the Securities and Exchange Commission; provided that, Sellers shall redact any pricing and other confidential provisions, including, without limitation, the amount of any Price Differential and Purchase Price from such filed Agreement.

42.                               SERVICING

(a)                                 Except as otherwise provided in this Section 42, Seller shall not permit any Person other than a Servicer to service Assets without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

(b)                                 Subject to Section 42(e) below, Seller covenants to maintain or cause the servicing of the Purchased Loans and Underlying Assets to be maintained in conformity with Accepted Servicing Practices and pursuant to the related underlying Servicing Agreement. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) the termination thereof by Buyer pursuant to subsection (e) below, (ii) thirty (30) days after the last Purchase Date of such Purchased Loan or Underlying Asset, (iii) a Default or an Event of Default, (iv) the date on which all the Obligations have been paid in full, or (v) the transfer of servicing to any entity approved by Buyer and the assumption thereof by such entity.  Upon any such termination, Seller shall comply with the requirements set forth in Section 13(y) as to the delivery of the Servicing Records and the physical servicing of each Purchased Loan.

(c)                                  During the period the applicable Seller or a Servicer is servicing the Purchased Loans and Underlying Assets, (i) such Seller agrees that Buyer is the owner of all Servicing Records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Loans (the “Servicing Records”), and (ii) such Seller grants and shall direct such Servicer to grant to Buyer a security interest in all servicing fees and rights relating to the Purchased Loans and Underlying Assets and all Servicing Records to secure the obligation of such Servicer or its designee to service in conformity with this Section 43 and any other obligation of such Seller to Buyer.  At all times during the term of this Agreement, such Seller shall direct such Servicer to hold such Servicing Records in trust for Buyer and to safeguard, or cause each Subservicer to safeguard, such Servicing Records.

(d)                                 If any Asset that is proposed to be sold on a Purchase Date is serviced by a Servicer or a servicer other than Servicer (including any interim servicer)  (a “Subservicer”), or if the servicing of any Purchased Loan or Underlying Asset is to be transferred to a Subservicer, the applicable Seller shall provide a copy of the related servicing agreement with an Instruction Letter executed by the related Servicer and/or such Subservicer (collectively, the “Servicing Agreement”) to Buyer at least three (3) Business Days prior to such Purchase Date or transfer date, as applicable, which Servicing Agreement shall be in form and substance acceptable to Buyer.  In addition, such Seller shall have obtained the prior written consent of Buyer for such Subservicer to subservice the Assets, which consent may be withheld in Buyer’s sole discretion.  All Subservicers shall be listed on Schedule 5 attached hereto.  Initially, Sellers shall not use a Subservicer.

(e)                                  In addition to the rights provided in Section 42(a), Buyer shall have the right, exercisable at any time in its sole discretion, upon written notice, to terminate any of any Servicer or Subservicer as servicer or subservicer, respectively, of any of the Purchased Loans and Underlying Assets and any related Servicing Agreement free and clear of any obligations (including without limitation any obligation to pay or reimburse any previous servicer for outstanding servicing advances).  Upon any such termination, the applicable Seller shall or shall direct each Servicer to transfer or shall cause Subservicer to transfer such servicing with respect to such Purchased Loans and Underlying Assets to Buyer or its designee, at no cost or expense to Buyer.  Such Seller agrees to and shall direct each Servicer or Subservicer to cooperate with Buyer in connection with the transfer of servicing.

(f)                                   Subject to Section 13(m), none of Seller or any Servicer will have any right to modify or alter, or consent to the modification or alteration of, the terms of any Purchased Loan or any Underlying Asset.

(g)                                  Each Seller shall permit Buyer to inspect, upon reasonable prior written notice at a mutually convenient time, such Seller’s or any of its Servicer’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that such Seller or its Affiliate, as the case may be, has the ability to service the Assets as provided in this Agreement.  In addition, with respect to any Servicer and Subservicer which is not an Affiliate of a Seller, such Seller shall use its best efforts to enable Buyer to inspect the servicing facilities of such Servicer and any such Subservicer and to cause such Servicer or Subservicer to cooperate with Buyer and/or its designees in connection with any due diligence performed by Buyer and/or such designees in accordance with this Section 42(g).

43.                               PERIODIC DUE DILIGENCE REVIEW

Each Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Loans, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Program Document, or otherwise, and each Seller agrees that upon reasonable (but no less than three (3) Business Days) prior notice to such Seller or a Servicer (provided that upon the occurrence of a Default or an Event of Default, no such prior notice shall be required), Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Loans in the possession, or under the control, of such Seller, REO Entity, such Servicer and/or the Custodian. Each Seller also shall and shall direct such Servicer to make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Assets, the Asset Files and the Underlying Assets. Without limiting the generality of the foregoing, each Seller acknowledges that Buyer shall purchase Loans from such Seller based solely upon the information provided by such Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Purchased Loans, including, without limitation, ordering new credit reports, new appraisals or BPOs on the related Mortgaged Properties or REO Properties and otherwise re-generating the information used to originate such Loan.  Buyer may underwrite such Loans itself or engage a third party underwriter to perform such underwriting.  Each Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Loans in the possession, or under the control, of such Seller. In addition, Buyer has the right to perform continuing Due Diligence Reviews of Servicer, each Seller and its Affiliates, directors, and their respective Subsidiaries and the officers, employees and significant shareholders thereof.  Sellers and Buyer further agree that all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 44 shall be paid by Sellers, subject to Section 23(b) hereof.

44.                               SET-OFF

In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Sellers, any such notice being expressly waived by Sellers to the extent permitted by applicable law, upon any amount becoming due and payable by any Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of any Seller.  Buyer may set-off cash, the proceeds of the liquidation of any Purchased Items and all other sums or obligations owed by Buyer or any of its Affiliates to any Seller or any of its Affiliates against all of such Seller’s or any of its Affiliates obligations to Buyer or any of its Affiliates, whether under this Agreement or under any other agreement between any such parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s or its Affiliate’s right to recover any deficiency.  Buyer agrees promptly to notify Sellers after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

45.                               ENTIRE AGREEMENT

This Agreement and the other Program Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein.  No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PENNYMAC CORP., a Delaware corporation
as a Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Executive Vice President, Treasurer

PENNYMAC HOLDINGS, LLC, a Delaware limited liability company as a Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Executive Vice President, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership, as a Seller

By: PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Executive Vice President, Treasurer

THE ROYAL BANK OF SCOTLAND PLC, as Buyer

By: RBS Securities, Inc., its agent

By:	/s/ Regina Abayev
Name:	Regina Abayev
Title:	Director

Signature Page to Master Repurchase Agreement (RBS-PennyMac)

ACKNOWLEDGED AND AGREED AS TO SECTION 8(a):

TRS REO TRUST 1-A, as REO Entity
By: PennyMac Corp., as Administrator

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Executive Vice President, Treasurer

Signature Page to Master Repurchase Agreement (RBS-PennyMac)

Schedule 1

REPRESENTATIONS AND WARRANTIES RE: ASSETS

As to each Asset that is subject to a Transaction (whether directly as a Purchased Asset or indirectly as an Underlying Asset) hereunder, the applicable Seller shall be deemed to make the following representations and warranties to Buyer as of the Purchase Date and as of each date such Asset is subject to a Transaction:

Part I.            Representations and Warranties with respect to Loans (other than Loans that are Delinquent Assets)

(a)                                 Loans as Described. The information set forth in the Asset Schedule with respect to the Loan is complete, true and correct in all material respects.

(b)                                 Payments Current.  The first Monthly Payment shall have been made prior to the second scheduled Monthly Payment becoming due.

(c)                                  No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgage securing the Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the Qualified Originator from which Seller acquired the Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the proceeds of the Loan, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

(d)                                 Original Terms Unmodified.  The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy, and its terms are reflected on the Asset Schedule. No Mortgagor in respect of the Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Asset Schedule.

(e)                                  No Defenses.  The Loan is not subject to any right of Rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable, in whole or in part and no such right of Rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Loan was originated.

(f)                                   Hazard Insurance.  The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines, and Agency Guidelines, against earthquake and other risks insured

Schedule 1-1

against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the “Hazard Insurance Policy”) contain a standard mortgagee clause naming Seller or the Subservicer, its successors and assigns (including without limitation, subsequent owners of the Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums due and owing on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” Hazard Insurance Policy covering a condominium, or any Hazard Insurance Policy covering the common facilities of a planned unit development. The Hazard Insurance Policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(g)                                  Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of such Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.

(h)                                 No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole-or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or Rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket Mortgage which release will not cause the Loan to fail to satisfy the Underwriting Guidelines. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(i)                                     Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Asset Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform

Schedule 1-2

with the applicable Agency requirements regarding such dwellings, that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes. The Mortgaged Property is not the subject of a foreclosure proceeding and the related Mortgagor is not the subject of a bankruptcy proceeding.

(j)                                    Valid Lien.  The Mortgage is a valid, subsisting, enforceable and perfected First Lien and first priority security interest with respect to each Loan on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1)                                 the lien of current real property taxes and assessments not yet due and payable;

(2)                                 covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Loan or (b) which do not adversely affect the Appraised Value of the related Mortgaged Property set forth in such appraisal; and

(3)                                 other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable First Lien and first priority security interest with respect to each Loan on the property described therein and Seller has full right to pledge and assign the same to Buyer.  The Mortgaged Property was not, as of the date of origination of the Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(k)                                 Validity of Mortgage Documents.  The Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Loan are genuine and in full force and effect, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to no right of Rescission, set-off, counterclaim or defense.  All parties to the Note, the Mortgage and any other such related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and any such agreement, and the Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Loan.  Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. The related Note has not been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise.

(l)                                     Full Disbursement of Proceeds.  The proceeds of the Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Loan and the recording of

Schedule 1-3

the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.

(m)                             Ownership.  Seller is the sole owner and holder of the Loan.  All Loans acquired by Seller from third parties (including affiliates) were acquired in a true and legal sale pursuant to which such third party sold, transferred, conveyed and assigned to Seller all of its right, title and interest in, to and under such Loan and retained no interest in such Loan.  In connection with such sale, such third party received reasonably equivalent value and fair consideration and, in accordance with GAAP and for federal income tax purposes, reported the sale of such Loan to Seller as a sale of its interests in such Loan.  The Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Loan pursuant to this Agreement and following the pledge of each Loan, Buyer will hold such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(n)                                 Doing Business.  To the best of Seller’s knowledge, all parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, (D) not doing business in such state or (e) not otherwise required to be qualified to do business in such state.

(o)                                 LTV.  As of the date of origination of the Loan, the LTV is as identified on the Asset Schedule.  If such Loan is a Jumbo Loan, the LTV for such Loan is not greater than 80%.

(p)                                 Title Insurance.  The Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans  in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Part I of Schedule 1, and in the case of Adjustable Rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein.  The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading.  Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received,

Schedule 1-4

retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(q)                                 No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

(r)                                    No Mechanics’ Liens.  At origination, there were no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage.

(s)                                   Location of Improvements; No Encroachments.  To the best of Seller’s knowledge, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(t)                                    Origination; Payment Terms.  The Loan was originated by or in conjunction with a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority.  Monthly Payments on the Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Loan. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. With respect to each Loan, the Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to an Adjustable Rate Mortgage Loan, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Asset fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization.  No Loan is a Negative Amortization Loan.  No Loan is an Interest Only Loan.

(u)                                 Customary Provisions.  The Note has a stated maturity.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(v)                                 Conformance with Underwriting Guidelines and Agency Standards.  The Loan was underwritten in accordance with the applicable Underwriting Guidelines or Agency Guidelines.  The Note and Mortgage are on forms similar to those used by Freddie Mac or Fannie Mae and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

Schedule 1-5

(w)                               Occupancy of the Mortgaged Property.  To the best of Seller’s knowledge, as of the Purchase Date the Mortgaged Property is either vacant or lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Seller has not received written notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.  Except as otherwise set forth in the Asset Schedule, the Mortgagor represented at the time of origination of the Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(x)                                 No Additional Collateral.  The Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

(y)                                 Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(z)                                  Delivery of Mortgage Documents.  The Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Loan), the policy of title insurance or a title commitment related to a policy of title insurance, and any other documents required to be delivered under the Custodial Agreement for each Loan have been delivered to the Custodian.  Seller or its agent is in possession of a complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.

(aa)                          Transfer of Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(bb)                          Due-On-Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(cc)                            No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature.

(dd)                          Consolidation of Future Advances.  Any future advances made to the Mortgagor prior to the origination of the Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having First Lien priority with respect to each Loan by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie

Schedule 1-6

Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Loan.

(ee)                            Mortgaged Property Undamaged.  To the best of Seller’s knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings.

(ff)                              Collection Practices; Escrow Deposits: Interest Rate Adjustments.  The origination and collection practices used by the originator, each servicer of the Loan and Seller with respect to the Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Note.  All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note.  Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(gg)                            Conversion to Fixed Interest Rate.  With respect to Adjustable Rate Loans, the Loan is not convertible to a fixed interest rate Loan.

(hh)                          Other Insurance Policies.  No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special Hazard Insurance Policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ii)                                  Servicemembers’ Civil Relief Act.  The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act.

(jj)                                Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Loan application by a qualified appraiser, duly appointed by Seller or the Qualified Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Loan was originated.

(kk)                          Disclosure Materials.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans and Seller maintains such statement in the Mortgage File.

Schedule 1-7

(ll)                                  Construction or Rehabilitation of Mortgaged Property.  No Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(mm)                  No Defense to Insurance Coverage.  No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(nn)                          Capitalization of Interest.  The Note does not by its terms provide for the capitalization or forbearance of interest.

(oo)                          No Equity Participation.  No document relating to the Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(pp)                          Withdrawn Loans.  If the Loan has been released to Seller pursuant to a Request for Release as permitted under Section 5 of the Custodial Agreement, then the promissory note relating to the Loan was returned to the Custodian within ten (10) days (or if such tenth (10th) day was not a Business Day, the next succeeding Business Day).

(qq)                          No Exception.  Other than as noted by the Custodian on the Exception Report; no Exception exists (as defined in the Custodial Agreement) with respect to the Loan which would materially adversely affect the Loan or Buyer’s security interest, granted by Seller, in the Loan as determined by Buyer in its sole discretion.

(rr)                                Qualified Originator.  The Loan has been originated by, and, if applicable, purchased by Seller from, a Qualified Originator.

(ss)                              Mortgage Submitted for Recordation.  The Mortgage (other than for a MERS Loan) has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(tt)                                First Lien. No Loan is a Second Lien Loan.

(uu)                          Acceptable Investment.  No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Loans similar to the Loan to regard the Loan as an unacceptable investment, (ii) cause the Loan to be more likely to become past due in comparison to similar Loans, or (iii) adversely affect the value or marketability of the Loan in comparison to similar Loans.

Schedule 1-8

(vv)                          Environmental Matters. To the best of Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

(ww)                      Ground Leases.  With respect to each ground lease to which the Mortgaged Property is subject (a “Ground Lease”): (i) the Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (viii) the remaining term of the Ground Lease extends not less than ten (10) years following the maturity date of such Loan; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

(xx)                          Value of Mortgaged Property.  Seller has no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Loan or to cause the Loan to prepay during any period materially faster or slower than the Loans originated by Seller generally.

(yy)                          HOEPA.  No Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).

(zz)                            No Predatory Lending.  No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Loan and the extension of credit to a mortgagor which has no tangible net benefit to the mortgagor, were employed in connection with the origination of the Loan.

(aaa)                   Georgia Mortgage Loans.  No Loan which is secured by a Mortgaged Property which is located in the state of Georgia was originated prior to March 7, 2004.

(bbb)                   MERS Loans.  With respect to each MERS Loan, a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Asset Schedule.  The related Assignment of Mortgage to MERS has been duly and properly recorded if applicable.  With respect to each MERS Loan, Seller has not received any notice of liens or legal actions with respect to such Loan and no such notices have been electronically posted by MERS.

(ccc)                      Compliance with Agency Guidelines.  Each Agency Eligible Loan was originated in Strict Compliance with the Agency Guidelines.

Schedule 1-9

(ddd)                   Pooled Loans.  With respect to each Pooled Loan, (i) the Loan is an Agency Eligible Loan, (ii) such Loan is pooled with other Pooled Loans that satisfy the “Good Delivery Guidelines” promulgated by SIFMA, (iii) the Related Security is subject to a Takeout Commitment, (iv) the applicable Agency documents list Buyer as sole subscriber with respect to the Related Security, and (v) to the extent applicable, such Loan is being serviced by a Subservicer having all Approvals necessary to make such Loan eligible to back such Related Security.

(eee)                      Takeout Commitment.  Each Loan that is subject to a Takeout Commitment, (i) does not exceed the availability under such Takeout Commitment (taking into consideration mortgage loans or securities, as applicable, which have been purchased by the respective Takeout Investor under the Takeout Commitment), (ii) conforms to the requirements and the specifications set forth in such Takeout Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Takeout Investor, and (iii) is eligible for sale to and insurance or guaranty by, respectively the applicable Takeout Investor and applicable insurer.  Each such Takeout Commitment is enforceable, in full force and effect and is validly and effectively assigned to Buyer pursuant to a Trade Assignment.  Each such Trade Assignment is enforceable and in full force and effect.  Each Takeout Commitment and Trade Assignment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(fff)                         FHA Mortgage Insurance; VA Loan Guaranty.  With respect each FHA Loan or VA Loan, (i) such Loan is insured, or eligible to be insured, pursuant to the National Housing Act or is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (ii) with respect to each FHA insurance certificate or VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Loan, (iii) Seller has no knowledge of any defenses, counterclaims, or rights of setoff affecting such Loan or affecting the validity or enforceability of any private mortgage insurance or FHA Mortgage Insurance or VA Loan Guaranty with respect to such Loan, and (iv) Seller has no knowledge of any circumstance which would cause such Loan to be ineligible for FHA Mortgage Insurance or a VA Loan Guaranty, as applicable, or cause FHA or VA to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA Loan Guaranty, respectively.

(ggg)                      Qualified Mortgage.  The Loan satisfies the following criteria:

(i)            Such Loan is a Qualified Mortgage;

(ii)                                  Such Loan is accurately identified as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage on the Asset Schedule;

(iii)                               Prior to the origination of such Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2);  and

(iv)                              Such Loan is supported by documentation that  evidences compliance with 12 CFR 1026.43 (e) and 12 CFR 1026.43 (c)(2).

Schedule 1-10

(hhh)                   No Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against Seller before any Governmental Authority that questions or challenges the Loan with the Ability to Repay Rule or the QM Rule.

Part II. Representations and Warranties with respect to Securities

(a)                                 Compliance with Applicable Laws.  Each Security has been validly issued, and is fully paid and non assessable, and has been issued in compliance with all applicable laws, including without limitation, the applicable Agency Guidelines.

(b)                                 No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements (other than as created by Buyer) for a purchase, sale or issuance, in connection with any Security, (ii) no agreements on the part of Seller to issue, sell or distribute the Securities, and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Securities.

(c)                                  Unencumbered Assets.  The Securities are unencumbered (other than Liens created in favor of Buyer pursuant to this Agreement and Liens created by or through Buyer).

(d)                                 Proper Form.  The Securities are in uncertificated form and held through the facilities of the applicable Depository.

(e)                                  Takeout Commitments.  The Security is subject to a valid, binding and subsisting Takeout Commitment enforceable in accordance with its terms.

Part III.                                                  Representations and Warranties with respect to REO Property

(a)         REO Property as Described.  The information set forth in the Asset Schedule with respect to the REO Property subject to such Transaction is complete, true and correct in all material respects as of the date or dates on which such information is furnished (or deemed furnished) as specified in such Asset Schedule. For purposes of this paragraph (a) the term “complete” shall mean that all fields set forth in the Asset Schedule have been populated with the required information.

(b)         Taxes; Assessments.  There are no property taxes or governmental assessments with respect to any REO Property that are delinquent by more than 90 days.

(c)          Condition of Property.  Except as reflected on the most recent BPO, each REO Property is undamaged by earthquake, earth movement other than an earthquake, windstorm, flood, tornado or similar casualty that would materially adversely affect the value of such REO Property or the use for which the premises were intended excluding any damage or other condition that is covered by insurance.

(d)         Ownership.  REO Entity is the sole record owner of and has good and marketable title to each of the REO Property listed as owned by it on the Asset Schedule, free and clear of any and all rights claims, liens and other interests of any Person, other than those created by the Program Documents.  The REO Property was either foreclosed in the name of REO Entity or the foreclosure bid was assigned to REO Entity by the related lender pursuant to a valid and enforceable bid assignment.  The foreclosure sale was properly conducted and the interests of all persons in the related loan were foreclosed, other than any unexpired rights of

Schedule 1-11

redemption that inure to the related Mortgagor under applicable law.  The related deed is in recordable form and is acceptable in all respects for recording under the laws of the jurisdiction in which the REO Property is located and has been properly recorded (or will be properly recorded or properly submitted for recording within one (1) Business Day of the related foreclosure sale) in the name of REO Entity to the applicable recording office.

(e)          Servicing.  The servicing, collection, and foreclosure practices used by the related Servicer for so long as it has serviced the REO Property have been in all respects legal, proper, prudent and customary in the mortgage servicing business and in accordance with Accepted Servicing Practices.

(f)           Existing Insurance.  All improvements upon each REO Property are insured by a borrower or blanket hazard insurance policy in an amount at least equal to the lesser of (1) 100% of the maximum insurable value of such improvements; (2) the replacement value of such improvements; and (3) the outstanding principal balance of the REO Property.  Each such insurance policy contains a standard mortgagee clause naming REO Entity or the related Servicer, its successors and assigns as loss payee or named insured, as applicable.  If such REO Property at the time of origination of the related mortgage loan was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such REO Property unless such REO Property is no longer so identified.

(g)          Title Insurance.  The REO Property is covered by an owner’s mortgage title insurance policy or an attorney’s opinion of title, or such other generally acceptable form of policy or insurance issued by a title insurer qualified to do business in the jurisdiction where the REO Property is located, insuring the owner of the REO Property, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Loan. The REO Entity or its designee or agent is the insured under such mortgage title insurance policy and each such policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claim has been made under such owner’s title insurance policy, and the Sellers have not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(h)         No Litigation.  Except as otherwise set forth on the Asset Schedule or the monthly reports prepared by the related Servicer and provided to Buyer, there is no pending, litigation related to any REO Property.

(i)             No Defenses.  Each eviction proceeding relating to an REO Property has been properly commenced (or will be properly commenced within five (5) Business Days of the earliest time such proceeding may be commenced in the related jurisdiction in which such REO Property is located) and there is no any valid defense or counterclaim by anyone with respect thereto.

(j)            Management and Other Contracts. There are no management, service, supply, security, maintenance or other similar contracts or agreements with respect to any REO Property which will become binding upon Buyer or are otherwise not terminable at will.  Seller shall cause the related Servicer to take such action as is necessary to assure that Buyer shall not be obligated to honor any such agreements with respect to the REO Properties, regardless of whether any such agreements have been disclosed to Buyer. Seller shall be solely responsible

Schedule 1-12

for any and all charges, payment amounts, cancellation fees or other fees in connection with any such agreements, unless Buyer affirmatively assumes such agreements.

(k)         Reserved.

(l)             No Violation of Law.  None of Seller, REO Entity or the related Servicer has received any written notice that there exists a material and adverse violation of any local, state or federal environmental law, rule or regulation with respect to the REO Property.  There has been no violation of any law or regulation or breach of any contractual obligation contained in any agreement included in the REO Property File, by Seller or the related Servicer in connection with the management of the REO Property in each case which is material and adverse to the Buyer.

(m)     No Hazardous Materials. There is no condition affecting any REO Property (x) relating to lead paint, radon, asbestos or other hazardous materials, (y) requiring remediation of any condition or (z) relating to a claim which could impose liability upon, diminish rights of or otherwise adversely affect Buyer.

(n)         No Condemnation Proceeding. There have not been any condemnation proceedings with respect to the REO Property.

(o)         No Non-terminable Leases. There are no existing lease agreements with any tenant with respect to the REO Property which are not terminable upon the expiration of any notice period required by applicable law.

(p)         Acquisition and Collection Practices. The REO Properties were acquired by REO Entity, and the collection practices used by or on behalf of Seller and REO Entity with respect to the REO Properties have been, in all material respects legal, proper, prudent and customary in the REO property servicing business.

(q)         Appraisal.  The applicable REO Property File contains an Appraisal or a BPO of the related REO Property, and the Appraisal or BPO, as applicable, and appraiser or real estate agent or broker, as applicable, both satisfy the requirements of FIRREA.

Part IV: Representations and Warranties with respect to Loans that are Delinquent Assets

(a)               Future Funding.  There are no future funding obligations on the part of REO Entity, the related Servicer, Seller or Buyer or any other Person with respect to such Loan.

(b)               Lost Instrument Affidavits. In the event any Asset File contains a lost instrument affidavit in lieu of a Note, such lost instrument affidavit, and accompanying assignment, will be sufficient to effect the transfer of title to the related Loan, without the need for a judicial proceeding, administrative action, court or regulatory order, or similar action or order.

(c)                No Rescission, Set-off. The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no right of rescission, set-off, counterclaim or defense has been asserted with respect thereto and no Mortgagor in respect of the Loan was a

Schedule 1-13

debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Loan was originated.

(d)               No Mechanics’ Liens. There is no mechanics’ lien or similar lien or claim (or circumstances giving rise to the right on anyone’s part to file such a lien or make such a claim) for work, labor or material affecting any Mortgaged Property, which is or may be a lien prior to, or equal with, the lien of the Mortgage and there are no outstanding rights that could give rise to any such liens.

(e)                Compliance with Law. The origination, servicing, collection, and foreclosure practices used by Seller, REO Entity, the related Servicer and their predecessors in interest with respect to each Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. Any and all federal, state or local laws, rules, regulations and requirements including, without limitation, usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Loans have been complied with.

(f)                 Title Policy. The Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Part I of Schedule 1, and in the case of Adjustable Rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein.  The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading.  Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(g)                Hazard Insurance. With respect to the Loans, either (i) the improvements upon a Mortgaged Property are covered by a valid and existing fire and hazard insurance policy with a generally acceptable carrier that provides for extended coverage customary in the area where the Mortgaged Property is located, and that is endorsed with a standard mortgagee clause with losses payable to Seller or REO Entity, as applicable, in an amount that is at least equal to the lesser of (A) the unpaid principal balance of such Loans, (B) the full insurable value of the Mortgaged Property, or (C) the minimum amount required to compensate for damage or loss on a

Schedule 1-14

replacement cost basis; or (ii) the related Servicer maintains a blanket policy that insures against fire and hazards and provides for extended coverage on the Loans for which no insurance of the type described in clause (i) exists and which names Seller or REO Entity, as applicable, as loss payee and provides for coverage in an amount equal to the aggregate unpaid principal balance of all such Loans, without co-insurance. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefore from the Mortgagor. If required by the terms of the applicable Loan, the related Servicer has established and maintained escrow accounts for the collection of hazard insurance premiums from the Mortgagor as permitted by applicable law. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to Buyer’s benefit upon the sale of the beneficial interests in the Loans to Buyer. Such insurance policy requires prior notice to Seller or the related Servicer of termination or cancellation, and no such notice has been received. Seller, REO Entity and the related Servicer have not engaged in, and neither Seller nor REO Entity has any knowledge of the Mortgagor having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of any endorsements provided herein, or the validity and binding effect of either

(h)               Flood Insurance. For each Loan with respect to which the Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, a valid and existing flood insurance policy meeting the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage of not less than the lesser of (i) the unpaid principal balance of such Loan, or (ii) the maximum amount of insurance which is available under applicable federal law, rules and regulations, has been endorsed.

(i)                   Binding Mortgages and Notes. Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law). All parties to each Loan has full legal capacity to execute all Loan documents (including the Notes and Mortgages) and convey the estate therein purported to be conveyed, and all Loan documents (including the Notes and Mortgages) have been duly and properly executed by such parties.

(j)                  Modifications; Mortgages Recorded. The terms of the Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded, if required, or is in the process of being recorded (and, in either case, contained in the Asset File), if necessary, to protect the interest of Buyer, and which has been or will be delivered to Buyer or Custodian. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of REO Entity (or are in the process of being recorded, or are, in the opinion of counsel which has been provided to Seller or REO Entity and on which Seller or REO Entity is entitled expressly therein to rely, not required to be recorded).

(k)               No Releases. No instrument of release or waiver has been executed in connection with the Loan, and no Mortgagor has been released, in whole or in part.

Schedule 1-15

(l)                   No Condemnation. To the best of Seller’s knowledge, the Mortgaged Property is not subject to a condemnation order and there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property.

(m)           Improvements; No Encroachments. To the best of Seller’s knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

(n)               No Zoning Violation. To the best of Seller’s knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law, rule or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is or, if vacant, may be lawfully occupied under applicable law.

(o)            Proceeds Disbursed. The proceeds of the Loan have been fully disbursed, and pursuant to the terms and conditions thereof as of the Purchase Date there is no obligation on the part of Seller, REO Entity or the related Servicer, nor will there be any obligation on the part of the Buyer (or any other mortgagee), to make future advances thereunder, at the option of the Mortgagor or otherwise. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefore have been complied with. All costs, fees and expenses incurred in making or closing or recording the Loans were paid.

(p)               No Security Except Mortgage. The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage.

(q)               No Third Party Obligors. There is no obligation on the part of Seller, REO Entity or any other party to make payments in addition to those made by the Mortgagor.

(r)                  Qualified Trustees. With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by Buyer or Custodian (or any other mortgagee) to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(s)                 Certain Loan Types. No Loan has a shared appreciation feature, or other contingent interest feature, or provides for deferred interest or negative amortization. None of the Mortgaged Property is subject to a land trust.

(t)                  Due on Sale. The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

(u)               Note.  The related Note has not been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise.

(v)               Single Rate of Interest, Repayment Term. The entire unpaid principal balance of the Loan bears a single interest rate (whether fixed or adjustable), as reflected on the Note, and a single repayment term, as is reflected the Asset Schedule.

Schedule 1-16

(w)             Benefits of Security. The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including: (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Borrower that would materially interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(x)               No Hazardous Substances. To the best of Seller’s knowledge, with respect to any Mortgaged Property, there does not exist any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in CERCLA, or other federal, state or local environmental legislation.

(y)               First Lien Mortgage. The Mortgage creates a valid, enforceable and subsisting first lien of record on the Mortgaged Property, including all improvements on the Mortgaged Property (including, without limitation, any manufactured home, if a manufactured home is described or referenced in the Mortgage and the Loan is identified as such on the Asset Schedule) and all additions, alterations and replacements made at any time with respect to the foregoing, subject to (1) the exceptions to title set forth in the title insurance policy, with respect to the related Loan, which exceptions are generally acceptable to first mortgage lending companies, and (2) such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, perfected and enforceable first lien and security interest on the property described therein, of the same priority as the Mortgage, and Seller or REO Entity, as applicable, has the full right to sell and assign the same to Buyer.

(z)                Loan as Described. The information set forth in the Asset Schedule with respect to the Loan is complete, true and correct.

(aa)        Ground Leases. If a Mortgaged Property is subject to a ground lease, the terms of the ground lease and the rights of the mortgagee and the obligations of the lessor (whether such rights and obligations arise by contract or under law, rule or regulation) comply in all respects with the applicable provisions of HUD’s Handbook 4150.1. Without limiting the generality of the foregoing, with respect to each such ground lease, (i) the Mortgagee is entitled to notice of each lessee default and is allowed at least 120 calendar days in which to cure any such default before the lessor may terminate such ground lease; (ii) the ground lease is in full force and effect; and (iii) either (A) neither Seller nor REO Entity has received any notice of a default thereunder and there exists no condition that, but for the passage of time or the giving of notice or both, would result in a default thereunder or, (B) if Seller, REO Entity or any of its respective Affiliates or the related Servicer has received notice of any default thereunder, such default has been cured.

(bb)        Title; No Liens. Seller or REO Entity, as applicable, is the sole owner of and has good and marketable title to the Loan, free and clear of any and all rights (including, without limitation, servicing rights), claims, liens and other interests of any Person and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each such interest in such Loan pursuant to this Agreement, and following the pledge of each such interest in such Loan under the Program Documents, Buyer will hold such interest in such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

Schedule 1-17

(cc)          No Litigation. There is no action, suit, proceeding or investigation pending, nor to the best of Seller’s knowledge, threatened against Seller, REO Entity or the related Servicer, which may result in any material impairment of the right or ability of Buyer to obtain marketable title or timely process eviction or foreclosure actions with respect to property secured by such Loan or that could affect the Buyer’s right, title or interest therein or the priority of the Mortgage on the underlying Mortgaged Property.

(dd)        Taxes; Assessments. Except as otherwise disclosed to Buyer in writing, there are no delinquent property taxes, governmental assessments, water, sewer and municipal charges, leasehold payments, ground rents, insurance premiums  or other assessments with respect to any Mortgaged Property.

(ee)          Condition of Property. To the best of Seller’s knowledge, each Mortgaged Property is in good condition and repair and free and clear of any damage, waste or condition (including environmental conditions) that would adversely affect the value of such Mortgaged Property or the use for which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof.

(ff)            HOEPA.  No Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan,  or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).

(gg)          Escrow Deposits and Payments. With respect to escrow deposits and payments, if any, all such payments are in the related Servicer’s possession or under its control and there exist no deficiencies in connection therewith for which arrangements for payment have not been made by such Servicer. No escrow deposits or payments or other charges or payments due Seller or REO Entity have been capitalized under any Mortgage or the related Note.

(hh)        Legal Capacity. All parties to the Note and all parties to any agreement affecting the Loan, including, but not limited to, the Mortgage and any assumption or substitution agreement, had legal capacity to enter into, execute and deliver the Note, the Mortgage and any such other agreement related to the Loan and the Note, the Mortgage and any such agreement each have been duly and properly authorized, executed and delivered by such parties.

(ii)                Credit Life Insurance. None of Seller, REO Entity or the related Servicer nor any of its predecessors in interest required the placement of single credit life insurance on a Loan as a condition to originating the Loan. No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Loan. None of the proceeds of the Loan were used to purchase or finance single-premium credit life or disability insurance policies or any comparable insurance.

(jj)              Transfer of Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

Schedule 1-18

(kk)        Fraud.  No fraud with respect to a Loan has taken place on the part of the mortgagor, the originator, any broker or correspondent, or any appraiser, escrow agent, closing agent or title company involved with the origination of the mortgage loan.

(ll)                No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the Lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(mm) Appraisal.  The applicable Loan File contains an Appraisal or a BPO of the related Mortgage Property, and the Appraisal or BPO, as applicable, and appraiser or real estate agent or broker, as applicable, both satisfy the requirements of FIRREA.

(nn)        Qualified Mortgage.  If the Loan is consummated on or after January 10, 2014 (including a Modified Loan), such Loan satisfies the following criteria:

(i)             Such Loan is a Qualified Mortgage;

(ii)          Such Loan is accurately identified as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage on the Asset Schedule;

(iii)       Prior to the origination of such Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2);  and

(iv)      Such Loan is supported by documentation that  evidences compliance with 12 CFR 1026.43 (e) and 12 CFR 1026.43 (c)(2).

(oo)        No Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against Seller before any Governmental Authority that questions or challenges the Loan with the Ability to Repay Rule or the QM Rule.

Schedule 1-19

Schedule 2

Filing Jurisdictions and Offices

Delaware, Secretary of State

Schedule 2-1

Schedule 3

Relevant States

None

Schedule 3-1

Schedule 4

Subsidiaries

With respect to PMH:

SWDNSI Trust Series 2010-4

PennyMac Securities Holding, LLC

With respect to PMC:

PC REO Trust

PMC REO Financing Trust

SWDNSI Trust Series 2010-3

PMT Funding, LLC

TRST REO Trust 1-A

TRS REO Trust 2-B

TRS REO Finance, LLC

PCNPL Trust

With respect to POP:

PennyMac Holdings, LLC

PennyMac Corp.

PC REO Trust

PMC REO Financing Trust

SWDNSI Trust Series 2010-3

PMT Funding, LLC

TRS REO Trust 1-A

TRS REO Trust 2-B

TRS REO Finance, LLC

PCNPL Trust

SWDNSI Trust Series 2010-4

PennyMac Securities Holding, LLC

Schedule 4-1

Schedule 5

Subservicers

None

Schedule 5-1

EXHIBIT A

MONTHLY CERTIFICATION

I,                                               ,                                                of [PennyMac Operating Partnership, L.P.] [PennyMac Corp.][PennyMac Holdings, LLC] (“Seller”), do hereby certify that

(i)                                     Seller is in compliance with all provisions and terms of the Master Repurchase Agreement, dated as of February 18, 2014, by and among The Royal Bank of Scotland plc, PennyMac Corp.][PennyMac Holdings, LLC] [PennyMac Operating Partnership, L.P.] and Seller (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

(ii)                                  no Default or Event of Default has occurred thereunder;

(iii)                               there have not been any modifications to the Underwriting Guidelines that have not been approved by Buyer;

(iv)                              all additional modifications to the Underwriting Guidelines since the date of the most recent disclosure to Buyer of any modification to the Underwriting Guidelines are set forth herewith or have been provided separately; and

(v)                                 Seller’s Adjusted Tangible Net Worth with respect to PMC is not less than $150,000,000, with respect to PMH is not less than $250,000,000, and with respect to POP is not less than $700,000,000.  The ratio of Seller’s Indebtedness to Adjusted Tangible Net Worth is not greater than 10:1.  Seller has cash and Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than $10,000,000. Guarantor’s Net Income was equal to or greater than $1 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, I have signed this certificate.

Date:                            , 201

[PennyMac Corp.][PennyMac Holdings, LLC]
[PennyMac Operating Partnership, L.P.]

By:
Name:
Title:

B-5

[to be provided in excel format upon request]

Schedule 1 to Monthly Certification

Calculation of Financial Covenants as of

Liquidity:

Cash	$

plus

Cash Equivalents	$

plus

Unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities	$

Total	$

Minimum Liquidity Amount	$ [with respect to PMC and PMH, $10,000,000], [with respect to POP, $40,000,000 on an aggregate consolidated basis][ with respect to PMC and PMH in aggregate, $25,000,000]

COMPLIANCE	PASS	FAIL

Adjusted Tangible Net Worth:

Net Worth (total assets over total liabilities)	$

Less

deferred financing expenses	$

deferred taxes	$

net leasehold improvements	$

good will	$

trademarks	$

trade names	$

service marks	$

copyrights	$

patents	$

licenses

unamortized debt discount and expense	$

B-5

[other intangibles]	$

Total	$

Minimum Adjusted Tangible Net Worth	$ with respect to PMC $150,000,000] [with respect to PMH $250,000,000] [with respect to POP $700,000,000]

COMPLIANCE	PASS	FAIL

Leverage:

Indebtedness	$

Divided by

Adjusted Tangible Net Worth	$

Total

Maximum Leverage Amount	[10:1 with respect to PMC and PMH] [5:1 with respect to POP.]

COMPLIANCE	PASS	FAIL

Net Income:

Net Income for prior two quarters	$

	$

Total

Net Income requirement	$1

COMPLIANCE	PASS	FAIL

B-5

EXHIBIT B

RESERVED

B-5

EXHIBIT C

RESERVED

C-1

EXHIBIT D

RESERVED

D-1

EXHIBIT E

UNDERWRITING GUIDELINES

[Underwriting guidelines available on attached http://www.gopennymac.com/file_server.php?section=ProductProfiles. ]

E-1

EXHIBIT F

REQUIRED FIELDS FOR SERVICING TRANSMISSION

[subject to change]

FHA Case Number
Servicer Loan Number
Loan No
As of Date
Mortgagor Name
Property Address
Property City
Property State
Property Zip
Original Balance
Current Balance
Original Rate
Current Note Rate
Original PI
Current PI
Note Date
Actual Next Due Date
First Pay Date
Current Maturity Date
Amort Term
Balloon Flag
IO Flag
IO Term
Lien Position
Property Type
Units
Current Occupancy
MI Flag
MI Company
MI Coverage %
FHA/VA Flag
Adjustable Flag
Index Code
Margin
Max Int Rate
Min Int Rate
First Rate Cap
Period Rate Cap
Pymt Cap
Pymt Recast
Neg Amort Flag
Neg Amort Limit
Initial Rate Adjustment
Rate Adj Freq
Initial Pymt Adjustment
Pymt Adj Freq
First Rate Change Date

Next Rate Change Date
First Pymt Change Date
Next Pymt Change Date
Loan Modified Flag
Latest Loan Modification Date
Deferred Balance
HOEPA Flag
Current FICO
Current FICO Date
Appraised_Value
Value Date
12 Month Pay History
13-24 month history
delq 13-24 months prior
Bk Flag
Bk Chap
BK Filed Date
FC Flag
FC Start Date
MERS Flag
FC Attorney Name
REO Flag
REO Conversion Date
REO Rental Flag
Property Value appraisal_date
Appraiasal Type
prop_county
product note_type
orig_term
first_pymt_adj_freq
first_rate_adj_freq
prepay_flag
prepay_type
prepay_term
purpose_code
purchase_price
manuf_housing_flag
doc_type
tape_ltv
tape_cltv front_ratio
debt_ratio
jumbo_flag
self_employ_flag
other_lien_balance
channel_code
corresp_broker
arm_index
paid_to_date
fpd_flag
commit_exp_date
inv_code
commit_price wet_status

title_co_name
high_balance_flag
warehouse_sweep_flag
harp2_flag

Fields	Description
channel_code	Correspondent, Retail, or Wholesale
corresp_broker	Correspondent/Broker Name
net_margin	Net Margin
prop_county	Property County
prop_value	Property Value
title_co	Title Company
title_co_code	Title Company Code
wire_amt	Closing Table Wire Amount
adjustable	Fixed or Adjustable Indicator
appraisal_date	Property Appraisal Date
appraisal_value	Property Appraisal Value
arm_index	ARM index
as_of_date	Balance Cutoff Date
balloon_flag	Balloon Indicator
bankruptcy	Bankruptcy Indicator
curr_balance	Current Balance
curr_note_rate	Current Note Rate
custodian	Custodian
debt_ratio	Back End Ratio
doc_type	Documentation Code
fico_score	Fico Score
first_pay_date	First Pay Date
first_pymt_adj_freq	First Payment Adjustment Frequency (in Months)
first_rate_adj_freq	Months To First Rate Adjustment
first_rate_cap	First Rate Cap
first_rate_chg_date	First Rate Change Date
foreclosure	Foreclosure Indicator
fpd_flag	First Pay Default Indicator
front_ratio	Front End Ratio
highcost_flag	High cost/Section 32 Indicator
io_flag	Interest Only Indicator
io_term	Interest Only Terms
jumbo_flag	Jumbo Loan Flag
lien_position	Lien Position
loan_no	Loan Number
manuf_housing_flag	Manufacturing Housing Indicator
margin	Margin / Factor
mature_date	Maturity Date
max_int_rate	Maximum Note Rate
mers_flag	Mers Id Indicator
mers_id	Mers Id
min_int_rate	Minimum Note Rate

mortgagor_name	Borrower Name
neg_amort_flag	Negative Amortization Indicator
neg_amort_limit	Negative Amortization Limit
next_due_date	Next Due Date
note_date	Note Date
note_type	Conventional, Nonconforming, Heloc, Partnership/Corp, etc
occupied_flag	Occupied Code
orig_balance	Original Note Balance
orig_pi_pymt	Original Principal and Interest Payment
orig_rate	Original/Start Note Rate/Teaser Rate
orig_term	Original Terms (in months)
other_lien_balance	Other Lien Balance (such as Junior and Senior Lien Balance)
paid_to_date	Paid To Date
period_pymt_cap	Periodic Payment Cap
period_rate_cap	Subsequent Rate Cap
pi_pymt	Current Principal and Interest Payment
pmi_coverage	Primary Mortgage Insurance Coverage Indicator
pmi_insurer_code	Primary Mortgage Insurance Company Code
prepay_flag	Prepayment Penalty Indicator (Y/N)
prepay_term	Prepayment Penalty Term
prepay_type	Prepayment Penalty Type
product	Product / Loan Program
prop_addr	Property Address
prop_city	Property City
prop_state	Property State
prop_type	Property Type Code
prop_zip	Property Zip Code
purchase_price	Property Sold Price
purpose_code	Loan Purpose Code
pymt_adj_freq	Subsequent Payment Adjustment Frequency (in Months)
pymt_chg_date	Next Payment Change Date
rate_adj_freq	Months Between Subsequent Rate Adjustment
rate_chg_date	Next rate change Date
reo_flag	Real Estate Own Indicator
self_employ_flag	Self Employ Indicator
tape_cltv	Original CLTV
tape_ltv	Original LTV
low_fico
units	Number of Units
commit_exp_date	Commitment Expiration Date
commit_price	Take Out Commitment Price
inv_code	Original Investor Code
investor	Original Investor
wet_status	W/D Trust status

EXHIBIT G

REQUIRED FIELDS FOR ASSET SCHEDULE

[subject to change]

FHA Case Number
Servicer Loan Number
Loan No
As of Date
Mortgagor Name
Property Address
Property City
Property State
Property Zip
Original Balance
Current Balance
Original Rate
Current Note Rate
Original PI
Current PI
Note Date
Actual Next Due Date
First Pay Date
Current Maturity Date
Amort Term
Balloon Flag
IO Flag
IO Term
Lien Position
Property Type
Units
Current Occupancy
MI Flag
MI Company
MI Coverage %
FHA/VA Flag
Adjustable Flag
Index Code
Margin
Max Int Rate
Min Int Rate
First Rate Cap
Period Rate Cap
Pymt Cap
Pymt Recast
Neg Amort Flag
Neg Amort Limit
Initial Rate Adjustment
Rate Adj Freq
Initial Pymt Adjustment
Pymt Adj Freq
First Rate Change Date

Next Rate Change Date
First Pymt Change Date
Next Pymt Change Date
Loan Modified Flag
Latest Loan Modification Date
Deferred Balance
HOEPA Flag
Current FICO
Current FICO Date
Appraised_Value
Value Date
12 Month Pay History
13-24 month history
delq 13-24 months prior
Bk Flag
Bk Chap
BK Filed Date
FC Flag
FC Start Date
MERS Flag
FC Attorney Name
REO Flag
REO Conversion Date
REO Rental Flag
Property Value appraisal_date
Appraiasal Type
prop_county
product note_type
orig_term
first_pymt_adj_freq
first_rate_adj_freq
prepay_flag
prepay_type
prepay_term
purpose_code
purchase_price
manuf_housing_flag
doc_type
tape_ltv
tape_cltv front_ratio
debt_ratio
jumbo_flag
self_employ_flag
other_lien_balance
channel_code
corresp_broker
arm_index
paid_to_date
fpd_flag
commit_exp_date
inv_code
commit_price wet_status

title_co_name
high_balance_flag
warehouse_sweep_flag
harp2_flag

Fields	Description
channel_code	Correspondent, Retail, or Wholesale
corresp_broker	Correspondent/Broker Name
net_margin	Net Margin
prop_county	Property County
prop_value	Property Value
title_co	Title Company
title_co_code	Title Company Code
wire_amt	Closing Table Wire Amount
adjustable	Fixed or Adjustable Indicator
appraisal_date	Property Appraisal Date
appraisal_value	Property Appraisal Value
arm_index	ARM index
as_of_date	Balance Cutoff Date
balloon_flag	Balloon Indicator
bankruptcy	Bankruptcy Indicator
curr_balance	Current Balance
curr_note_rate	Current Note Rate
custodian	Custodian
debt_ratio	Back End Ratio
doc_type	Documentation Code
fico_score	Fico Score
first_pay_date	First Pay Date
first_pymt_adj_freq	First Payment Adjustment Frequency (in Months)
first_rate_adj_freq	Months To First Rate Adjustment
first_rate_cap	First Rate Cap
first_rate_chg_date	First Rate Change Date
foreclosure	Foreclosure Indicator
fpd_flag	First Pay Default Indicator
front_ratio	Front End Ratio
highcost_flag	High cost/Section 32 Indicator
io_flag	Interest Only Indicator
io_term	Interest Only Terms
jumbo_flag	Jumbo Loan Flag
lien_position	Lien Position
loan_no	Loan Number
manuf_housing_flag	Manufacturing Housing Indicator
margin	Margin / Factor
mature_date	Maturity Date
max_int_rate	Maximum Note Rate
mers_flag	Mers Id Indicator
mers_id	Mers Id
min_int_rate	Minimum Note Rate

mortgagor_name	Borrower Name
neg_amort_flag	Negative Amortization Indicator
neg_amort_limit	Negative Amortization Limit
next_due_date	Next Due Date
note_date	Note Date
note_type	Conventional, Nonconforming, Heloc, Partnership/Corp, etc
occupied_flag	Occupied Code
orig_balance	Original Note Balance
orig_pi_pymt	Original Principal and Interest Payment
orig_rate	Original/Start Note Rate/Teaser Rate
orig_term	Original Terms (in months)
other_lien_balance	Other Lien Balance (such as Junior and Senior Lien Balance)
paid_to_date	Paid To Date
period_pymt_cap	Periodic Payment Cap
period_rate_cap	Subsequent Rate Cap
pi_pymt	Current Principal and Interest Payment
pmi_coverage	Primary Mortgage Insurance Coverage Indicator
pmi_insurer_code	Primary Mortgage Insurance Company Code
prepay_flag	Prepayment Penalty Indicator (Y/N)
prepay_term	Prepayment Penalty Term
prepay_type	Prepayment Penalty Type
product	Product / Loan Program
prop_addr	Property Address
prop_city	Property City
prop_state	Property State
prop_type	Property Type Code
prop_zip	Property Zip Code
purchase_price	Property Sold Price
purpose_code	Loan Purpose Code
pymt_adj_freq	Subsequent Payment Adjustment Frequency (in Months)
pymt_chg_date	Next Payment Change Date
rate_adj_freq	Months Between Subsequent Rate Adjustment
rate_chg_date	Next rate change Date
reo_flag	Real Estate Own Indicator
self_employ_flag	Self Employ Indicator
tape_cltv	Original CLTV
tape_ltv	Original LTV
low_fico
units	Number of Units
commit_exp_date	Commitment Expiration Date
commit_price	Take Out Commitment Price
inv_code	Original Investor Code
investor	Original Investor
wet_status	W/D Trust status

EXHIBIT H

FORM OF CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT, dated as of [          ], 201[   ] (as amended, restated, supplemented or otherwise modified from time to time, this “Confidentiality Agreement”), between The Royal Bank of Scotland plc and [                 ].

In connection with your consideration of a possible or actual acquisition of a participating interest (the “Transaction”) in an advance, note or commitment of The Royal Bank of Scotland plc (“Buyer”) pursuant to a Master Repurchase Agreement among Buyer, PennyMac Corp., a Delaware corporation, as seller (“PMC” or “Seller”), PennyMac Holdings, LLC, a Delaware limited liability company (“PMH” or “Seller”), and PennyMac Operating Partnership, L.P., a Delaware limited partnership (“POP” or “Seller”, and together with PMC and PMH, the “Sellers”), dated February 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), you have requested the right to review certain non-public information regarding a Seller that is in the possession of Buyer. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or communicated orally) delivered to you by Buyer or its affiliates, directors, officers, employees, advisors, agents or “controlling persons” (within the meaning of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) (such affiliates and other persons being herein referred to collectively as Buyer “Representatives”) in connection with the consideration of a Transaction (such information being herein referred to as “Evaluation Material”), Buyer hereby requests your agreement as follows:

1.             The Evaluation Material will be used solely for the purpose of evaluating a possible Transaction with Buyer involving you or your affiliates, and unless and until you have completed such Transaction pursuant to a definitive agreement between you or any such affiliate and Buyer, such Evaluation Material will be kept strictly confidential by you and your affiliates, directors, officers, employees, advisors, agents or controlling persons (such affiliates and other persons being herein referred to collectively as “your Representatives”), except that the Evaluation Material or portions thereof may be disclosed to those of your Representatives who need to know such information for the purpose of evaluating a possible Transaction with Buyer (it being understood that prior to such disclosure your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this Confidentiality Agreement). You agree to be responsible for any breach of this Confidentiality Agreement by your Representatives.

2.             The term “Evaluation Material” does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives) or (ii) was or becomes available to you on a nonconfidential basis from a person not otherwise bound by a confidential agreement with Buyer or its Representatives or is not otherwise prohibited from transmitting the information to you. As used in this Confidentiality Agreement, the term “person” shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.

3.             In the event that you receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (i) immediately notify Buyer and such Seller of the existence, terms and circumstances surrounding such a request, (ii) consult with such Seller on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.

4.             Unless otherwise required by law in the opinion of your counsel, neither you nor your Representative will, without our prior written consent, disclose to any person the fact that the Evaluation Material has been made available to you.

5.             You agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of such Seller regarding the business, operations, prospects or finances of such Seller or the employment of such officer, director or employee, except with the express written permission of such Seller.

6.             You agree to comply with any and all applicable federal, state and local laws, rules, regulations and ordinances governing or relating to privacy rights in connection with its performance under this Confidentiality Agreement including, without limitation, the Gramm-Leach-Bliley Act.

7.             You understand and acknowledge that such Seller is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by Buyer.  None of such Seller, its respective affiliates or Representatives, nor any of its respective officers, directors, employees, agents or controlling persons (within the meaning of the 1934 Act) shall have any liability to you or any other person (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.

8.             You agree that neither Buyer nor such Seller has granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by Buyer.

9.             If you determine that you do not wish to proceed with the Transaction, you will promptly deliver to Buyer all of the Evaluation Material, including all copies and reproductions thereof in your possession or in the possession of any of your Representatives.

10.          Without prejudice to the rights and remedies otherwise available to such Seller, such Seller shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this Confidentiality Agreement. You agree to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

11.          The validity and interpretation of this Confidentiality Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). You submit to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Confidentiality Agreement.

12.          The benefits of this Confidentiality Agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this Confidentiality Agreement by the parties hereto shall be binding upon the respective successors and assigns.

13.          If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

14.          This Confidentiality Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party and may be modified or waived only by a separate letter executed by such Seller and you expressly so modifying or waiving such Agreement.

15.          For the convenience of the parties, any number of counterparts of this Confidentiality Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.  The parties agree that this Confidentiality Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

16.          Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Repurchase Agreement.

Kindly execute and return one copy of this letter which will constitute our Agreement with respect to the subject matter of this letter.

THE ROYAL BANK OF SCOTLAND PLC

By: RBS Securities Inc., its agent

By:
Name
Title:

Confirmed and agreed to

this day of , 201 .

By:
Name
Title:

EXHIBIT I

FORM OF PARTICIPATION CERTIFICATE

POOL NO. (or Freddie Mac CONTRACT NO.):

This Participation Certificate evidences a one hundred percent (100%) undivided beneficial ownership interest in (including the right to receive the payments of principal of and interest on) the Loans (the “Participation”) identified:

(Check Box)

(a)	Form HUD 11706 (Schedule of Pooled Mortgages);

(b)	Fannie Mae Form 2005 (Schedule of Mortgages); or

(c)	Freddie Mac Form 1034 (Fixed-Rate Custodial Certification Schedule) or Selling System computer tape.

The Participation has been sold to The Royal Bank of Scotland plc (“Buyer”) pursuant to the terms of that certain Master Repurchase Agreement, dated February 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among PennyMac Corp., a Delaware corporation, as seller (“PMC” or “Seller”), PennyMac Holdings, LLC, a Delaware limited liability company (“PMH” or “Seller”), and PennyMac Operating Partnership, L.P., a Delaware limited partnership (“POP” or “Seller”, and together with PMC and PMH, the “Sellers”), and Buyer.  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this Participation Certificate.

Upon delivery of the Related Security to Buyer or its assignee, Buyer’s beneficial ownership interest in the Loans evidenced in this Participation Certificate shall terminate in exchange for such Security, and this Participation Certificate shall be void and of no further effect.

This Participation Certificate may be amended only by a written agreement between Sellers and Buyer.

PENNYMAC CORP.

By:
Its:
Date:

I-1

AGGREGATE PRINCIPAL BALANCES OF THE LOANS (GIVING EFFECT TO PAYMENTS MADE AS OF               ,         ): $

Hereby authenticated by Deutsche Bank National Trust Company pursuant to the Custodial Agreement (May not be applicable for Freddie Mac)

By:
Its:
Date:

I-2

EXHIBIT J

FORM OF SECURITY RELEASE CERTIFICATION

[insert date]

The Royal Bank of Scotland plc
600 Washington Blvd.
Stamford, Connecticut 06901
Attention:

Re:          Security Release Certification

Effective as of       [DATE]                 [                       ] hereby relinquishes any and all right, title and interest it may have in and to the Loans described in Exhibit A attached hereto upon purchase thereof by The Royal Bank of Scotland plc (“Buyer”) from Seller named below pursuant to that certain Master Repurchase Agreement, dated as of February 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”) as of the date and time of receipt by [                      ] of $                         for such Loans (the “Date and Time of Sale”) and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Loans have been delivered and released to such Seller named below or its designees as of the Date and Time of Sale. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Name and Address of Lender:

[Custodian]

[           ]

For Credit Account No. [              ]

Attention:  [             ]

Phone:  [                ]

Further Credit — [              ]

[NAME OF WAREHOUSE LENDER]

By:
Name:
Title:

Seller named below hereby certifies to Buyer that, as of the Date and Time of Sale of the above mentioned Loans to Buyer, the security interests in the Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Loans.  Such Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Loans.

[PENNYMAC CORP.][PENNYMAC HOLDINGS, LLC][PENNYMAC OPERATING PARTNERSHIP, L.P.]

By:
Name:
Title:

EXHIBIT TO SECURITY RELEASE CERTIFICATION

[List of Loans]

EXHIBIT K

FORM OF TRADE ASSIGNMENT

(“Takeout Investor”)

(Address)

Attention:

Fax No.:

Dear Sirs:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), trade-dated                        ,         , to purchase

[FOR MORTGAGE LOANS] [residential mortgage loans, on a servicing released basis, having an unpaid principal balance of $               as of [          ] (the “Mortgage Loans”)] at a purchase price of $                       from                    on [insert settlement date]

[FOR SECURITIES]. [$            of     %        year,

(Check Box)

(a)	Fannie Mae; or

(b)	Freddie Mac

mortgage-backed pass-through securities (“Securities”) at a purchase price of $                       from                    on [insert Settlement Date].

Our intention is to assign $           of this Commitment’s full amount.  This is to confirm that (i) the form of this assignment conforms to the SIFMA guidelines, (ii) the Commitment is in full force and effect, (iii) the Commitment has been assigned to The Royal Bank of Scotland plc (“RBS”) as security for the Obligations of [PennyMac Corp.][PennyMac Holdings, LLC][PennyMac Operating Partnership, L.P.] (“Seller”) under the Master Repurchase Agreement, dated as of February 18, 2014, (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among RBS as Buyer, [PennyMac Corp.][PennyMac Holdings, LLC][PennyMac Operating Partnership, L.P.] and Seller, whose acceptance of such assignment is indicated below, [and] (iv) upon delivery of this trade assignment to you by RBS you will accept Seller’s direction set forth herein to pay RBS for such [Mortgage Loans/Securities], [(v) you will accept delivery of such Securities directly from RBS, (vi) RBS is obligated to make delivery of such Securities to you in accordance with the attached Commitment and (vii) you have released Seller from its obligation to deliver the Securities to you under the Commitment.]  Payment will be made “delivery versus payment (DVP)” to RBS in immediately available funds.  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this trade assignment.

K-1

If you have any questions, please call                                at (      )       -         immediately or contact him by fax at (      )       -        .

Very truly yours,

[PennyMac Corp.][PennyMac Holdings, LLC] [PennyMac Operating Partnership, L.P.]

By:
Title:
Date:

Agreed to:

The Royal Bank of Scotland plc

By: RBS Securities Inc., its agent

By:
Title:
Date:

Notice of delivery and confirmation of receipt are the obligations of RBS.  Prompt notification of incorrect information or rejection of the trade assignment should be made to [            ].

K-2